   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1999
                                                    REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             NEENAH FOUNDRY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             WISCONSIN                               3321                              39-1580331
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                          2121 BROOKS AVENUE, BOX 729,
                            NEENAH, WISCONSIN 54927
                                 (414) 725-7000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               C/O GARY W. LACHEY
               VICE PRESIDENT -- FINANCE, TREASURER AND SECRETARY
                          2121 BROOKS AVENUE, BOX 729,
                            NEENAH, WISCONSIN 54927
                                 (414) 725-7000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                                 LANCE C. BALK
                                KIRKLAND & ELLIS
                              153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4675
                           TELEPHONE: (212) 446-4800

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                                                           PROPOSED            PROPOSED
                                                        AMOUNT              MAXIMUM             MAXIMUM            AMOUNT OF
             TITLE OF EACH CLASS OF                      TO BE          OFFERING PRICE         AGGREGATE         REGISTRATION
           SECURITIES TO BE REGISTERED                REGISTERED          PER UNIT(1)      OFFERING PRICE(1)          FEE
---------------------------------------------------------------------------------------------------------------------------------
Neenah Foundry Company's 11 1/8% Senior
  Subordinated Notes due 2007, Series F..........     $90,045,000           $1,000            $90,045,000         $25,033.00
---------------------------------------------------------------------------------------------------------------------------------
Guarantees(2)....................................         N/A                 N/A                 N/A                 N/A
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) based upon the book value of the securities as of February 16, 1999.
(2) The Guarantee by each of Hartley Controls Corporation; Neenah Transport, Inc.; Deeter Foundry, Inc.; Mercer Forge Corporation; A & M Specialties, Inc.; Advanced Cast Products, Inc.; Belcher Corporation; Peerless Corporation; Dalton Corporation; Dalton Corporation, Facility; Dalton Corporation, Ashland Manufacturing Facility; Dalton Corporation, Kendallville Manufacturing Facility; Stryker Machining Facility Co. and Niemin Porter & Co. of the payment of principal and interest on the Notes is being registered hereby. Pursuant to Rule 457(g), no registration fee is required with respect to the Guarantees.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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--------------------------------------------------------------------------------

                                 HARTLEY CONTROLS CORPORATION
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           WISCONSIN                         3321                         39-0842568
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                    NEENAH TRANSPORT, INC.
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           WISCONSIN                         3321                         39-1378433
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                     DEETER FOUNDRY, INC.
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           NEBRASKA                          3321                         47-0355148
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                   MERCER FORGE CORPORATION
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                          3321                         25-1511711
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                    A & M SPECIALTIES, INC.
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         PENNSYLVANIA                        3321                         25-1741756
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                 ADVANCED CAST PRODUCTS, INC.
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                          3321                         25-1607691
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                      BELCHER CORPORATION
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                          3321                         52-1643193
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                     PEERLESS CORPORATION
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             OHIO                            3321                         52-1644462
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                      DALTON CORPORATION
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            INDIANA                          3321                         35-0259770
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                      DALTON CORPORATION,
                                 WARSAW MANUFACTURING FACILITY
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            INDIANA                          3321                         35-2054775
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                      DALTON CORPORATION,
                                ASHLAND MANUFACTURING FACILITY
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             OHIO                            3321                         34-1873079
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                      DALTON CORPORATION,
                              KENDALLVILLE MANUFACTURING FACILITY
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            INDIANA                          3321                         35-2054777
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                STRYKER MACHINING FACILITY CO.
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             OHIO                            3321                         34-1873080
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                      NIEMIN PORTER & CO.
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          CALIFORNIA                         3321                         33-0071223
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

PROSPECTUS

FEBRUARY [  ], 1999

                             NEENAH FOUNDRY COMPANY
 OFFER FOR ALL OUTSTANDING 11 1/8% SERIES E SENIOR SUBORDINATED NOTES DUE 2007
      IN EXCHANGE FOR 11 1/8% SERIES F SENIOR SUBORDINATED NOTES DUE 2007

      THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                              [           ], 1999
                                UNLESS EXTENDED.
We will not receive any proceeds from the exchange of these notes.

THE COMPANY:

- We manufacture a wide range of high quality ductile and gray iron castings for the heavy municipal market and selected segments of the industrial market.

- Neenah Foundry Company
  2121 Brooks Avenue, Box 729
  Neenah, Wisconsin 54957
  (920) 725-7000

PROPOSED TRADING FORMAT:

- The PORTAL market or directly with qualified buyers.

THE EXCHANGE OFFER:

- Offer for $87,000,000 in principal amount of outstanding 11 1/8% series E senior subordinated notes due 2007 in exchange for $87,000,000 in principal amount of 11 1/8% series F senior subordinated notes due 2007.
- The terms of the exchange notes are identical in all material respects to the terms of the outstanding old notes, except for certain transfer restrictions and registration rights pertaining to the old notes.

- This exchange offer will expire at 5 p.m. New York City time on [          ],
  1999 unless extended.

TERMS OF THE EXCHANGE NOTES:

MATURITY:

May 1, 2007

REDEMPTION:

- We may redeem the exchange notes at any time on or after May 1, 2002.

- Before May 1, 2000, we may, subject to certain requirements, redeem up to 40% of the exchange notes with the proceeds of certain types of public offerings of equity in our Company, our parent company, or the parent of our parent company.

MANDATORY OFFER TO REPURCHASE:

- IF WE SELL ALL OR SUBSTANTIALLY ALL OF OUR ASSETS OR EXPERIENCE SPECIFIC KINDS OF CHANGES IN CONTROL, WE MAY BE REQUIRED TO OFFER TO REPURCHASE THE EXCHANGE NOTES.

SECURITY:

- The exchange notes and the guarantees by our guarantor subsidiaries are unsecured.

GUARANTEES:

- If we cannot make payments on the exchange notes when due, our guarantor subsidiaries must make them instead.

RANKING:

- These exchange notes and the subsidiary guarantees rank:

  1. behind to all of our and our guarantor subsidiaries' current and future senior indebtedness (other than trade payables);

  2. equal with all of our and our guarantor subsidiaries' other current and future senior subordinated indebtedness; and

  3. ahead of all of our and our guarantor subsidiaries' other current and future indebtedness that expressly provides that it is not senior to these exchange notes and the subsidiary guarantees.

INTEREST:

- Fixed annual rate of 11 1/8%.

- Paid every six months on May 1 and November 1.

THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary..................      1
Risk Factors........................     11
Use of Proceeds.....................     18
Capitalization......................     19
Selected Consolidated Financial and
  Other Data........................     20
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................     23
Business............................     30
Management..........................     49
Ownership of Securities.............     53
Certain Relationships and Related
  Transactions......................     53

                                        PAGE
                                        ----
Description of Senior Bank
  Facilities........................     54
Description of Notes................     58
Exchange Offer......................     92
Certain United States Federal Income
  Tax Considerations................     98
Plan of Distribution................     99
Legal Matters.......................    100
Experts.............................    100
Incorporation of Certain Documents
  by Reference......................    101
Available Information...............    102
Index to the Financial Statements of
  Dalton Corporation................    F-1

                               PROSPECTUS SUMMARY

     On the cover page and in this summary, the words "Company," "we," "our," "ours," and "us" refer only to Neenah Foundry Company, Hartley Controls Corporation and Neenah Transport, Inc. and not to any of our other subsidiaries or to the initial purchaser. The following summary contains basic information about this exchange offer. It probably does not contain all the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire document and the documents we have referred you to.

     In addition, our management has estimated the market share percentages provided in this prospectus. We believe these estimates to be reliable, but these numbers have not been verified by an independent source.

                                  THE COMPANY

OVERVIEW

     Our Company, founded in 1872, is one of the largest manufacturers of a wide range of high quality ductile and gray iron castings for the heavy municipal market and selected segments of the industrial market.

     We believe our Company is the largest manufacturer of heavy municipal iron castings in the United States with approximately a 19% market share in fiscal 1998. Our broad range of heavy municipal iron castings includes manhole covers and frames, storm sewer frames and grates, heavy duty airport castings, specialized trench drain castings, specialty flood control castings and ornamental tree grates. We sell these municipal castings throughout the United States to state and local government entities, utility companies, precast concrete manhole structure producers and contractors for both new construction and infrastructure replacement. The municipal market generated approximately 41% of our net sales for the year ended September 30, 1998.

     We also believe we are a leading manufacturer of a wide range of complex industrial castings, including castings for medium- and heavy-duty truck drive line components, a broad range of castings for the farm equipment industry and specific components for compressors used in heating, ventilation and air conditioning systems. The industrial market generated approximately 56% of our net sales for the year ended September 30, 1998.

     In addition, we engineer, manufacture and sell customized sand control systems and related products, which are an essential part of the casting process, to other iron foundries. Sales of these sand control systems and related products represented approximately 3% of our net sales for the year ended September 30, 1998.

     We currently operate two modern foundries with an annual aggregate rated capacity of approximately 187,000 tons at a single site in Neenah, Wisconsin. From 1985 to 1997, we invested approximately $100.0 million in our production facilities, with approximately $73.0 million invested in a major plant modernization program from 1985 to 1990. This plant modernization program was a critical part of a long-term strategy to produce higher volume, value-added castings for our existing industrial customers. We also aimed to penetrate other selected segments of the industrial market, while preserving our position as the leader in the heavy municipal market. This modernization program entailed the closing of our oldest foundry, Plant 1, and the updating of our other two foundries, Plants 2 and 3, which enabled us both to produce higher volume, complex castings for selected industrial segments and to improve our cost position in the heavy municipal market.

Following the completion of the modernization program, we have steadily decreased our production of lower margin products such as axle covers and brake drums and increased the production of higher margin, more complex parts, such as transmission and axle housings.

                              RECENT ACQUISITIONS

     On March 30, 1998, we acquired the capital stock of Deeter Foundry, Inc. ("Deeter") for $24.3 million (excluding fees and expenses of $0.3 million), consisting of $20.4 million of cash and a $3.9 million seller note. ACP Holding Company, the parent company of our parent company, NFC Castings, Inc., issued the $3.9 million seller note to Deeter's selling shareholders. The seller note does not bear interest and matures on March 30, 1999. Payment of the principal amount of the seller note is supported by a letter of credit issued under our senior debt instruments. We financed the cash portion of the purchase price and all fees and expenses from cash on hand.

     Since 1945, Deeter has been producing gray iron castings for the heavy municipal market. Deeter's municipal casting product line includes manhole frames and covers, storm sewer inlet frames, grates and curbs, trench grating and tree grates. Deeter also produces a wide variety of special application construction castings. These products are used in waste treatment plants, airports, telephone and electrical construction projects.

     On April 3, 1998, we acquired all the capital stock of Mercer Forge Corporation ("Mercer") for $47.0 million in cash (excluding fees and expenses of $0.5 million). In order to finance our acquisition of Mercer, we amended and restated our then existing credit agreement between our Company, our parent company and our lenders. Our amended and restated credit agreement provided us with up to $75.0 million of term loans divided into two tranches: 1) $20.0 million of tranche A term loans and 2) $55.0 million of tranche B term loans. The $75.0 million of term loans were in addition to our existing $50.0 line of revolving credit available. On April 3, 1998, we borrowed $55.0 million of the tranche B loans and used $48.6 million to finance the acquisition of Mercer, to pay fees and expenses incurred in connection with the acquisition and to pay financing costs. The available tranche A term loans were not borrowed on April 3, 1998.

     Founded in 1954, Mercer is a leading producer of complex-shaped forged components for use in transportation, railroad, mining and heavy industrial applications. Mercer is also a leading producer of microalloy forgings. Mercer sells directly to original equipment manufacturers, as well as to industrial end users.

     On September 8, 1998, we acquired all the capital stock of Dalton Corporation ("Dalton") for $102.0 million in cash (excluding fees and expenses of $0.6 million). Dalton manufactures and sells gray iron castings for refrigeration systems, air conditioners, heavy equipment, engines, gear boxes, stationary transmissions, heavy duty truck transmissions and other automotive parts.

     On September 8, 1998, ACP Holding Company contributed the capital stock of Advanced Cast Products, Inc. ("ACP") to our Company. The fair market value of the contribution will be added to the amount of restricted payments we are permitted to make under the Indenture listed in the Section "Description of Notes" under the heading "Certain Covenants" and the subheading "Limitation on Restricted Payments." In connection with the contribution, we assumed $14.9 million of indebtedness of ACP and refinanced $14.6 million of the assumed indebtedness with borrowings under our senior bank facilities.

     ACP is a leading independent manufacturer of ductile and malleable iron castings that are produced through both traditional casting methods and through ACP's Evapcast lost foam casting process. ACP's production capabilities also include a range of finishing operations including austempering and machining. ACP sells its products primarily to companies in the heavy truck, construction equipment, railroad, mining, electrical fittings and automotive industries.

     In connection with the acquisition of Dalton and the contribution of the capital stock of ACP, our Company, our parent company and our lenders amended and restated our then existing credit agreement to provide us additional tranche B term loans of up to $70.0 million and an acquisition loan facility of up to $50.0 million. In connection with the acquisition of Dalton and the contribution of the capital stock of ACP, we borrowed $29.0 million under the acquisition loan facility, $20.0 million of tranche A term loans and $70.0 million of tranche B term loans.

     Currently, each of our recently acquired subsidiaries is operating as a separate subsidiary with independent operations under the direction of the management that was in place prior to our control. Although we currently do not plan to integrate our operations with those of any of our recently acquired subsidiaries, we may do so in the future. See "Risk Factors -- Integration of the Recent Acquisitions."

     We accounted for each of the Deeter, Mercer and Dalton acquisitions by using the purchase method of accounting. We accounted for the acquisition of ACP at historical cost in a manner similar to that in pooling of interest accounting because our company and ACP were under common control. Accordingly, our prior period financial statements for the period during which we and ACP were under common ownership are restated to reflect the contribution of capital stock of ACP to our Company.

     On December 31, 1998, we acquired Niemin Porter & Co., which conducts its business under the name Cast Alloys, Inc. ("Cast Alloys"), and its subsidiary, International Golf, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("International Golf") for $42 million in cash, subject to a post-closing adjustment. We financed the acquisition of Cast Alloys from a portion of the proceeds we received from issuance of the old notes.

     Cast Alloys' principal business is the manufacture of investment-cast titanium and stainless steel golf club heads. Cast Alloys operates out of three principal facilities in Chatsworth, California, Carlsbad, California and Northridge, California. Cast Alloys' wholly owned subsidiary, International Golf, operates as a cost center for Cast Alloys and is also principally involved in the manufacture of investment-cast titanium and stainless steel golf club heads. International Golf operates out of three facilities located in Tijuana, Baja California, Mexico. Cast Alloys is operated as our wholly owned subsidiary under the direction of our management.

     THROUGHOUT THIS PROSPECTUS, WE REFER TO THE ACQUISITIONS DESCRIBED ABOVE AS THE "RECENT ACQUISITIONS" AND TO THE SUBSIDIARIES AS THE "RECENTLY ACQUIRED SUBSIDIARIES." WE REFER TO THE FACILITIES AVAILABLE UNDER OUR EXISTING AMENDED AND RESTATED CREDIT AGREEMENT AS THE "SENIOR BANK FACILITIES." SEE "DESCRIPTION OF THE SENIOR BANK FACILITIES."

                             THE OLD NOTE OFFERING

Old Notes..................  We sold the old notes to Chase Securities Inc. on
                             November 24, 1998 pursuant to a purchase agreement. The initial purchaser subsequently resold the old notes to qualified institutional buyers pursuant to Rule 144A under the Securities and Exchange Act.

Exchange and Registration
  Rights Agreement.........  As required in the purchase agreement, we and the initial purchasers entered into a registration rights agreement on November 24, 1998 which granted them and any subsequent holders of the old notes certain exchange and registration rights. The exchange offer is intended to satisfy those exchange and registration rights. The exchange and registration rights we granted will terminate upon the consummation of our exchange offer.

                               THE EXCHANGE OFFER

Securities Offered.........  Up to $87,000,000 of 11 1/8% Series F Senior
                             Subordinated Notes due 2007. The terms of the exchange notes and old notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the old notes.

The Exchange Offer.........  We are offering to exchange the old notes for a like principal amount of exchange notes. Old notes may be exchanged only in integral principal multiples of $1,000. The issuance of the exchange notes is intended to satisfy obligations of the company and the guarantor subsidiaries contained in the registration rights agreement.

Expiration Date; Withdrawal
  of Tender................  Our exchange offer will expire 5:00 p.m. New York
                             City time, on [          , 1999], or such later
                             date and time as we may extend. Your tender of old notes pursuant to our exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted by us for exchange for any reason will be returned to you without expense as promptly as we can after the expiration or termination of our exchange offer.

Certain Conditions to the
  Exchange Offer...........  Based on an interpretation by the staff of the
                             Securities and Exchange Commission set forth in no-action letters issued to third parties, we believe that the exchange notes issued by us pursuant to the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is our "affiliate" within the meaning of Rule 405 under the Securities and Exchange Act as amended) by you without compliance with the registration and prospectus delivery provisions of the Securities and Exchange Act, provided that such exchange notes are acquired in the ordinary course of your business and that you do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of such exchange notes. Our obligation to accept for exchange, or to issue the exchange notes in exchange for, any old notes is subject to certain custom-ary conditions relating to compliance with any applicable law, or any applicable interpretation by any staff of the Securities and Exchange Commission, or any order of any governmental agency or court of law. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange
                             Offer -- Certain Conditions to the Exchange Offer."

Procedures for Tendering
  Old Notes................  Each holder of old notes wishing to accept the exchange offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such old notes and any other required documentation, to the exchange agent at the address set forth in the section "The Exchange Offer" under the heading "Procedures for Tendering Old Notes."

Use of Proceeds............  We will not receive any proceeds from the exchange of notes pursuant to our exchange offer.

Exchange Agent.............  United States Trust Company of New York is serving as the exchange agent in connection with our exchange offer.

Federal Income Tax
  Consequences.............  The exchange of old notes pursuant to the exchange offer should not be a taxable event to you for federal income tax purposes. See "Certain Federal Income Tax Considerations."

                                  THE OFFERING

The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the old notes differed with respect to certain transfer restrictions and certain registration rights.

Issuer........................   Neenah Foundry Company

Total Amount of Notes
Offered.......................   $87.0 million in principal amount of 11 1/8%
                                 Series F Senior Subordinated Notes due 2007.

Maturity......................   May 1, 2007.

Interest......................   Annual rate -- 11 1/8%.

                                 Payment frequency -- every six months on May 1 and November 1.

                                 First payment -- May 1, 1999.

Optional Redemption...........   On or after May 1, 2002, we may redeem some or
                                 all of the exchange notes (and any outstanding old notes) at any time at the redemption prices listed in the section "Description of Notes" under the heading "Optional Redemption."

                                 Before May 1, 2000, we may, subject to certain requirements, redeem up to 40% of the exchange notes and old notes with the proceeds of certain public offerings of equity in our Company, our parent company, or the parent of our parent company at the price listed in the section "Description of Notes" under the heading "Optional Redemption." If less than 60% of exchange notes and old notes will remain outstanding immediately after any such redemption, we cannot consummate such redemption.

Change of Control.............   Before May 1, 2002, we may, upon the occurrence
                                 of a change of control event, redeem the exchange notes (and any outstanding old notes) at a price listed in the section "Description of Notes" under the heading "Change of Control."

                                 We may be required to offer to repurchase the exchange notes (and such old notes) at a price listed in the section "Description of Notes" under the heading "Change of Control" if:

                                 - Prior to May 1, 2002, we do not exercise our
                                   option upon the occurrence of a change of control event to redeem the exchange notes (and any outstanding old notes), or

                                 - After May 1, 2002, a change of control event
                                   occurs.

Subsidiary Guarantees.........   The exchange notes will be (as are the old
                                 notes) fully guaranteed on an unsecured, senior subordinated basis by each guarantor subsidiary. Each guarantor subsidiary is our wholly owned subsidiary and a principal operating subsidiary. Certain of our future domestic subsidiaries that incur indebtedness and all future foreign subsidiaries that guarantee the senior bank facilities will also guarantee the exchange notes, as they guaranteed the old notes.

                                 If we cannot make payments on the exchange notes (or any old notes) when they are due, the guarantor subsidiaries must make them instead.

                                 The guarantor subsidiaries are also guarantors of our senior bank facilities and are jointly and severally liable with us on a senior basis for such obligations.

                                 To secure the obligations under our senior bank facilities, we pledged the capital stock of our Company and the guarantor subsidiaries pledged all of their capital stock. We and the guarantor subsidiaries also granted security interests in, or liens on, substantially all other tangible and intangible assets of our Company and the guarantors subsidiaries.

Ranking of the Exchange
Notes.........................   These exchange notes will be (as are the old
                                 notes) and the subsidiary guarantees are senior subordinated debts.

                                 They rank behind all of our and our guarantor subsidiaries' current and future senior indebtedness (other than trade payables).

                                 They rank equal with all of our and our
                                 guarantor subsidiaries' other senior
                                 subordinated indebtedness.

                                 They will rank ahead of all of our and our guarantor subsidiaries' other current and future subordinated indebtedness, except indebtedness that expressly provides that it is not senior to these exchange notes and the subsidiary guarantees.

                                 Assuming we had completed this exchange offer on December 31, 1998 and applied the proceeds as intended, the exchange notes and the subsidiary guarantees:

                                      - would have been subordinated to $145.1
                                        million of senior debt (excluding $4.6
                                        million of outstanding letters of
                                        credit);

                                      - would have ranked equally with $195.0
                                        million principal amount of other senior subordinated debt; and

                                      - would not have ranked senior to any
                                        other debt.

Basic Covenants of the
  Indenture...................   We will issue the exchange notes under an
                                 indenture with United States Trust Company of
                                 New York, as trustee. The indenture will, among other things, place certain limitations on our ability, and the ability of some of our subsidiaries, to:

                                      - borrow money or make certain restricted
                                        payments,

                                      - change the nature of the business,

                                      - pay dividends on stock or repurchase
                                        stock and certain subordinated
                                        obligations,

                                      - enter into sale and lease back
                                        transactions,

                                      - make investments,

                                      - enter into transactions with affiliates,

                                      - use assets as security in other
                                        transactions,

                                      - create liens, and

                                      - sell certain assets or merge with or
                                        into other companies.

                                 For more details, see the section "Description of Notes" under the heading, "Certain Covenants" and "Merger and Consolidation."

Transfer Restrictions.........   The exchange notes are new securities, and
                                 there is currently no established market for them. We do not intend to list the exchange notes on any securities exchange.

     The address for our Company and each of the guarantor subsidiaries is 2121 Brooks Avenue, Box 729, Neenah, Wisconsin 54927 and the telephone number is
(920) 725-7000.

                                  RISK FACTORS

     Holders of old notes should carefully consider all of the information set forth in this prospectus.

     SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH YOUR INVESTMENT IN THE EXCHANGE NOTES.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

     The following table sets forth summary consolidated financial and other data of (i) the Predecessor Company as of March 31, 1994, 1995, 1996 and 1997 and April 30, 1997 and for each of the years ended March 31, 1994, 1995, 1996 and 1997 and the one month period ended April 30, 1997, which have been derived from the Predecessor Company's consolidated financial statements which have been audited by Ernst & Young LLP, other than the consolidated balance sheets as of March 31, 1994 and April 30, 1997, which were audited by another independent auditor, (ii) the Company as of September 30, 1997 and 1998 and for the five months ended September 30, 1997 and for the year ended September 30, 1998, which have been derived from the Company's consolidated financial statements which have been audited by Ernst & Young LLP and (iii) the Company as of December 31, 1997 and 1998 and for the three months ended December 31, 1997 and 1998 which have been derived from the Company's unaudited interim condensed consolidated financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position for and as of the end of such period. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any other future period. The Company changed its fiscal year end to September 30 from March 31 effective September 30, 1997.

     The summary financial and other data should be read in conjunction with "Summary -- Recent Developments," "Capitalization," "Selected Consolidated Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus and the consolidated financial statements and related notes of the Company incorporated herein by reference.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

                                                                       PREDECESSOR COMPANY
                                                  -------------------------------------------------------------    FIVE MONTHS
                                                         FISCAL YEAR ENDED MARCH 31,              ONE MONTH           ENDED
                                                  -----------------------------------------         ENDED         SEPTEMBER 30,
                                                    1994       1995       1996       1997     APRIL 30, 1997(4)      1997(5)
                                                  --------   --------   --------   --------   -----------------   -------------
                                                                             (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
 Net sales......................................  $131,982   $160,621   $166,951   $165,426       $ 17,276          $108,353
 Gross profit...................................    25,451     39,640     45,320     48,690          5,925            30,909
 Operating income...............................    11,837     22,967     28,337     31,143          4,173            18,357
 Interest expense (income), net.................     1,043        397       (481)    (1,162)          (121)            9,991
 Net income (loss)..............................     6,581     13,704     17,142     19,838          2,679             2,736
BALANCE SHEET DATA (AT END OF PERIOD):
 Cash and cash equivalents......................  $    118   $    238   $ 10,126   $ 22,403       $ 29,043          $ 20,346
 Working capital(1).............................    14,596     15,174     18,094     21,438         21,124            23,175
 Total assets...................................    74,327     73,813     82,957     93,869        103,402           358,406
 Total debt.....................................    13,325        887        241        134            128           218,413
 Total stockholders' equity.....................    37,929     43,198     54,790     68,857         74,883            47,407

OTHER DATA:
 EBITDA(2)......................................  $ 18,577   $ 29,809   $ 35,113   $ 38,024       $  4,691          $ 26,056
 Depreciation and amortization..................     6,740      6,842      6,776      6,881            518             7,699
 Capital expenditures...........................     4,583      3,665      7,275      4,546            190             3,081
 Net cash provided by (used in):
   Operating activities.........................    18,301     23,581     22,273     23,479          3,917            25,160
   Investing activities.........................    (4,949)    (3,412)    (7,299)    (3,104)          (191)          (14,702)
   Financing activities.........................   (13,313)   (20,049)    (5,086)    (8,098)         2,917            (1,656)
 Cash interest expense(3).......................     1,049        624         84         39              1            10,016


                                                      YEAR        THREE MONTHS   THREE MONTHS
                                                      ENDED          ENDED          ENDED
                                                  SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                      1998            1997           1998
                                                  -------------   ------------   ------------
                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
 Net sales......................................    $ 303,414       $ 57,988       $115,264
 Gross profit...................................       80,963         14,645         21,119
 Operating income...............................       50,006          8,965         10,097
 Interest expense (income), net.................       27,203          5,840          9,907
 Net income (loss)..............................       11,489          1,616           (359)
BALANCE SHEET DATA (AT END OF PERIOD):
 Cash and cash equivalents......................    $  19,798       $ 21,994       $ 34,683
 Working capital(1).............................       62,573         26,782         75,001
 Total assets...................................      584,309        348,511        638,608
 Total debt.....................................      371,871        212,389        432,271
 Total stockholders' equity.....................       67,922         55,770         67,563
OTHER DATA:
 EBITDA(2)......................................    $  69,660       $ 12,766       $ 18,923
 Depreciation and amortization..................       19,654          3,801          8,826
 Capital expenditures...........................       13,117          1,612          6,856
 Net cash provided by (used in):
   Operating activities.........................       24,236          2,473          6,780
   Investing activities.........................     (182,168)        (1,612)       (49,340)
   Financing activities.........................      157,384            787         57,445
 Cash interest expense(3).......................       27,383          6,047         10,172

---------------

(1) Working capital represents total current assets (excluding cash and cash equivalents) less total current liabilities (excluding the revolving credit facility and the current portion of long-term debt).

(2) EBITDA represents operating income plus depreciation and amortization. The Company has included information concerning EBITDA because management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. The Company understands that, while EBITDA is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow from operating activities as a measure of liquidity, an alternative to net income as an indicator of the Company's operating performance or an alternative to any other measure of performance in conformity with generally accepted accounting principles.

(3) Cash interest expense is defined as interest expense less amortization of debt issuance cost plus amortization of premium on senior subordinated notes issued July 1, 1997 and November 24, 1998.

(4) See "-- The Merger."

(5) The Company changed its fiscal year end to September 30 from March 31 effective September 30, 1997.

                                  RISK FACTORS

This Prospectus includes "forward looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act including, in particular, the statements about the Company's plans, strategies, and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business". Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward looking statements we make in this Prospectus are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the following cautionary statements. As used in this section, unless the context otherwise requires, the terms "Company," "we," "our," "ours," and "us" refer to Neenah Foundry Company and all of its subsidiaries including the Recently Acquired Subsidiaries.

SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF OUR COMPANY AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE EXCHANGE NOTES. We have now and, after the offering, will continue to have a significant amount of indebtedness. The following chart presents our total indebtedness and our indebtedness senior to the exchange notes as of December 31, 1998 and our ratio of earnings to fixed charges for the year ended September 30, 1998 and the three months ended December 31, 1998:

                                                                        AT DECEMBER 31, 1998
                                                                        --------------------
Total indebtedness (excluding $4.6 million of outstanding
  letters of credit)........................................               $432.3 million
Indebtedness senior to the exchange notes (excluding $4.6
  million of outstanding letters of credit).................               $145.1 million

                                                    FOR THE YEAR ENDED   FOR THE THREE MONTHS ENDED
                                                    SEPTEMBER 30, 1998       DECEMBER 31, 1998
                                                    ------------------   --------------------------
Ratio of earnings to fixed charges................             1.8x                     1.0x

Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to these exchange notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     -  increase our vulnerability to increases in interest rates;

     - limit our ability to fund future working capital, capital expenditures, research and development costs, acquisitions and other general corporate requirements;

     - require a substantial portion of our cash flow from operations for debt payments, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts, acquisitions and other general corporate purposes;

     - limit our flexibility to plan for, or react to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     -  limit our ability to borrow additional funds.

Any of the above listed factors could materially adversely affect us. See "Description of the Senior Bank Facilities" and "Description of Exchange Notes."

ABILITY TO SERVICE DEBT -- TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL. Our ability to make payments on and to refinance our indebtedness, including these exchange notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our senior bank facilities will be adequate to meet our future liquidity needs for at least the next few years.

We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior bank facilities in an amount sufficient to enable us to pay our indebtedness, including these exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these exchange notes on or before maturity. We might not be able to refinance any of our indebtedness, including our senior bank facilities and these exchange notes, on commercially reasonable terms or at all.

SUBORDINATION -- YOUR RIGHT TO RECEIVE PAYMENTS ON THESE EXCHANGE NOTES IS JUNIOR TO ALL OF OUR EXISTING AND FUTURE SENIOR INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THESE EXCHANGE NOTES ARE JUNIOR TO ALL OUR GUARANTOR SUBSIDIARIES' EXISTING AND FUTURE SENIOR INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS. These exchange notes and the subsidiary guarantees rank behind all of our and our guarantor subsidiaries' existing and future senior indebtedness and all of our and their future borrowings, except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the exchange notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of our guarantor subsidiaries in a bankruptcy or similar proceeding relating to us or our guarantor subsidiaries, the holders of senior indebtedness of our company and our guarantor subsidiaries will be entitled to be paid in full in cash before any payment may be made with respect to these exchange notes or the subsidiary guarantees.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to our Company or our guarantor subsidiaries, holders of the exchange notes will participate with all other holders of subordinated indebtedness of our Company and our guarantor subsidiaries in the assets remaining after we and our guarantor subsidiaries have paid all of the senior debt. Because our senior debt must be paid first, you may receive less than holders of senior debt in any such proceeding. In any of these cases, we and our guarantor subsidiaries may not have sufficient funds to pay all of our creditors, therefore, holders of exchange notes may receive ratably less than the holders of senior debt.

RESTRICTIONS IMPOSED BY THE SENIOR BANK FACILITIES AND THE INDENTURE -- WE ARE SUBJECT TO RESTRICTIONS CONTAINED IN OUR SENIOR BANK FACILITIES AND IN THE INDENTURE. FAILURE TO COMPLY WITH ANY OF THE RESTRICTIONS COULD RESULT IN ACCELERATION OF OUR DEBT. OUR SENIOR BANK FACILITIES AND THE INDENTURE RESTRICT OUR ABILITY TO:

     -  incur additional indebtedness,

     -  pay dividends and make distributions,

     -  make certain investments, loans, or advances,

     -  incur guarantee obligations,

     -  prepay other indebtedness,

     -  create liens,

     -  make acquisitions,

     -  change the nature of our business,

     -  make capital expenditures,

     -  enter into transactions with affiliates,

     -  enter into sale and leaseback transactions,

     -  merge or consolidate our company or any guarantors, and

     -  transfer and sell assets.

In addition, we must maintain minimum debt service interest ratios and maximum leverage ratios and satisfy minimum net worth tests under our senior bank facilities. A failure to comply with the restrictions contained in the senior bank facilities could lead to an event of default which could result in an acceleration of such indebtedness. Such an acceleration would also constitute an event of default under the indenture relating to the exchange notes. See "Description of Senior Bank Facilities."

INTEGRATION OF THE RECENT ACQUISITIONS -- THE INTEGRATION AND CONSOLIDATION OF THE RECENTLY ACQUIRED SUBSIDIARIES AND ANY FUTURE ACQUISITIONS MAY REQUIRE SUBSTANTIAL MANAGEMENT, FINANCIAL AND OTHER RESOURCES. THE DIVERSION OF THESE RESOURCES AND THE INCREASED SIZE OF OUR COMPANY MAY SUBJECT US TO OPERATIONAL RISKS. The recently acquired subsidiaries constitute our first significant acquisitions. While we believe that our financial, management and other resources are sufficient to accomplish any integration of the recently acquired subsidiaries, we cannot provide any assurance that our resources will be adequate in this regard or that any attempt to integrate the recently acquired subsidiaries will not adversely affect the operation of our Company.

In addition, the increased size of our consolidated Company following our recent acquisitions may pose different and greater operational challenges than we have experienced in the past. We believe that the recently acquired subsidiaries will enhance our competitive position and the business prospects of our consolidated Company. However, we cannot provide any assurance that such benefits will be realized, that the combination of our Company and the recently acquired subsidiaries will be successful, or that management will be able to profitably operate our consolidated Company following any integration.

We believe that there are additional opportunities for growth through the completion of future strategic acquisitions. We engage in evaluations of potential acquisitions and are in various stages of discussion regarding possible acquisitions. Currently, there are no definitive agreements or letters of intent with respect to any material acquisition. Any such future acquisitions may result in significant transaction expenses and risks associated with entering new markets in addition to the integration and consolidation risks described above. We may not have sufficient management, financial and other resources to integrate any such future acquisitions and we may be unable to profitably operate our consolidated Company. See "Summary -- Recent Acquisitions."

DEPENDENCE ON KEY PERSONNEL -- THE RESULTS OF OUR OPERATIONS DEPEND UPON OUR ABILITY TO MAINTAIN CERTAIN KEY PERSONNEL AND TO RECRUIT AND RETAIN OTHER HIGHLY QUALIFIED EMPLOYEES. Our ability to maintain our competitive position in the future depends upon our success in maintaining certain key senior management, including our Chairman and Chief Executive Officer, James K. Hildebrand, and attracting and retaining other highly qualified managerial and manufacturing personnel. Loss of key personnel and/or our failure to identity and recruit highly qualified personnel could materially adversely affect our results of operations. See "Management."

CONCENTRATION OF CUSTOMERS -- CERTAIN KEY CUSTOMERS ACCOUNT FOR A SIGNIFICANT AMOUNT OF OUR NET SALES. A REDUCTION OR TERMINATION OF PURCHASES BY ANY KEY CUSTOMER COULD ADVERSELY AFFECT OUR

RESULTS OF OPERATIONS. The customer base of our Company and some of the Recently Acquired Subsidiaries is concentrated. Specifically,

     - Sales to the largest customer, Dana Corporation, accounted for 10% of total net sales for the fiscal year ended September 30, 1998;

     - Sales to the top three customers accounted for approximately 27% of net sales for the fiscal year ended September 30, 1998;

A significant reduction in purchases by any of these key customers or a loss of any of these key customers could materially adversely affect our business, financial condition and results of operations. See "Business -- The Company (other than the Recently Acquired Subsidiaries) -- Products, Customers and Markets," "-- Dalton Corporation," "-- Advanced Cast Products, Inc." and
"-- Mercer Forge Company."

FINANCING CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE REPURCHASE OPTION CONTAINED IN THE
INDENTURE. Upon the occurrence of certain specific kinds of change of control events, you will have the right to require us to repurchase all or a portion of your exchange notes. The repurchase price will be 101% of the face value of the exchange note, plus any accrued and unpaid interest. However, it is possible that we will not have sufficient funds at the time of the change of control event to make the repurchases or that restrictions in our senior bank facilities will not allow us to make such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the Indenture. See "Description of the Senior Bank Facilities" and "Description of Notes -- Change of Control."

DEPENDENCE ON INDUSTRY/CYCLICALITY -- IF CERTAIN MARKETS IN WHICH OUR CUSTOMERS OPERATE EXPERIENCE DOWNTURNS, THEN DEMAND FOR, AND PRICES OF, OUR PRODUCTS COULD BE REDUCED. Our Company has historically experienced moderate cyclicality in the heavy municipal and farm equipment markets. Sales of municipal castings are influenced by, among other things, public spending. Our industrial sales are largely dependent on orders from original equipment manufacturers of medium-and heavy-duty trucks and truck components and their first-tier suppliers and orders for farm equipment. The truck market has historically been subject to fluctuations due to general economic conditions and, in particular, the industrial sector of the economy. There can be no assurance that the truck market will not continue to experience fluctuations. The farm equipment market has also experienced cyclicality. A downturn in these markets could reduce demand for, and prices of, our products. A significant downturn in either of these markets could materially adversely affect our Company's business, financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION -- THE MARKETS WHICH WE TARGET ARE HIGHLY COMPETITIVE. WE MAY NOT BE ABLE TO MAINTAIN OR IMPROVE OUR COMPETITIVE POSITION IN THESE MARKETS. The markets for our Company's, Dalton's, ACP's and Deeter's products are highly competitive. Competition is based on:

     -  price;

     -  qualify of product;

     -  range of capability;

     -  level of service; and

     -  reliability of delivery.

Each of the Company, Dalton, ACP and Deeter face numerous competitors, including:

     -  independent and captive domestic iron foundries;

     -  foreign iron foundries, including certain foundries located in India;
        and

     - several large domestic foundries and manufacturers whose casting products are made with materials other than ductile and gray iron, such as steel or aluminum.

Industry consolidation over the past decade has resulted in significant reduction in the number of smaller foundries and a rise in the share of production by larger foundries. Some of these consolidated foundries have significantly greater financial resources than any of our Company, Dalton, ACP and Deeter. There can be no assurance that any of our Company, Dalton, ACP and Deeter will be able to maintain or improve its competitive positions in the markets in which it competes. See "Business -- The Company (other than the Recently Acquired Subsidiaries) -- Competition."

Mercer competes primarily in a highly fragmented industry, which includes several dozen other press forgers and hammer forge shops. Competition in the foregoing industry is primarily price based, but engineering, quality and dependability are also important, particularly with respect to building and maintaining customer relationships. Some of Mercer's competitors have significantly greater resources than Mercer. There can be no assurance that Mercer will be able to maintain or improve its competitive position in the markets in which it competes. See "Business -- Mercer Forge
Company -- Competition."

CONTROLLING SHAREHOLDERS -- THE INTERESTS OF OUR CONTROLLING SHAREHOLDERS MAY BE IN CONFLICT WITH YOUR INTERESTS AS A HOLDER OF EXCHANGE NOTES. We are a wholly owned subsidiary of our parent company, NFC Castings, Inc. Likewise, our parent company is a wholly owned subsidiary of its parent company, ACP Holding Company. ACP Holding Company is wholly owned by ACP Products, L.L.C. which in turn is owned in part by Citicorp Venture Capital, Ltd. and certain other investors. Therefore, Citicorp Venture Capital, Ltd. and these certain other investors beneficially own approximately 90% of our common stock and, together with certain members of our senior management and certain members of the senior management of our recently acquired subsidiaries, collectively have the ability to elect the entire board of directors and generally to control our affairs and policies. Circumstances may occur in which the interests of Citicorp Venture Capital, Ltd. and these certain other investors, as shareholders of our Company, could be in conflict with the interests of the holders of the exchange notes. In addition, Citicorp Venture Capital, Ltd. and these certain other investors may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve disproportionate risks to the holders of the exchange notes. See "Ownership of Securities" and "Certain Relationships and Related Transactions."

YEAR 2000 ISSUE. The "Year 2000 Issue" refers generally to the problems that some software may have in determining the correct century for the year. For example, software with date-sensitive functions that is not Year 2000 compliant may not be able to distinguish whether "00" means 1900 or 2000, which may result in failures or the creation of erroneous results. Currently, many computer \systems and software products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. If we, or third parties with which we do business, fail to comply with Year 2000 requirements our Company could be materially adversely impacted.

FRAUDULENT CONVEYANCE MATTERS -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES, SUBORDINATE CLAIMS IN RESPECT OF THE NOTES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM
GUARANTORS. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees of our guarantor subsidiaries could be voided, or claims in respect of the exchange notes or the subsidiary guarantees could be subordinated to all of our other debts or all other debts of our guarantor subsidiaries if, among other things:

     - We incurred such indebtedness with the intent of hindering, delaying or defrauding then-existing or future creditors;

     - We received less than reasonably equivalent value or fair consideration for incurring such indebtedness and, at the time of the incurrence of such indebtedness, we:

         1.  were insolvent or rendered insolvent by reason of such incurrence;

         2. were engaged in a business or transaction for which the assets remaining with our Company constituted unreasonably small capital; or

         3. intend to incur, or believed that we would incur, debts beyond our ability to pay as they mature; or

     - Any guarantor subsidiary received less than reasonably equivalent value or fair consideration for the incurrence of such subsidiary guarantee and, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, any guarantor subsidiary:

         1.  was insolvent or rendered insolvent by reason of such incurrence;
             or

         2. was engaged in a business or transaction for which such guarantor's remaining assets constituted unreasonably small capital; or

         3. intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by us or that guarantor subsidiary pursuant to its subsidiary guarantee could be voided and required to be returned to us or the guarantor subsidiary, or to a fund for the benefit of our creditors or the creditors of the guarantor subsidiary.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor subsidiary would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

     - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     -  it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we and each guarantor subsidiary, after giving effect to its guarantee of these exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

ENVIRONMENTAL MATTERS -- RISK OF ENVIRONMENTAL LIABILITY IS INHERENT IN THE NATURE OF OUR BUSINESS AND WE MAY INCUR SIGNIFICANT COSTS TO COMPLY WITH MORE STRINGENT ENVIRONMENTAL POLICIES. Our facilities are subject to numerous federal, state and local laws and regulations relating to pollution and the protection of the environment and worker health and safety, including:

     -  those relating to discharges to air, water and land;

     -  the handling and disposal of solid and hazardous waste;

     -  the operation of landfills; and

     -  the cleanup of properties affected by hazardous substances.

We do not anticipate any material adverse effect on our business, financial condition or results of operations as a result of our efforts to comply with, or our liabilities under, such requirements. Risk of environmental liability is inherent in the manufacturing of casting and forging products. Changes in environmental laws and regulations or the discovery of previously unknown contamination or other liabilities relating to our properties and operations could materially adversely affect our business, financial condition or results of operations. In particular, we might incur significant capital and other costs to comply with increasingly stringent air emission control laws and enforcement policies. See "Business -- The Company (other than the Recently Acquired Subsidiaries) -- Environmental Matters."

NO PRIOR MARKET FOR EXCHANGE NOTES -- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE EXCHANGE NOTES. Prior to this offering, there was no public market for these exchange notes. We have been informed by the underwriter that it intends to make a market in these exchange notes after this offering is completed. However, the underwriter may cease its market-making at any time. In addition, the liquidity of the trading market in these exchange notes, and the market price quoted for these exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for these exchange notes.

DEBT CHARACTERIZATION AND INTEREST INCOME -- IF THE EXCHANGE NOTES ARE TREATED OTHER THAN AS INDEBTEDNESS, WE MAY LOSE OUR ENTITLEMENT TO CLAIM A DEDUCTION FOR INTEREST PAYMENTS WE MAKE ON THE EXCHANGE NOTES. A LOSS OF THIS DEDUCTION WOULD DECREASE OUR CASH FLOW AND CONSEQUENTLY OUR ABILITY TO MAKE PAYMENTS WITH RESPECT TO THE EXCHANGE NOTES. For U.S. federal income tax purposes, we and each noteholder will agree to treat each exchange note as indebtedness. If such treatment were not respected, the exchange notes would likely be treated as equity ownership interests in our Company. If the exchange notes are treated as equity ownership interests, we would not be entitled to claim a deduction for interest payable on the exchange notes. As a result, our after-tax cash flow and, consequently, our ability to make payments with respect to the exchange notes could be reduced. In addition, a Non-U.S. Holder (as defined in the section headed "Certain U.S. Federal Income Tax Considerations") may be subject to withholding on interest payments on the exchange notes.

                                USE OF PROCEEDS

     Our Company will not receive any proceeds from this exchange offer.

                                 CAPITALIZATION

     The following table sets forth as of September 30, 1998 (i) the consolidated historical capitalization of the Company, and (ii) the unaudited consolidated pro forma capitalization of the Company after giving effect to the issuance of the Notes and the application of the proceeds therefrom were consummated on such date. This table should be read in conjunction with the "Selected Consolidated Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus and the consolidated financial statements and related notes of the Company incorporated herein by reference.

                                                                   DECEMBER 31, 1998
                                                              ----------------------------
                                                               ACTUAL        PRO FORMA
                                                              --------    ----------------
                                                                 (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $ 34,683        $ 34,683
                                                              ========        ========
Debt:
  Term Loan Facilities(1)...................................
     Tranche A Loans........................................  $ 19,250        $ 19,250
     Tranche B Loans........................................   124,628         124,628
  Revolving Credit Facility(2)..............................        --              --
  Acquisition Loan Facility(3)..............................        --              --
  11 1/8% Series B Senior Subordinated Notes due 2007.......   150,000         150,000
  11 1/8% Series D Senior Subordinated Notes due 2007,
     including unamortized premium of $2,193................    47,193          47,193
  11 1/8% Series E Senior Subordinated Notes due 2007,
     including unamortized premium of $2,985 million........    89,985              --
  11 1/8% Series F Senior Subordinated Notes due 2007,
     including unamortized premium of $2,985 million........        --          89,985
  Other.....................................................     1,215           1,215
                                                              --------        --------
          Total debt........................................   432,271         432,271
Stockholders' equity:
  Common stock..............................................       100             100
  Additional paid-in capital................................    55,167          55,167
  Retained earnings.........................................    13,866          13,866
  Pension liability adjustment..............................    (1,570)         (1,570)
                                                              --------        --------
          Total stockholders' equity........................    67,563          67,563
                                                              --------        --------
          Total capitalization..............................  $499,834        $499,834
                                                              ========        ========

---------------
(1) The Term Loan Facilities consist of: (i) a Tranche A Loan Facility in an aggregate principal amount of $19.25 million with a final maturity of September 30, 2003 and (ii) a Tranche B Loan Facility in an aggregate principal amount of $124.6 million with a final maturity of September 30, 2005.

(2) Total borrowings of up to $50.0 million are available under the Revolving Credit Facility for working capital purposes and to fund certain permitted acquisitions. The Revolving Credit Facility includes a $15 million sub-limit for letters of credit, of which $4.6 million were outstanding as of December 31, 1998.

(3) Total borrowings of up to $50.0 million are available under the Acquisition Loan Facility to finance certain permitted acquisitions.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     The following table sets forth selected consolidated financial and other data of (i) the Predecessor Company as of March 31, 1994, 1995, 1996, and 1997 and April 30, 1997 and for each of the years ended March 31, 1994, 1995, 1996 and 1997 and the one month period ended April 30, 1997, which have been derived from the Predecessor Company's consolidated financial statements which have been audited by Ernst & Young LLP, other than the consolidated balance sheet as of March 31, 1994 and April 30, 1997, which were audited by another independent auditor, (ii) the Company as of September 30, 1997 and 1998 and for the five months ended September 30, 1997 and for the year ended September 30, 1998, which have been derived from the Company's consolidated financial statements which have been audited by Ernst & Young LLP and (iii) the Company as of December 31, 1997 and 1998 and for the three months ended December 31, 1997 and 1998, which have been derived from the Company's unaudited interim condensed consolidated financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position for and as of the end of such period. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any other future period. The Company changed its fiscal year end to September 30 from March 31 effective September 30, 1997.

     The selected financial and other data should be read in conjunction with "Summary -- Recent Developments," "Capitalization," "Summary Consolidated Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus and the consolidated financial statements and related notes of the Company incorporated herein by reference.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

                                                               PREDECESSOR COMPANY
                                          --------------------------------------------------------------
                                                                                          ONE MONTH           FIVE MONTHS
                                                 FISCAL YEAR ENDED MARCH 31,                ENDED                ENDED
                                          -----------------------------------------       APRIL 30,          SEPTEMBER 30,
                                            1994       1995       1996       1997          1997(5)              1997(6)
                                          --------   --------   --------   --------   ------------------   -----------------
                                                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
 Net sales..............................  $131,982   $160,621   $166,951   $165,426        $17,276             $108,353
 Cost of sales..........................   106,531    120,981    121,631    116,736         11,351               77,444
                                          --------   --------   --------   --------        -------             --------
 Gross profit...........................    25,451     39,640     45,320     48,690          5,925               30,909
 Selling, general and administrative
   expenses.............................    13,614     16,673     16,983     17,547          1,752                8,652
 Amortization expense...................        --         --         --         --             --                3,900
                                          --------   --------   --------   --------        -------             --------
 Operating income.......................    11,837     22,967     28,337     31,143          4,173               18,357
 Interest expense (income), net.........     1,043        397       (481)    (1,162)          (121)               9,991
                                          --------   --------   --------   --------        -------             --------
 Income before income taxes and
   extraordinary item...................    10,794     22,570     28,818     32,305          4,294                8,366
 Provision for income taxes.............     4,213      8,866     11,676     12,467          1,615                4,000
                                          --------   --------   --------   --------        -------             --------
 Income (loss) before extraordinary
   item.................................     6,581     13,704     17,142     19,838          2,679                4,366
 Extraordinary item, net of income tax
   benefit..............................        --         --         --         --             --                1,630
                                          --------   --------   --------   --------        -------             --------
 Net income (loss)......................  $  6,581   $ 13,704   $ 17,142   $ 19,838        $ 2,679             $  2,736
                                          ========   ========   ========   ========        =======             ========

BALANCE SHEET DATA (AT END OF PERIOD):
 Cash and cash equivalents..............  $    118   $    238   $ 10,126   $ 22,403        $29,043             $ 20,346
 Working capital(1).....................    14,596     15,174     18,094     21,438         21,124               23,175
 Total assets...........................    74,327     73,813     82,957     93,869        103,402              358,406
 Total debt.............................    13,325        887        241        134            128              218,413
 Total stockholders' equity.............    37,929     43,198     54,790     68,857         74,883               47,407
OTHER DATA:
 EBITDA(2)..............................  $ 18,577   $ 29,809   $ 35,113   $ 38,024        $ 4,691             $ 26,056
 Depreciation and amortization..........     6,740      6,842      6,776      6,881            518                7,699
 Capital expenditures...................     4,583      3,665      7,275      4,546            190                3,081
 Net cash provided by (used in):
   Operating activities.................    18,301     23,581     22,273     23,479          3,917               25,160
   Investing activities.................    (4,949)    (3,412)    (7,299)    (3,104)          (191)             (14,702)
   Financing activities.................   (13,313)   (20,049)    (5,086)    (8,098)         2,917               (1,656)
 Cash interest expense(3)...............     1,049        624         84         39              1               10,016
 Ratio of earnings to fixed
   charges(4)...........................       9.5x      25.9x      70.3x      81.4x           2.5x                 1.8x


                                              YEAR        THREE MONTHS    THREE MONTHS
                                              ENDED           ENDED          ENDED
                                          SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,
                                              1998            1997            1998
                                          -------------   -------------   ------------

STATEMENT OF INCOME DATA:
 Net sales..............................    $303,414        $ 57,988        $115,264
 Cost of sales..........................     222,451          43,343          94,145
                                            --------        --------        --------
 Gross profit...........................      80,963          14,645          21,119
 Selling, general and administrative
   expenses.............................      23,230           4,268           7,607
 Amortization expense...................       7,727           1,412           3,415
                                            --------        --------        --------
 Operating income.......................      50,006           8,965          10,097
 Interest expense (income), net.........      27,203           5,840           9,907
                                            --------        --------        --------
 Income before income taxes and
   extraordinary item...................      22,803           3,125             190
 Provision for income taxes.............      10,922           1,509             549
                                            --------        --------        --------
 Income (loss) before extraordinary
   item.................................      11,881           1,616            (359)
 Extraordinary item, net of income tax
   benefit..............................         392              --              --
                                            --------        --------        --------
 Net income (loss)......................    $ 11,489        $  1,616        $   (359)
                                            ========        ========        ========
BALANCE SHEET DATA (AT END OF PERIOD):
 Cash and cash equivalents..............    $ 19,798        $ 21,994        $ 34,683
 Working capital(1).....................      62,573          26,782          75,001
 Total assets...........................     584,309         348,511         638,608
 Total debt.............................     371,871         212,389         432,271
 Total stockholders' equity.............      67,922          55,770          67,563
OTHER DATA:
 EBITDA(2)..............................    $ 69,660        $ 12,766        $ 18,923
 Depreciation and amortization..........      19,654           3,801           8,826
 Capital expenditures...................      13,117           1,612           6,856
 Net cash provided by (used in):
   Operating activities.................      24,236           2,473           6,780
   Investing activities.................    (182,168)         (1,612)        (49,340)
   Financing activities.................     157,384             787          57,445
 Cash interest expense(3)...............      27,383           6,047          10,172
 Ratio of earnings to fixed
   charges(4)...........................         1.8x            1.5x            1.0x

   See accompanying Notes to Selected Consolidated Financial and Other Data.

            NOTES TO SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

(1) Working capital represents total current assets (excluding cash and cash equivalents) less total current liabilities (excluding the revolving credit facility and the current portion of long-term debt).

(2) EBITDA represents operating income plus depreciation and amortization. The Company has included information concerning EBITDA because management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. The Company understands that, while EBITDA is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow from operating activities as a measure of liquidity, an alternative to net income as an indicator of the Company's operating performance or an alternative to any other measure of performance in conformity with generally accepted accounting principles.

(3) Cash interest expense is defined as interest expense less amortization of debt issuance costs plus amortization of premium on the senior subordinated notes issued July 1, 1997 and November 24, 1998.

(4) For purposes of the computation, the ratio of earnings to fixed charges has been calculated by dividing (i) income before income taxes and extraordinary item plus fixed charges by (ii) fixed charges. Fixed charges are equal to interest expense plus the portion of the rent expense estimated to represent interest.

(5) See "Summary -- The Merger."

(6) The Company changed its fiscal year end to September 30 from March 31 effective September 30, 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of financial condition and results of operations covers periods before consummation of the Merger (as defined), the Recent Acquisitions and the Offering. The following information should be read in conjunction with "Selected Consolidated Financial and Other Data" and the consolidated financial statements, in each case together with the notes thereto, incorporated by reference in this Prospectus.

GENERAL

     On April 30, 1997, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") with NC Merger Company ("NC Merger") and NFC Castings, Inc. ("Holdings"), Neenah Corporation (the "Predecessor Company") was acquired by Holdings as a result of a merger of NC Merger with and into the Predecessor Company (the "Merger"). Prior to July 1, 1997, Neenah Foundry Company was one of three wholly owned subsidiaries of Neenah Corporation, a holding company with no significant assets or operations other than its holdings in the common stock of its three wholly owned subsidiaries. On July 1, 1997, Neenah Foundry Company merged with and into Neenah Corporation and the surviving company changed its name to Neenah Foundry Company.

     The following discussion and analysis of the Company's financial condition and results of operations addresses periods both before and after the Merger. The Merger has had a significant impact on the Company's results of operations and financial condition. The Merger resulted in the recording of goodwill and identifiable intangible assets totaling $148.8 million. These amounts are being amortized over their estimated useful lives, ranging from five months to 40 years. The Merger also resulted in a significant increase in the Company's interest expense as a result of an increased level of indebtedness. The following discussion compares the results of operations of the Company for the three months ended December 31, 1998 (including the results of operations from the date of acquisition of any Recently Acquired Subsidiary that was acquired during such period), to the results of the operations of the Company for the three months ended December 31, 1997.

     On March 30, 1998, the Company acquired all the capital stock of Deeter for $24.3 million, consisting of $20.4 million in cash and a $3.9 million Deeter Seller Note. On April 3, 1998, the Company acquired all of the capital stock of Mercer for $47.0 million in cash. In addition, on September 8, 1998, the Company acquired all of the capital stock of Dalton for $102.0 million in cash and the capital stock of ACP was contributed to the Company by ACP Holdings in consideration for the assumption of $21.3 million of indebtedness, $14.9 million of which was refinanced through borrowings under the Senior Bank Facilities. See "Summary -- Recent Acquisitions." The discussion and analysis of financial condition and results of operations below incorporates the results of the Recently Acquired Subsidiaries to the extent such acquisition had been completed during the relevant period.

     The Recent Acquisitions have had a significant impact on the Company's results of operations and financial condition. Each of the Recent Acquisitions (other than the ACP acquisition) was accounted for using the purchase method of accounting. These Recent Acquisitions resulted in the recording of goodwill and identifiable intangible assets totaling $101.1 million. These amounts are being amortized over their estimated useful lives, ranging from four months to 40 years. The Recent Acquisitions have also resulted in a significant increase in the Company's interest expense as a result of a substantially increased level of indebtedness incurred to finance the Recent Acquisitions.

     The Company changed its fiscal year end to September 30 from March 31 effective September 30, 1997.

RESULTS OF OPERATIONS

     The following table sets forth for the periods shown certain statement of income data expressed as a percentage of net sales:

                             FISCAL YEAR      PRO FORMA
                                ENDED       TWELVE MONTHS    FISCAL YEAR    THREE MONTHS   THREE MONTHS
                              MARCH 31,         ENDED           ENDED          ENDED          ENDED
                            -------------   SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                            1996    1997        1997            1998            1997           1998
                            -----   -----   -------------   -------------   ------------   ------------
Net sales.................  100.0%  100.0%      100.0%          100.0%         100.0%          100.0%
Cost of sales.............   72.9    70.6        70.8            73.3           74.7            81.7
                            -----   -----       -----           -----          -----          ------
Gross profit..............   27.1    29.4        29.2            26.7           25.3            18.3
Selling, general and
  administrative
  expenses................   10.1    10.6         9.3             7.7            7.4             6.6
Amortization of intangible
  assets..................     --      --         1.9             2.5            2.4             3.0
                            -----   -----       -----           -----          -----          ------
Operating income..........   17.0%   18.8%       18.0%           16.5%          15.5%            8.7%
                            =====   =====       =====           =====          =====          ======

COMPARISON OF THREE MONTHS ENDED DECEMBER 31, 1998 TO THREE MONTHS ENDED DECEMBER 31, 1997

     Net sales. Net sales for the three months ended December 31, 1998 were $115,264 which are $57,276 or 98.8% higher than the quarter ended December 31, 1997. The increase in net sales resulted from the inclusion of the operating results of the Recently Acquired Subsidiaries, excluding ACP, after their acquisition.

     Gross profit. Gross profit for the three months ended December 31, 1998 was $21,119, an increase of $6,474, or 44.2%, as compared to the quarter ended December 31, 1997. The increase in gross profit resulted from the inclusion of the operating results of the Recently Acquired Subsidiaries, excluding ACP, after their acquisition. Gross profit as a percentage of net sales decreased to 18.3% for the three months ended December 31, 1998 from 25.3% for the quarter ended December 31, 1997. The decline in gross profit percentage is attributable to a greater percentage of sales of lower margin industrial products in the three months ended December 31, 1998 as compared to the three months ended December 31, 1997.

     Selling, general and administrative expenses. Selling, general and administrative expenses for the three months ended December 31, 1998 were $7,607, an increase of $3,339, or 78.2%, as compared to the $4,268 for the quarter ended December 31, 1997. Approximately $2,800 of the increase was due to the inclusion of the operating results of the Recently Acquired Subsidiaries, excluding ACP, and the remainder of the increase was due to professional and other expenses related to completed and potential acquisitions. As a percentage of net sales, selling, general and administrative expenses decreased from 7.4% for the quarter ended December 31, 1997 to 6.6% for the three months ended December 31, 1998. The decrease in selling, general and administrative expenses as a percentage of net sales was mainly due to expenses being spread over a larger revenue base with the inclusion of the Recently Acquired Subsidiaries, excluding ACP.

     Amortization of intangible assets. Amortization of intangible assets was $3,415 for the three months ended December 31, 1998, an increase of $2,003, or 141.9%, as compared to the $1,412 for the quarter ended December 31, 1997. The increase is due to the increased amortization of goodwill and identifiable intangible assets from the Recently Acquired Subsidiaries.

     Operating income. Operating income was $10,097 for the three months ended December 31, 1998, an increase of $1,132, or 12.6% from the quarter ended December 31, 1997. The improvement in operating income was achieved for the reasons discussed above under gross profit. As a percentage of net sales, operating income decreased from 15.5% for the quarter ended Decem-ber 31, 1997 to 8.8% for the three months ended December 31, 1998. The decrease in operating income percentage was due to the factors discussed above under gross profit, as well as increased amortization of intangible assets.

     Net interest expense. Net interest expense was $9,907 for the three months ended December 31, 1998 compared to $5,840 for the quarter ended December 31, 1997. The increased interest expense resulted from the interest on the drawings under the Company's Senior Bank Facilities and the Senior Subordinated Notes used to finance the purchase of the Recently Acquired Subsidiaries.

     Provision for income taxes. The provision for income taxes for the three months ended December 31, 1997 and 1998 is higher than the amount computed by applying the statutory rate of approximately 40% to income before income taxes mainly due to the amortization of goodwill which is not deductible for income tax purposes.

 COMPARISON OF FISCAL YEAR ENDED SEPTEMBER 30, 1998 TO PRO FORMA TWELVE MONTHS ENDED SEPTEMBER 30, 1997

     Net Sales. Net sales for the year ended September 30, 1998 were $303.4 million which was $102.1 million or 50.7% higher than the pro forma twelve months ended September 30, 1997. The Recently Acquired Subsidiaries, excluding ACP, accounted for an increase of $53.5 million in net sales. The inclusion of ACP for twelve months in 1998 versus five months in 1997 accounted for an increase of $33.7 million in net sales. Net sales of municipal castings increased by $3.1 million or 4.2% due primarily to a strong economy in the upper Midwest and market share gains in strategic focus areas of the East and Southwest. Net sales of industrial castings increased by $11.7 million or 11.8% due to the overall strength of the heavy duty truck market coupled with high demand in the agricultural business.

     Gross Profit. Gross profit for the year ended September 30, 1998 was $81.0 million, an increase of $22.2 million or 37.8%, as compared to the pro forma twelve months ended September 30, 1997. Approximately $8.0 million of the increase was from the inclusion of the operating results of the Recently Acquired Subsidiaries excluding ACP after their acquisition. The inclusion of ACP for twelve months in 1998 versus five months in 1997 accounted for an increase of $6.4 million in gross profit. The remaining margin improvement was due to the combined effect of spreading manufacturing overhead over a greater volume and improved efficiency in plant operations. Gross profit as a percentage of net sales decreased to 26.7% during the year ended September 30, 1998 from 29.2% for the pro forma twelve months ended September 30, 1997. The decline in gross profit percentage is attributable to the mix of industrial products and lack of seasoning from the Recently Acquired Subsidiaries excluding ACP.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended September 30, 1998 were $23.2 million, an increase of $4.5 million or 24.1% over the $18.7 million for the pro forma twelve months ended September 30, 1997. The increase in selling, general and administrative expense was due to the inclusion of $2.7 million of expenses from the Recently Acquired Subsidiaries, excluding ACP after their acquisition. The inclusion of ACP for twelve months in 1998 versus five months in 1997 accounted for an increase of $3.0 million in expenses. As a percentage of net sales, selling, general and administrative expenses decreased from 9.3% for the pro forma twelve months ended September 30, 1997 to 7.7% for the year ended September 30, 1998. The percentage decrease was due to expenses being spread over a larger volume base with the inclusion of the Recently Acquired Subsidiaries' operating results, excluding ACP.

     Amortization of intangible assets. Amortization of intangible assets was $7.7 million for the year ended September 30, 1998, an increase of $3.8 million, or 97.4%, as compared to the $3.9 million for the pro forma twelve months ended September 30, 1997. The increase is due to the recording of twelve months of amortization during the period ended September 30, 1998 for the goodwill and identifiable intangible assets arising from the Merger versus five months of amortiza-tion during the period ended September 30, 1997 as well as increased amortization from goodwill and identifiable intangible assets from the Recently Acquired Subsidiaries, excluding ACP.

     Operating Income. Operating income was $50.0 million for the year ended September 30, 1998, an increase of $13.8 million or 38.1% from the pro forma twelve months ended September 30, 1997. The improvement in operating income was achieved for the reasons discussed above under gross profit. As a percentage of net sales, operating income decreased from 18.0% for the pro forma twelve months ended September 30, 1997 to 16.5% for the year ended September 30, 1998. The decrease in operating income percentage was due to the factors discussed above under gross profit, as well as increased amortization of intangible assets.

     Net Interest Expense. Net interest expense increased from $9.1 million for the pro forma twelve months ended September 30, 1997 to $27.2 million for the year ended September 30, 1998. The increased interest expense resulted from the Company's Senior Subordinated Notes being outstanding for twelve months during the year ended September 30, 1998 and only five months during the period ended September 30, 1997 and the interest on the drawings under the Company's Senior Bank Facilities to finance the Recent Acquisitions.

     Provision for Income Taxes. The provision for income taxes for the year ended September 30, 1998 is higher than the amount computed by applying the statutory rate of approximately 40% to income before income taxes mainly due to the amortization of goodwill which is not deductible for income tax purposes.

     Extraordinary Item. During the year ended September 30, 1998, the Company recorded an extraordinary loss of $0.4 million (which is net of an income tax benefit of $0.3 million) for the write-off of unamortized deferred financing costs in connection with the repayment in full of indebtedness of ACP prior to its scheduled maturity. For the pro forma twelve months ended September 30, 1997, the Company recorded an extraordinary loss of $1.6 million (which is net of an income tax benefit of $1.0 million) for the write-off of unamortized deferred financing costs in connection with the repayment in full of the term indebtedness under the Company's Senior Bank Facilities.

  COMPARISON OF FISCAL YEAR ENDED MARCH 31, 1997 TO FISCAL YEAR ENDED MARCH 31, 1996

     Net Sales. Net sales were $165.4 million for the year ended March 31, 1997, a decrease of $1.6 million, or 0.9%, from $167.0 million for the year ended March 31, 1996. Net sales of industrial castings decreased $3.9 million, or 4.2%, to $88.3 million. The decrease in industrial casting sales was primarily the result of a decision by the Company to discontinue its production of certain lower margin brake components, which resulted in a decrease in tons produced compared to the year earlier period, and, to a lesser extent, reduced demand for casting products in the medium- and heavy-duty truck market. Net sales of municipal castings increased $1.9 million, or 2.7%, to $71.3 million, primarily due to increased pricing. Hartley Controls net sales grew $0.4 million, or 7.4%, to $5.8 million, principally due to increased volume of equipment sales.

     Gross Profit. Gross profit was $48.7 million for the year ended March 31, 1997, an increase of $3.4 million, or 7.5%, from $45.3 million for the year ended March 31, 1996. Gross profit as a percentage of net sales increased to 29.4% for the year ended March 31, 1997, from 27.1% for the year ended March 31, 1996. The increase in gross profit as a percentage of net sales was due mainly to improved product mix in the industrial product line and greater overall plant efficiency. Gross profit percentage also improved due to the continued effect of the lightweighted municipal casting program.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $17.5 million for the year ended March 31, 1997, an increase of $0.5 million, or 2.9%, from $17.0 million for the year ended March 31, 1996. As a percentage of net sales, selling, general and administrative expenses increased to 10.6% for the year ended March 31, 1997, from 10.1% for the year ended March 31, 1996. Approximately $0.2 million of the increase in selling, general and administrative expenses was due to a non-recurring charitable contribution and approximately $0.9 million of the increase was due to increased compensation and benefits to officers of the Company who resigned at Closing. Excluding the effects of estimated nonrecurring officer compensation and benefits and the charitable contribution, selling, general and administrative expenses, as a percentage of net sales, decreased slightly to 8.3% for the year ended March 31, 1997, from 8.4% for the year ended March 31, 1996.

     Operating Income. Operating income increased to $31.1 million for the year ended March 31, 1997, an increase of $2.8 million or 9.9% from $28.3 million for the year ended March 31, 1996. As a percentage of net sales, operating income increased to 18.8% for the year ended March 31, 1997, from 17.0% for the year ended March 31, 1996. The improvement in operating income was achieved primarily for the reasons discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     In connection with the Merger, the Company issued $150.0 million principal amount of 11 1/8% Senior Subordinated Notes due 2007 and entered into the credit agreement with Holdings and the lenders party thereto (the "Credit Agreement") providing for term loans of $45.0 million and a Revolving Credit Facility of up to $30.0 million, subject to a borrowing base formula. On July 1, 1997, the Company issued an additional $45.0 million principal amount of 11 1/8% Senior Subordinated Notes due 2007 and used the proceeds of $47.6 million to repay the term loans, the accrued interest thereon and related fees and expenses. On September 12, 1997, the Company, Holdings and the lenders party thereto amended and restated the Credit Agreement to increase the amount available under the Revolving Credit Facility (as defined) to $50.0 million and eliminate the borrowing base limitations. On April 3, 1998, in connection with the acquisition of Mercer, the Company, Holdings and the lenders party thereto amended the Credit Agreement to provide availability of $75.0 million of term loans to the Company (consisting of $20.0 million of Tranche A Loans and $55.0 million of Tranche B Loans) in addition to the Company's existing $50.0 million Revolving Credit Facility. On September 8, 1998, in connection with the acquisitions of Dalton and ACP, the Company, Holdings and the lenders party thereto amended and restated the Credit Agreement to provide for additional Tranche B Loans in an aggregate principal amount of $70.0 million and an Acquisition Loan Facility in aggregate principal amount outstanding at any one time not to exceed $50.0 million. On November 24, 1998, the Company sold $87.0 million in principal amount (excluding $3.0 million of unamortized premium) of 11 1/8 Senior Subordinated Notes due 2007 (the "Old Notes"). We used $29.0 million of the proceeds to pay down the borrowings under the Acquisition Loan Facility (as defined) and $[ ] million to acquire Cast Alloys. The remaining proceeds are to be used for general corporate purposes.

     The Company's liquidity needs will arise primarily from debt service on the above indebtedness, working capital needs, the funding of capital expenditures and additional acquisitions. Borrowings under the Senior Bank Facilities bear interest at variable interest rates. The Senior Bank Facility imposes restrictions on the Company's ability to make capital expenditures and both the Senior Bank Facility and the indentures governing the Senior Subordinated Notes limit the Company's ability to incur additional indebtedness. The covenants contained in the Senior Bank Facility also, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur guarantee obligations, prepay the Senior Subordinated Notes or amend its indentures, pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company, make capital expenditures or engage in certain transactions with affiliates, and otherwise restrict corporate activities.

     For the three months ended December 31, 1998 and December 31, 1997, capital expenditures were $6,856 and $1,612, respectively. The $5,244 increase in capital expenditures was primarily the result of planned enhancements to certain equipment in the manufacturing area, including significant expenditures at ACP and Deeter, which were acquired in fiscal 1998. For the fiscal years ended

March 31, 1996 and 1997, the pro forma twelve months ended September 30, 1997 and the year ended September 30, 1998, capital expenditures were $7.3 million, $4.5 million, $5.1 million and $13.1 million, respectively. The capital expenditures for the year ended September 30, 1998 were primarily the result of planned enhancements to certain equipment in the manufacturing area and include expenditures of the Recently Acquired Subsidiaries, excluding ACP, since their acquisition date.

     The Company's principal source of cash to fund its liquidity needs will be net cash from operating activities and borrowings under its Senior Bank Facilities. Net cash from operating activities for the three months ended December 31, 1998 was $6,780, an increase of $4,307 from $2,473 for the three months ended December 31, 1997. The increase in net cash from operating activities was primarily the result of increased cash flow from the Recently Acquired Subsidiaries and improved control of inventory and accounts receivable balances. Net cash from operating activities for the year ended September 30, 1998 was $24.2 million. Net cash from operating activities for the pro forma twelve months ended September 30, 1997 was $37.4 million. The decrease resulted from lower net income and a paydown of accounts payable and accrued liabilities during the year ended September 30, 1998. Net cash from operating activities for the year ended March 31, 1997 was $23.5 million, an increase of $1.2 million from $22.3 million for the year ended March 31, 1996, primarily as a result of an increase in net income.

     The Company believes that cash generated from operations and existing revolving lines of credit under the Senior Bank Facilities will be sufficient to meet its normal operating requirements, including working capital needs and interest payments on the Company's outstanding indebtedness.

     Amounts under the $50.0 million Revolving Credit Facility may be used for working capital and general corporate purposes, subject to certain limitations under the Senior Bank Facilities. Amounts under the Acquisition Loan Facility may be used to make acquisitions permitted under the Senior Bank Facilities. The Company believes that such resources, together with the potential future use of debt or equity financing, will allow the Company to pursue its strategic goal of making selective acquisitions.

RAW MATERIALS

     Although the prices of all raw materials used by the Company vary, the fluctuations in the price of steel scrap are the most significant to the Company. The Company has arrangements with most of its industrial customers which require the Company to adjust industrial casting prices to reflect scrap price fluctuations. In periods of rapidly rising or falling scrap prices, these adjustments will lag the current scrap price because they are generally based on average market prices for prior periods, which periods vary by customer but are generally no longer than six months. Castings are generally sold to the heavy municipal market on a bid basis and, after a bid is won, the price for the municipal casting subject to the bid generally cannot be adjusted for raw material price increases. However, in most cases the Company has been successful in obtaining higher municipal casting unit prices in subsequent bids to compensate for rises in scrap prices in prior periods. Rapidly fluctuating scrap prices may have a temporary adverse or positive effect on the Company's results of operations.

INFLATION

     The Company does not believe that inflation has had a material impact on its financial position or results of operations during the past three years.

CYCLICALITY AND SEASONALITY

     The Company has historically experienced moderate cyclicality in the heavy municipal market. Sales of municipal products are influenced by, among other things, public spending. In the industrial market, the Company has experienced cyclicality in sales resulting from fluctuations in the medium- and heavy-duty truck market and the farm equipment market, which are subject to general economic trends.

     The Company experiences seasonality in its municipal business where sales tend to be higher during the construction season, which occurs during the warmer months, generally the third and fourth quarters of the Company's fiscal year. The Company maintains level production throughout the year in anticipation of such seasonality and does not experience production volume fluctuations as a result. The Company builds inventory in anticipation of the construction season with such inventories reaching a peak near the end of its second quarter in March. The Company has not historically experienced seasonality in industrial casting sales.

YEAR 2000

     The Company and its subsidiaries have conducted an evaluation of the actions necessary in order to ensure that its computer systems will be able to function without disruption with respect to the application of dating systems in the Year 2000. As a result of this evaluation, each company within the consolidated entity is engaged in the process of upgrading, replacing and testing certain of its information and other computer systems in order to operate without disruption due to Year 2000 issues. The Company's remedial actions are scheduled to be completed during the first quarter of 1999 and those of its subsidiaries are anticipated to be completed prior to the third quarter of 1999. The Company does not anticipate that the costs of its remedial actions will be material to its results of operations and financial position and are being expensed as incurred.

     Although there can be no assurance that the remedial actions being implemented by the Company will address every issue relating to the Year 2000 issue, the Company believes it is unlikely that any disruptions resulting from the Year 2000 issue would have a significant impact on its overall operations. In addition to its investigations of its own systems, the Company has begun assessing the Year 2000 readiness of its important vendors and customers. Management believes that all its important critical vendors and customers either have or will have addressed any problems associated with the Year 2000 issue such that there will be no significant deterioration in future business dealings due to this issue.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company is exposed to market risk related to changes in interest rates. The Company does not use derivative financial instruments for speculative or trading purposes.

     Interest Rate Sensitivity. The Company's earnings are affected by changes in short-term interest rates as a result of its borrowings under the Senior Bank Facilities. If market interest rates for such borrowings average 1% more during the fiscal year ended September 30, 1999 than they did during fiscal 1998, the Company's interest expense would increase, and income before income taxes would decrease by approximately $1.7 million. This analysis does not consider the effects of the reduced level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management could take actions to further mitigate its exposure to the change. However, due to the uncertainty of the specific action that would be taken and their possible effects, the sensitivity analysis assumes no changes in the Company's financial structure.

                                    BUSINESS

THE COMPANY (OTHER THAN THE RECENTLY ACQUIRED SUBSIDIARIES)

     Overview

          On April 30, 1997, pursuant to the Merger Agreement with NC Merger and Holdings, the Predecessor Company was acquired by Holdings as a result of the Merger. Prior to July 1, 1997, Neenah Foundry Company was one of three wholly owned subsidiaries of Neenah Corporation, a holding company with no significant assets or operations other than its holdings in the common stock of its three wholly owned subsidiaries. On July 1, 1997, Neenah Foundry Company merged with and into Neenah Corporation and the surviving company changed its name to Neenah Foundry Company.

          The Company, founded in 1872, is one of the largest manufacturers of a wide range of high quality ductile and gray iron castings for the heavy municipal market and selected segments of the industrial market. The Company believes it is the largest manufacturer of heavy municipal iron castings in the United States with approximately a 19% market share. The Company's broad range of heavy municipal iron castings includes manhole covers and frames, storm sewer frames and grates, heavy duty airport castings, specialized trench drain castings, specialty flood control castings and ornamental tree grates. These municipal castings are sold throughout the United States to state and local government entities, utility companies, precast concrete manhole structure producers and contractors for both new construction and infrastructure replacement. The municipal market generated approximately 41% of the Company's net sales for the year ended September 30, 1998. The Company believes it is also a leading manufacturer of a wide range of complex industrial castings, including castings for medium- and heavy-duty truck drive line components, a broad range of castings for the farm equipment industry and specific components for compressors used in heating, ventilation and air conditioning systems ("HVAC"). The industrial market generated approximately 56% of the Company's net sales for the year ended September 30, 1998. In addition, the Company engineers, manufactures and sells customized sand control systems and related products, which are an essential part of the casting process, to other iron foundries. Sales of these sand control systems and related products represented approximately 3% of the Company's net sales for the year ended September 30, 1998.

          The Company currently operates two modern foundries with an annual aggregate rated capacity of approximately 187,000 tons at a single site in Neenah, Wisconsin. From 1985 to 1997, the Company has invested approximately $100 million in its production facilities, with approximately $73 million invested in a major plant modernization program from 1985 to 1990. This plant modernization program was a critical part of a long-term strategy to produce higher volume, value-added castings for its existing industrial customers and to penetrate other selected segments of the industrial market, while preserving its position as the leader in the heavy municipal market. This modernization program entailed the closing of the Company's oldest foundry, Plant 1, and the updating of the Company's other two foundries, Plants 2 and 3, which enabled the Company both to produce higher volume, complex castings for selected industrial segments and to improve the Company's cost position in the heavy municipal market. Following completion of the modernization program, the Company has steadily decreased its production of lower margin products such as axle covers and brake drums and increased the production of higher margin, more complex parts, such as transmission and axle housings.

     Products, Customers and Markets

          The Company provides a variety of products to both the heavy municipal and industrial markets. The following table sets forth certain information regarding the end-user markets served by the Company, the products produced by the Company, representative customers in each end-user market and the percentage of net sales attributable to each of the Company's markets for the fiscal year ended September 30, 1998.

                                                                           PERCENTAGE OF NET
                                                                                SALES(1)
                                                                           ------------------
                                                      REPRESENTATIVE       FISCAL YEAR ENDED
     MARKET                   END PRODUCT                CUSTOMERS         SEPTEMBER 30, 1998
-----------------      -------------------------      ---------------      ------------------
Heavy Municipal        Standard castings              State and local            40.7%
                       including storm and            government
                       sanitary sewer castings,       entities,
                       including manhole covers       utility
                       and frames, storm sewer        companies,
                       frames and grates;             precast
                       Specialty castings             concrete
                       including heavy duty           structure
                       airport castings,              producers and
                       specialized trench drain       contractors(2)
                       castings, specialty flood
                       control castings and
                       ornamental tree grates
Industrial

  Medium- and
  Heavy-Duty
  Truck                Differential carriers and      Rockwell                   37.3%
                       cases, brackets, cages,        International
                       calipers, caps, carriers,      Eaton Corp.
                       hubs, knuckles,                Dana Corp.
                       transmission housings,
                       yokes

  Farm Equipment       Various gear housings,         John Deere                 16.0%
                       planet carriers, axle          New Holland
                       housings, planting and
                       harvesting equipment
                       parts, counterweights

  Other
     Industrial        Compressor components,         Aisin                       6.0%
                       various housing and gear       The Trane
                       cases                          Company

---------------
       (1) Net sales include sales of Neenah Foundry Company only, excluding Hartley Controls Corporation and Neenah Transport, Inc.

       (2) No municipal customer represented more than 1.5% of Neenah Foundry's net sales for the fiscal year ended September 30, 1998.

          Heavy Municipal. The Company believes it is the largest manufacturer of heavy municipal iron castings in the United States and estimates its market share in calendar year 1998 to have been 19%. The Company's broad heavy municipal product line consists of two general categories of castings, "standard" and "specialty" castings. Standard castings principally consist of storm and sanitary sewer castings which are consistent with pre-existing dimension and strength specifications established by local authorities. Standard castings are generally high volume items that are routinely used in new construction and infrastructure replacement. Specialty castings are generally lower volume, higher margin products which include heavy-duty airport castings, trench drain castings, flood control castings, special manhole and inlet castings and ornamental tree grates. These specialty items are frequently selected and/or specified from the Company's municipal product catalog and its tree grate catalog, which together encompass over 4,400 standard and specialty patterns. For many of these specialty products, the Company believes it is the only manufacturer with existing patterns to produce such a particular casting, although a competing manufacturer could elect to make the investment in patterns or equipment necessary to produce such a casting.

          The Company's municipal castings are sold to state and local government entities, utility companies, pre-cast concrete manhole structure producers and contractors for both new construction and infrastructure replacement. The Company's 17,000 active municipal customers generally make purchase decisions based on a number of criteria including acceptability of the product per local specification, quality, service, price and the customer's relationship with the foundry. Relative to customers in the industrial market, municipal market customers are less technically demanding and rely on published product specifications to ensure product performance.

          A key aspect of winning orders in the heavy municipal market is the specification process in which a local authority or design engineer sets specific criteria for the casting or castings to be used in a particular project. Those criteria then become part of the formal plans and specifications that will govern the acceptability of castings for a particular project. The Company seeks to be an active participant in the specification process. Its sales staff makes frequent calls on design engineers as part of a continuous effort to stay abreast of current specifications and upcoming projects. In these sales calls, the Company seeks to create opportunities for the selection of specifications which utilize an existing Company pattern. Although in many cases the design engineer who sets the specification does not make the purchase decision, when the Company's specialty product is specified it becomes more difficult for another manufacturer to provide an alternate part which is considered acceptable. The Company's professional sales staff and product engineering department are highly regarded by design engineers and are frequently consulted during the specification drafting process. The Company believes its reputation for its product engineering support, consistent quality and reliable service have made the Company's municipal and tree grate catalogs two of the most frequently used specification design tools in the municipal casting industry.

          Over the past three years, the Company has begun to introduce what it calls "lightweighted" parts to the heavy municipal market. These lightweighted parts have been reengineered in order to reduce both their weight and the amount of raw materials necessary for their manufacture, while maintaining the high quality performance characteristics of the heavier version of the casting. This improvement in the design and manufacture of municipal castings has resulted in lower material costs and improved margins for this product line. The Company is able to manufacture lightweighted castings because its manufacturing processes enable it to refine casting walls down to very narrow tolerances, many of which are currently not achievable by the Company's competitors. While only a portion of the municipal castings the Company sells are candidates for lightweighting, the Company expects to continue to increase the number of lightweighted castings which it offers for sale over the next several years.

          Industrial. The Company believes it is a leading manufacturer of a wide range of complex industrial castings, including castings for medium- and heavy-duty truck drive line components and farm equipment as well as castings for specific components for compressors used in HVAC systems. The Company's industrial castings have increased in complexity since the early 1990's and are generally produced in higher volumes than municipal castings. Complexity in the industrial market is determined by the intricacy of a casting's shape, the thinness of its walls and the amount of processing by a customer required before a part is suitable for use by it. Original equipment manufacturers ("OEMs") and their first tier suppliers have been demanding higher complexity parts principally to reduce labor costs in their own production processes by using fewer parts to manufacture the same finished product or assembly and by using parts which require less preparation before entering the production process.

          The Company's industrial castings are primarily sold to a limited number of customers with whom the Company has established a close working relationship. The Company has sold to certain industrial customers for over 20 years and currently has multi-year arrangements with certain of those customers. These customers make purchasing decisions based on, among other things, technical ability, price, service, quality assurance systems, facility capabilities and reputation. However, as in the municipal market, the Company's assistance in product engineering plays an important role in winning the award of industrial castings. The average industrial casting typically takes between 12 and 18 months to go from the design phase to full production and has an average product life cycle of approximately 8 to 10 years. The patterns for industrial castings, unlike the patterns for municipal castings, are owned by the Company's customers rather than the Company, however, such industrial patterns are not readily transferrable to other foundries without, in most cases, significant additional investment. Although foundries, including the Company, do not design industrial castings, a close working relationship between a foundry and the customer during a product launch is critical to reduce potential production problems and minimize the customer's risk of incurring lost sales or reputation damage due to a delayed launch. Involvement by a foundry early in the design process generally improves the likelihood that the customer will design a casting within the manufacturing capabilities of such foundry and also improves the likelihood that such foundry will be awarded the casting for full production.

          The Company estimates that it has historically retained approximately 90% of the castings it has been awarded throughout the product life cycle, which is typical for the industry. The Company believes industrial customers will continue to seek out foundries with a strong reputation for performance who are capable of providing a cost-effective combination of manufacturing technology and quality. The Company's strategy is to further its relationships with existing customers by participating in the design and production of more complex industrial castings, while seeking out selected new customers who would value the Company's performance reputation, technical ability and high level of quality and service.

          In addition to increasing its sales to existing customers and seeking out new customers, the Company intends to explore opportunities in austempering and machining and assembling sub-components for specific industrial customers. Austempering is the process of heat treating a ductile iron casting to increase its strength, thereby increasing the casting's ability to replace steel in additional applications. Machining and sub-assembling are value-added processes often performed by the OEM or third parties. Austempering, machining and sub-assembly are both processes which generally provide higher margins and increase a customer's reliance on the manufacturer.

     Sales and Marketing

          Heavy Municipal. Over its 70 years of heavy municipal market participation, the Company has emphasized sales and marketing and believes it has built a strong reputation for customer service. The Company believes it is one of the leaders in United States heavy municipal casting production and has strong name recognition. The Company has the largest sales and marketing effort of any foundry serving the heavy municipal market, including 51 Company employees and \24 commissioned representatives. The dedicated sales force works out of regional sales offices to market the Company's municipal castings to contractors and state and local governmental entities throughout the United States. The Company operates nine regional distribution and sales centers and has two other sales offices in Oklahoma City, Oklahoma and Norwood, Pennsylvania. The Company believes this regional approach enhances its knowledge of local specifications and its position in the heavy municipal market.

          Industrial. The Company employs a dedicated industrial casting sales force of six people, five based in Neenah, Wisconsin and one based in Mansfield, Ohio. These six people consist of three account coordinators, who support the ongoing customer relationships and organize the scheduling and delivery of shipments, and three major account managers who work with customers' engineers and procurement representatives, Company engineers, manufacturing management and quality assurance representatives throughout all stages of the production process to ensure that the final product consistently meets or exceeds customer specifications. This team approach between sales, manufacturing, marketing, engineering and quality assurance is an integral part of the Company's marketing strategy.

     Manufacturing Process

          The Company operates two modern foundries with an annual rated capacity of approximately 187,000 tons at a single location in Neenah, Wisconsin. The Company's foundries manufacture gray and ductile iron and cast it into intricate shapes according to customer metallurgical and dimensional specifications. From 1985 to 1997, the Company invested approximately $100 million in its production facilities, with approximately $73 million invested from 1985 to 1990 in plant modernization and new equipment. The Company also continually invests in the improvement of process controls and product performance and believes that these investments and its significant experience in the industry have made it one of the most efficient manufacturers of industrial and heavy municipal casting products. During the fiscal year ended September 30, 1998, the Company had a combined scrap rate of 2.3%.

          The casting process involves using metal, wood or urethane patterns to make an impression of a casting product in a mold made primarily of sand. Cores, also made primarily of sand, are used to make the internal cavities and openings in a casting product. Once the casting impression is made in the mold, the cores are set into the mold and the mold is closed. Molten metal is then poured into the mold, fills the mold cavity and takes on the shape of the desired casting product. Once the iron has solidified and cooled, the mold is shaken from the casting and the sand is recycled. The selection of the appropriate casting method, pattern, core making equipment and sand and other raw materials depends on the final product and its complexity, specifications, and function as well as intended production volumes. Because the casting process involves many critical variables, such as choice of raw materials, design and production of tooling, iron chemistry and metallurgy, and core and molding sand properties, it is important to monitor the process parameters closely to ensure dimensional precision and metallurgical consistency. See "-- Quality Assurance."

          The Company continually seeks to find ways to expand the capabilities of existing technology to improve manufacturing processes. An example of this expansion is the Company's integration of Disamatic molding machines into its operations. Disamatic molding machines are considered to be among the most efficient sand molding machines because of their ability to produce high quality molds at high production rates. Disamatic molding machines are used by most of the Company's direct competitors. Although the Company was not the first foundry to acquire Disamatic molding machines, it has significantly enhanced the equipment's range of production by combining it with core-setting capabilities which exceed those of most foundries. To further improve upon the productivity of the Disamatic molding machines, the Company has recently increased the length of two of its cooling lines, making each line among the longest lines in the world for comparable Disamatic equipment. This extension allows the Company to run its machines at higher production rates while providing sufficient inmold cooling time prior to mold shakeout to facilitate the production of high quality castings. As a result of these and other similar efforts, the Company has been able to increase productivity as measured in the number of molds per hour.

          The Company also achieves productivity gains by improving upon the individual steps of the casting process such as reducing the amount of time required to make a pattern change to produce a different casting product. The reduced time permits it to profitably produce castings in medium volume quantities on high volume, cost-effective equipment such as the Disamatic molding machines. Additionally, extensive effort in real time process controls permits the

     Company to produce a consistent, dimensionally accurate casting product which requires less time and effort in the final processing stages of production. This accuracy contributes significantly to the Company's manufacturing efficiency.

     Manufacturing Facilities, Equipment and Properties

          The Company's headquarters and two foundries are located in Neenah, Wisconsin. The first manufacturing foundry, Plant 2, produces gray and ductile iron castings and is equipped with one BMD air impulse molding line, two Hydro slinger cope and drag molding units, and one 2070 Type B Disamatic molding machine. The second manufacturing foundry, Plant 3, produces ductile iron castings and is equipped with one 2013 Mark IV Disamatic molding machine and one 2070 Type B Disamatic molding machine. In July, 1995, the Company completed a program in Plant 3 to gain efficiencies in material handling, labor utilization and molding line productivity. Industrial and municipal castings are produced in both plants. The Company owns seven and leases six distribution and sales centers.

     Quality Assurance

          Constant testing and monitoring of the manufacturing process is important to maintain product quality. The Company has adopted sophisticated quality assurance techniques and policies for its manufacturing operations. During and after the casting process, the Company performs numerous tests, including tensile, proof-load, radiography, ultrasonic, magnetic particle and chemical analysis. The Company utilizes statistical process controls to measure and control significant process variables and casting dimensions. The results of this testing are documented in metallurgical certifications which are provided with each shipment to most industrial customers. The Company strives to maintain systems that provide for continuous improvement of operations and personnel, emphasize defect prevention and reduce variation and waste in all areas.

     Distribution

          The Company sells a substantial amount of its municipal castings through its network of two warehouses, nine distribution and sales centers and two other sales offices. Industrial castings are shipped direct to customers from the Company. For many municipal and a small portion of its industrial customers, castings are delivered by Neenah Transport, Inc. ("Neenah Transport"), a wholly owned subsidiary of the Company, which operates a fleet of 28 tractors and 101 trailers that deliver products throughout the Midwest. For sales outside of the Midwest, increased transportation costs impact the ability of the Company to compete on a cost basis. Neenah Transport also backhauls raw materials for use by the Company on return trips. Neenah Transport is staffed with professional drivers who are trained in service standards and product knowledge as representatives of the Company. To the Company's knowledge, none of the Company's major heavy municipal competitors have a captive transportation subsidiary. The Company believes Neenah Transport's service and drivers provide another differentiating factor in favor of the Company.

     Raw Materials

          The primary raw materials used by the Company to manufacture iron castings are steel scrap, pig iron, metallurgical coke and silica sand. While there are multiple suppliers for each of these commodities, the Company has sourcing arrangements with its suppliers of each of these major raw materials, with the exception of pig iron. Due to long standing relationships with each of its suppliers, the Company believes that it will continue to be able to secure raw materials from its suppliers at competitive prices. The primary energy sources for the Company's operations, electricity and natural gas, are purchased through utilities.

          Although the prices of all raw materials used by the Company vary, the fluctuations in the price of steel scrap are the most significant to the Company. The Company has arrangements with most of its industrial customers which require the Company to adjust industrial casting prices to reflect scrap price fluctuations. In periods of rapidly rising or falling scrap prices, these adjustments will lag the current scrap price because they are generally based on average market prices for prior periods, which periods vary by customer but are generally no longer than six months. Castings are generally sold to the heavy municipal market on a bid basis and, after a bid is won, the price for the municipal casting subject to the bid generally cannot be adjusted for raw material price increases. However, in most cases the Company has been successful in obtaining higher municipal casting unit prices in subsequent bids to compensate for rises in scrap prices in prior periods. Rapidly fluctuating scrap prices may have a temporary adverse or positive effect on the Company's results of operations. See "Risk Factors -- Fluctuations in Price and Supply of Raw Materials."

     Competition

          The markets for the Company's products are highly competitive. Competition is based not only on price, but also on quality of product, range of capability, level of service and reliability of delivery. The Company competes with numerous independent and captive foundries, as well as with a number of foreign iron foundries, including certain foundries located in India. The Company also competes with several large domestic manufacturers whose products are made with materials other than ductile and gray iron, such as steel or aluminum. The industry consolidation that has occurred over the past 20 years has resulted in a significant reduction in the number of smaller foundries and a rise in the share of production by larger foundries, some of which have significantly greater financial resources than the Company. Competition from India has had a strong presence in the heavy municipal market and continues to be a factor, primarily in the western and eastern coastal states, due in part to costs associated with transportation. However, foreign companies have been, and continue to be, subject to antidumping and counterveiling duty enforcement litigation which the Company believes has had a negative effect on foreign companies' ability to compete in the United States markets. There can be no assurance that these factors will continue to mitigate the impact of foreign competition, or that the Company will be able to maintain or improve its competitive position in the markets in which it competes.

     Backlog

          The Company's industrial business generally involves supplying all or a portion of a customer's annual requirements for a particular casting. Industrial customers generally order castings on a monthly basis. Orders for the heavy municipal market are generally received for specific casting products and cover a much larger range of castings. The Company's backlog at any given time consists only of firm industrial and municipal orders. The Company's backlog was 18,203 tons at December 31, 1998 as compared to 18,723 tons at September 30, 1998. The decrease in backlog of approximately 3% was primarily the result of seasonal softening in the municipal segment and a decrease in product orders for components used in agriculture. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     Hartley Controls

          Hartley Controls, a wholly owned subsidiary of the Company, engineers, manufactures and sells customized sand control systems, which are an essential part of the casting process, to other iron foundries. The sand molding media used in all high production iron foundries is a critical element in determining the mold quality. Exacting and consistent control of this sand with respect to moisture and chemical additives is an essential element for process control, and relates directly to casting quality, scrap rate and the ability to produce complex molds for highly engineered castings. Hartley Controls is a major United States supplier of sand control systems, with over 300 installations since 1986. Hartley Controls has made investments in process technology and has several patented technologies related to sand systems, including the "Automatic Moisture Controllers," the "Even-Flo Bin," the "Automatic Compactibility Tester," the "Automatic Bond Determinator," the "Green Sand Reconditioner" and the "Sandman." Sales of these sand systems and related products represented approximately 3% of the Company's net sales for year ended September 30, 1998.

          In addition, Hartley Controls has recently expanded overseas and after only three years has become a significant supplier of sand control systems in the United Kingdom. Hartley Controls is the only manufacturer to supply control systems in the United Kingdom for all brands of foundry sand mixers. Hartley Controls also currently exports sand control systems to India. Hartley Controls provides the Company access to the newest technology in sand control as it becomes available.

     Employees

          As of September 30, 1998, the Company had 970 full time employees, of whom 761 were hourly employees and 209 were salaried employees. The Local 121B of the Glass, Molders, Pottery, Plastics and Allied Workers International Union AFL-CIO is the major bargaining agent for and representative of 726 of the Company's hourly employees. The collective bargaining agreement with Local 121B was reached on December 31, 1998 and expires on December 31, 2001. The Independent Patternmakers Union of Neenah, Wisconsin is the major bargaining agent for and representative of 35 of the Company's hourly employees. The collective bargaining agreement with the Independent Patternmakers Union was reached on January 1, 1998 and expires on December 31, 2000. The Company believes that it has a good relationship with its employees.

     Litigation

          The Company is involved in routine litigation incidental to its business. Such litigation is not, in the opinion of management, likely to have a material adverse effect on the financial condition or results of operation of the Company.

     Environmental Matters

          Each of the Company's and the Recently Acquired Subsidiaries' facilities are subject to federal, state and local laws and regulations relating to pollution and the protection of the environment and worker health and safety, including those relating to discharges to air, water and land, the handling and disposal of waste, the operation of landfills and the cleanup of properties affected by hazardous substances. Such laws include, among others, the federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), and the Occupational Safety and Health Act. The Company believes that its and each of the Recently Acquired Subsidiaries' operations are currently in substantial compliance with applicable environmental laws and regulations and that it has no liabilities arising under such laws and regulations, except as would not be expected to have a material adverse effect on any of the Company's or any of the Recently Acquired Subsidiaries' operations, financial condition or competitive position. However, some risk of environmental liability and other costs is inherent in the nature of each of the Company's and the Recently Acquired Subsidiaries' businesses. Any of the Company or the Recently Acquired Subsidiaries might in the future incur significant costs to meet current or more stringent compliance, cleanup or other obligations pursuant to environmental requirements. Such costs may include expenditures related to remediation of historical releases of hazardous substances or clean-up of physical structures upon decommissioning.

          Under the federal Clean Air Act Amendments of 1990, the U.S. Environmental Protection Agency ("EPA") is directed to establish maximum achievable control technology ("MACT") standards for certain industrial operations that are major sources of hazardous air pollutants ("HAPs"). The iron foundry industry is not expected to be required to implement the MACT emissions limits, control technologies or work practices until the year 2003 at the earliest. Although the Company cannot accurately estimate the costs to comply with the MACT standard until it is issued, the MACT standard, when implemented, and state laws governing the emission of toxic air pollutants may require that certain of the Company's or the Recently Acquired Subsidiaries' facilities incur significant costs for air emission control equipment, air emission monitoring equipment or process modifications.

DALTON CORPORATION

     Overview

          Dalton manufactures and sells gray iron castings for refrigeration systems, air conditioners, heavy equipment, engines, gear boxes, stationary transmissions, heavy duty truck transmissions and other automotive parts. Dalton's four operating facilities have each been structured to manufacture or machine specific components to customer specifications. Dalton specializes in using cold box and shell core products as well as precision high-pressure molds to manufacture gray iron castings. The majority of Dalton's castings range in size from one pound to 700 pounds.

     Products and Market Share

          Dalton's revenues are generated from customers in several industries, however, refrigeration and air conditioning represent the largest concentration of tons shipped which management estimates is approximately 45% of tons shipped. Dalton serves primarily three markets: refrigeration and air conditioning, automotive/truck market and heavy equipment.

     Recent Financial Results

          Over the past five years Dalton has experienced consistent growth in tons of castings produced and net sales, but has generated a gradually decreased level of net income. The decrease in net income has been caused primarily by (i) increased interest expense due to indebtedness incurred to finance the repurchase of shares of Dalton's capital stock from employees when Dalton was owned by an employee stock ownership plan; (ii) increased fixed costs resulting from increased levels of production; and (iii) losses incurred by the Ashland facility as a result of its conversion from a ductile to a gray iron casting facility. This conversion, which has been completed, was undertaken due to lower than expected orders of the Ashland facilities ductile casting products.

     Customers

          Dalton has over 100 customers across several industries, with four of Dalton's largest five customers operating in the refrigeration/air conditioning industry. Dalton's largest 10 customers accounted for approximately 68% of Dalton's fiscal year 1998 net sales.

     Raw Materials

          The primary raw materials used by Dalton to manufacture iron castings are steel scrap, pig iron, metallurgical coke and silica sand. While there are multiple suppliers for each of these commodities, Dalton has sourcing arrangements with its suppliers of each of these major raw materials, with the exception of pig iron. Due to long standing relationships with each of its suppliers, Dalton believes that it will continue to be able to secure raw materials from its

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

     suppliers at competitive prices. The primary energy sources for Dalton's operations, electricity and natural gas, are purchased through utilities.

          Although the prices of all raw materials used by Dalton vary, the fluctuations in the price of steel scrap are the most significant to Dalton. Dalton has arrangements with most of its industrial customers which require Dalton to adjust industrial casting prices to reflect scrap price fluctuations. In periods of rapidly rising or falling scrap prices, these adjustments will lag the current scrap price because they are generally based on average market prices for prior periods, which periods vary by customer but are generally no longer than six months. Rapidly fluctuating scrap prices may have a temporary adverse or positive effect on the Dalton's results of operations. See "Risk Factors -- Fluctuations in Price and Supply of Raw Materials."

     Competition

          Dalton operates in the same industry as the Company and therefore faces the same competitive environment as the company. See "-- The Company (other than the Recently Acquired Subsidiaries) -- Competition" and "Risk Factors -- Competition."

     Manufacturing Facilities

          Dalton currently operates four facilities. The main plant, located in Warsaw, Indiana ("Warsaw") was established in 1910. Between 1992 and 1995 Dalton acquired a second plant in Kendallville, Indiana ("Kendallville") and a third plant in Ashland, Ohio ("Ashland"). In addition, in 1997 Dalton acquired the remaining 50 percent interest in a machining facility located in Stryker, Ohio ("Stryker"). Dalton has established a separate headquarters and office facility in Warsaw, Indiana.

     Employees

          At September 30, 1998, Dalton employed 1,638 individuals, consisting of 1,336 hourly employees and 302 salaried and clerical employees.

          Almost all of Dalton's production employees are members of either the Steel Workers' Union or the Glass, Molders, Pottery, Plastics and Allied Workers International Union. A collective bargaining agreement is negotiated every three to five years. The current agreements expire as follows: Warsaw, April 2003; Kendallville, July 25, 1999; and Ashland, April 26, 1999. Management believes that employee relations are good.

     Litigation

          Dalton is involved in routine litigation incidental to its business. Such litigation is not, in the opinion of management, likely to have a material adverse effect on the financial condition or results of operation of Dalton.

     Environmental Matters

          Dalton is subject to environmental, health and safety laws comparable to those governing the Company. See "-- The Company (other than the Recently Acquired Subsidiaries) -- Environmental Matters."

          Status of Dalton's Air Emission Compliance In connection with Dalton's submission of draft operating permits for air emission sources at its facilities in Warsaw and Kendallville under Title V of the federal Clean Air Act Amendments of 1990 ("Title V"), the Indiana Department of Environmental Management ("IDEM") has asked Dalton to address several issues of concern: (i) alleged exceedances of particulate and volatile organic compound emission levels; (ii) the applicability of Prevention of Significant Deterioration ("PSD") permit review requirements; and (iii) alleged construction and operation of sources without the required permits. Depending on the results of ongoing discussions with IDEM and the course of developing regulations, the costs of addressing Dalton's air emission control issues could be material.

          Dalton has retained an environmental consultant to address the concerns identified by IDEM. IDEM may require Dalton to perform tests on various emission sources, install new or upgrade existing emission capture or control equipment, use substitute materials or modify production rates to reduce regulated emissions and/or perform PSD review for several sources. IDEM could also assess penalties against Dalton for the identified concerns, but because the concerns were voluntarily disclosed to IDEM by Dalton in the Title V permit applications for these facilities, management believes that any penalties assessed by IDEM will not be material.

          Warsaw Monofill NOVs On May 15, 1998, IDEM issued an NOV to Dalton regarding Dalton's operation of an authorized landfill used exclusively by the Warsaw facility to dispose of its foundry waste (the "monofill"). IDEM issued the NOV after Dalton notified the agency that it had disposed of materials outside the authorized landfill area. IDEM is currently reviewing Dalton's request to modify the landfill permit and allow the disposal of wastes in the overfilled locations. IDEM is seeking a civil penalty of $100,000 to $150,000 from Dalton to resolve the NOV. Dalton could be required to relocate the overfill material to an authorized off-site disposal location if IDEM denies the pending request for permit modification.

ADVANCED CAST PRODUCTS, INC.

     Overview

          ACP is headquartered in Dublin, Ohio. ACP produces its products through three principal facilities. The largest operation, Meadville, manufactures ductile iron castings through both the traditional green sand molding process and its proprietary Evapcast lost foam casting process. The Belcher operation manufactures malleable cast iron parts primarily for the electrical fittings industry. Finally, the Peerless operation produces bearing adapters for use in rail cars. Peerless is one of only three U.S. companies that manufacture railroad bearing adapters. Since 1990, ACP has generated gradually increasing sales and operating income primarily due to increased volume of products shipped.

     Products and Processes

          ACP is a leading independent manufacturer of ductile and malleable iron castings that are produced through both traditional casting methods and through ACP's Evapcast lost foam casting process. ACP's production capabilities also include a range of finishing operations including austempering and machining. ACP sells its products primarily to companies in the heavy truck, construction equipment, railroad, mining, electrical fittings and automotive industries.

          Evapcast and CasTuf are two of ACP's proprietary casting processes. Evapcast utilizes lost foam molding technology to produce near net-shape castings, which allow for tighter tolerances, a smoother surface and enhanced part complexity and require significantly less machining. CasTuf process produces austempered ductile iron castings with superior strength characteristics. CasTuf replaces more expensive steel castings, forgings and fabrications, providing increased design flexibility. Management believes that ACP is the first and only ductile foundry in the U.S. with its own in-house austemper furnace and is one of only two ductile iron foundries to have developed the lost-foam casting process. ACP is also a leading provider of in-house machined castings through its expanded machining capability, which utilizes state-of-the-art CNC machines.

          ACP's products and processes have enabled the company to develop long-term working relationships with many key customers. This has allowed ACP to retain existing customers, build on its customer base and obtain favorable pricing.

     Customers

          ACP serves a diverse base of approximately 400 customers. Freightliner Corporation, ACP's largest customer, accounted for more than 16% of ACP's net sales for its fiscal year ended September 30, 1998. ACP specializes in meeting the more difficult requirements of its largest customers such as Caterpillar, Freightliner and Dana. ACP has been presented supplier awards from each of these OEMs and has earned the ability to obtain new part awards as they become available.

          ACP works closely with its customers from the beginning of the design process until the shipment of finished parts. Due to this level of customer service along with its products and services, ACP has been able to increase sales to existing customers as well as expand its customer base. ACP offers its customers a package, which includes casting, austempering, machining, painting and assembly. This combination of products and services reduces the risk of ACP customers moving their products to other manufacturers.

          ACP sells its products to customers in a wide range of industries. In fiscal year 1997, ACP's net sales were primarily to the heavy truck, railroad and pipe pressure fitting industries.

     Raw Materials

          The primary raw materials used by ACP to manufacture iron castings are steel scrap, alloys and silica sand. While there are multiple suppliers for each of these commodities, ACP has sourcing arrangements with its suppliers of each of these major raw materials. Due to long standing relationships with each of its suppliers, ACP believes that it will continue to be able to secure raw materials from its suppliers at competitive prices. The primary energy sources for ACP's operations, electricity and natural gas, are purchased through utilities and competitive third party bidding.

          Although the prices of all raw materials used by ACP vary over time, the fluctuations in the price of steel scrap are the most significant to ACP. ACP has arrangements with most of its industrial customers which allow ACP to adjust industrial casting prices to reflect scrap price fluctuations. See "Risk Factors -- Fluctuations in Price and Supply of Raw Materials."

     Competition

          ACP operates in the same industry as the Company and therefore faces the same competitive environment as the Company. See "-- The Company (other than the Recently Acquired Subsidiaries) -- Competition" and "Risk
     Factors -- Competition."

     Manufacturing Facilities

          ACP currently operates 3 facilities. Since 1989, ACP has spent over $14.0 million on capital equipment to expand production capacity, improve efficiency, add new production capabilities, replace equipment and improve the quality of its products. ACP investments have included, for example, state of the art Disamatic molding lines at both its Meadville and Belcher facilities and computer numerical controlled ("CNC") machining centers at Meadville. The new molding lines have increased capacity and reduced operating costs.

          In addition, new capital expenditures are underway for Meadville that include an autopour unit for its current Disamatic line, a larger Disamatic molding line for larger castings, a second austemper line, and additional CNC machines. Belcher's new capital expenditures also include an autopour unit in addition to a heat treat furnace. Peerless is adding a new CNC machining center.

     Employees

          ACP has approximately 90 salaried and approximately 370 hourly employees represented by the United Steelworkers of America. The collective bargaining agreement for Belcher and Meadville expires in June 1999 and in October 1999, respectively.

     Litigation

          ACP is involved in routine litigation incidental to its business. Such litigation is not, in the opinion of management, likely to have a material adverse effect on the financial condition or results of operation of ACP.

     Environmental Matters

          ACP is subject to environmental, health and safety laws comparable to those governing the Company. See "-- The Company (other than the Recently Acquired Subsidiaries) -- Environmental Matters."

     Intellectual Property

          Meadville holds trademark rights on two advanced proprietary processes, Evapcast and CasTuf. ACP's Evapcast process utilizes a lost foam casting technique which produces near net shape castings. Evapcast eliminates or reduces the need for coring and machining resulting in significant cost savings to the customer. CasTuf is a process to produce a line of austempered ductile iron castings which have superior strength characteristics and are easier to cast than steel products, thus providing greater design freedom. Meadville is the only ductile iron casting company in North America with in-house austempering capabilities (CasTuf) and one of only two independent, ductile iron foundries with lost foam technology (EvapCast). Additionally, Meadville was one of the first foundry operations to provide completely finished parts through an integrated machining capability.

MERCER FORGE CORPORATION

     Overview

          Founded in 1954, Mercer is a leading producer of complex-shaped forged components for use in transportation, railroad, mining and heavy industrial applications. Mercer is also a leading producer of microalloy forgings. Mercer sells directly to OEMs, as well as to industrial end users.

          Until the mid-1980's, Mercer produced military tank parts, but successfully converted from a defense contractor to a commercial manufacturer and today is one of the leading suppliers to the heavy duty truck sector. Mercer produces approximately 500 individually forged components and has developed specialized expertise in forgings of microalloy steel which management estimates accounts for approximately 40% of its production.

     Products and Markets

          Mercer designs its products to customer specification with typical production runs of 1,000 or more units. Mercer currently operates eight mechanical press lines, from 1,300 tons to 4,000 tons. Mercer's principal plant is a 130,000 square foot facility located in Mercer, Pennsylvania. Key markets for Mercer include truck and automotive parts, railroad equipment and general industrial machinery.

          The following is a summary of Mercer's product capabilities, broken out by the principal customer categories it serves:

    --------------------------------------------------------------------------------------
             INDUSTRY                                     PRODUCTS
    --------------------------------------------------------------------------------------
      Truck                       Drive Train Components; Sector Shafts; Knuckles,
                                  Spindles; King Pins
    --------------------------------------------------------------------------------------
      Automotive                  Transmission Gears; Hubs, Front Wheel Universal
                                  Components; Drive Train Yokes; Spindles
    --------------------------------------------------------------------------------------
      Mining Equipment            Shoes; Fight Bars; Gear Blanks; Hubs; Sleeves
    --------------------------------------------------------------------------------------
      Railroad                    Wheels; Draft Gear Components; Tank Car Valves; Piston
                                  Carries; Articulated Car Bearings; Connecting Rods
    --------------------------------------------------------------------------------------
      Off-Highway/ Agriculture    Yokes; Spindles; Flanges; Gear Blanks; Hubs; Track
                                  Links; Roller Shafts; Drive Line Components
    --------------------------------------------------------------------------------------
      Industrial                  Gears; Bearings; Wheels; Cams
    --------------------------------------------------------------------------------------
      Military Ordinance          Projectile Components; Missile Components; Center
                                  Guides; End Connectors; Tank Track Components
    --------------------------------------------------------------------------------------

     The Forged Components Market

          Demand for forged products for civilian application closely follows the general business cycle and the level demand for capital goods. While there is a consistent base level of demand for replacement parts which is somewhat inelastic, the strongest expansions in the forging industry coincide with periods of economic growth. With generally improved economic conditions and a boom in the transportation sector, Mercer and most other domestic forgers are currently experiencing growing demand for their products.

     The Forging Process -- Description and Benefits

          Manufacturing Process

          Forgings and casting (together with a third process, fabrication) are the principal commercial metal working processes. In forging metal is pressed, pounded or squeezed under great pressure, with or without the use of heat, into parts that retain the metal's original grain flow, imparting high strength, ductility and resistance properties.

          Forging itself usually entails one of four principal process: impression die; open die; cold; and seamless rolled ring forging. Mercer uses impression die, open die and cold forging, but not seamless rolled ring forging. Impression die forging, commonly referred to as "closed die" forging, is the principal process employed by Mercer, and involves bringing two or more dies containing "impressions" of the part shape together under extreme pressure, causing the forging stock to undergo plastic reformation. Because the metal flow is restricted by die containers, this process can yield more complex shapes and closer tolerances than the "open die" forging process. Impression die forging is used to produce products such as military and off-highway track and drive train parts; automotive and truck drive train and suspension parts; railroad engine, coupling and suspension parts; military ordinance parts and other items where close tolerances are required.

          Open die forging, so called because the metal is not confined laterally by impression dies during forging, progressively works the starting stock into the desired shape, generally between flat faced dies. Open die forging allows production of a broad range of shapes and sizes.

          Similar in method to impression die forging, cold forging is a process in which a chemically-lubricated bar slug is forced into a closed die under extreme pressure. In this way, unheated metal flows into the desired shape. The cold forging process is best used to manufacture smaller, cylindrical pats such as shafts, spindles and small net gears.

          Once a rough forging is produced, regardless of the forging process, it must generally still be machined. This process, known as "finishing" or "conversion", smooths the component's exterior and mating surfaces and adds any required specification, such as groves, threads, bolt holes and brand name markings. The finishing process can contribute significantly to the value of the end product, in particular in certain custom situations where high value specialized machining is required. Machining can be performed either in-house by the forge, by a machine shop which performs this process exclusively or by the end-user.

          An internal staff of five engineers designs products to meet customer specifications incorporating computer assisted design (CAD) work stations for tooling design. Because its forged products are inherently less expensive and stronger, Mercer has been successful in replacing certain cast parts previously supplied by third party foundries. Management believes that Mercer is an industry leader in forging techniques using microalloy steel which produces parts which are lighter and stronger than those forged from conventional carbon steel.

     Customers

          Mercer's in-house sales organization sells direct to end users and OEMs. A key element of Mercer's sales strategy is its ability to develop strong customer relationships through responsive engineering capability, dependable quality and just-in-time performance.

     Raw Materials and Distribution

          The principal raw materials used in Mercer's products are carbon and microalloy steel. Mercer purchases substantially all of its carbon steel from four principal sources. Mercer typically maintains 30 to 60 days supply on hand. Mercer buys approximately 40,000 tons of raw steel per year. While Mercer has never suffered an interruption of materials supply, management believes that, in the event of any disruption from any individual source, adequate alternative sources of supply are available within the immediate vicinity although there can be no assurance in this regard.

     Competition

          Mercer competes primarily in a highly fragmented industry which includes several dozen other press forgers and hammer forge shops. Hammer shops cannot typically match press forgers' high volume, single component manufacturing, or close tolerance production. Competition in the forging industry has also historically been determined both by product and geography, with a large number of relatively small forgers across the country carving out their own product and customer niches. In addition, most end users manufacture some forgings themselves, often maintaining a critical minimum level of production in-house and contracting out the balance. The primary basis of competition in the forging industry is price, but engineering, quality and dependability are also important, particularly with respect to building and maintaining customer relationships. Some of Mercer's competitors have significantly greater resources than Mercer. There can be no assurance that Mercer will be able to maintain or improve its competitive position in the markets in which it competes.

          Mercer is not aware of any significant offshore competition within its current product categories. Due to the importance of customer relationships and engineering capabilities, most foreign producers are unable to compete.

     Manufacturing Facilities

          Mercer is located in northwest Pennsylvania, about 60 miles north and west of the Greater Pittsburgh airport. Mercer owns it principal forging facility, which occupies a twenty-one acre site, and consists of a 130,000 square foot manufacturing facility (which was partially rebuilt and expanded by 50,000 square feet in 1989) and an adjacent office complex. Mercer also leases an 18,000 square foot machine shop facility located in Sharon, Pennsylvania, approximately ten miles from Mercer's headquarters.

          Mercer's main plant is able to forge complex components in runs from 500 to more than 10,000 units. Mercer manufactures approximately 500 individual products (SKUs) of which approximately half run throughout the production year. Heating capacity is 59,000 pounds per hour through eight induction heaters. Mercer's existing equipment can handle forging weights from 3 to 100 pounds and forging diameters ranging from 2 1/2 inches to 13 inches. Shear/saw production can handle up to 6 inch diameter billets.

          Mercer presently operates eight press lines consisting of one 4,000 ton, two 3,000 ton, two 2,000 ton and three 1,300 ton press lines. This equipment includes two new press lines including heating equipment, trim presses and billet loaders. The plant uses four microalloy conveyors. Mercer is also equipped with saws and shearers to cut billets from round and square steel bars. Mercer maintains a fully equipped quality control facility, magniflux machine, shot cleaning equipment, complete die welding facility and die repair machine shop.

     Backlog

          Forging backlog at December 31, 1998 is approximately 16.4 million, based on firm orders from existing customers. Even though Mercer is the sole supplier of certain specific components to several of its key accounts, Mercer does not book backlog until customer release dates are received. Mercer ships most orders within 30 days of manufacture.

     Employees

          Mercer currently has 155 full time hourly employees, all of whom are represented by a collective bargaining agreement with United Steel Workers of America. One such contract runs through March 31, 1999. In addition, Mercer's machining operation has a nine year contract with the United Steel Workers of America which expires in 2004. Management believes labor relations are good. Mercer also occasionally utilizes an outside temporary service in its packing operation.

     Litigation

          Mercer is involved in routine litigation incidental to its business. Such litigation is not, in the opinion of management, likely to have a material adverse effect on the financial condition or results of operation of Mercer.

     Environmental Matters

          Mercer is subject to environmental, health and safety laws comparable to those governing the Company. See "-- The Company (other than the Recently Acquired Subsidiaries) -- Environmental Matters."

DEETER FOUNDRY, INC.

     Overview

          Since 1945, Deeter has been producing gray iron castings for the heavy municipal market. Deeter's municipal casting product line includes manhole frames and covers, storm sewer inlet frames, grates and curbs, trench grating and tree grates. Deeter also produces a wide variety of special application construction castings. These products are utilized in waste treatment plants, airports, telephone and electrical construction projects. Deeter's centralized location in Lincoln, Nebraska allows it to service the majority of its geographical market area with overnight delivery. In addition, Deeter maintains 2 stockyards located in the midwest and western U.S.

     Customers

          Deeter serves the same customer and market base as Neenah's heavy municipal line. See "-- The Company (other than the Recently Acquired Subsidiaries) -- Products, Customers and Markets."

     Raw Materials

          The primary raw materials used by Deeter to manufacture iron castings are steel scrap, pig iron, metallurgical coke and silica sand. While there are multiple suppliers for each of these commodities, Deeter has sourcing arrangements with its suppliers of each of these major raw materials, with the exception of pig iron. Due to long standing relationships with each of its suppliers, Deeter believes that it will continue to be able to secure raw materials from its suppliers at competitive prices. The primary energy sources for Deeter's operations, electricity and natural gas, are purchased through utilities.

          Although the prices of all raw materials used by Deeter vary, the fluctuations in the price of steel scrap are the most significant to Deeter. Deeter builds to stock based on forecast sales during any given period and generally does not have any long term customer contracts. As a result, in periods of rapidly rising or falling scrap prices, prices charged to customers will relatively quickly reflect the current scrap price. Rapidly fluctuating scrap prices may have a temporary adverse or positive effect on Deeter's results of operations. See "Risk Factors -- Fluctuations in Price and Supply of Raw Materials."

     Competition

          Deeter operates in the same industry as the Company and therefore faces the same competitive environment as the Company. See "-- The Company (other than the Recently Acquired Subsidiaries) -- Competition" and "Risk Factors -- Competition."

     Manufacturing Facilities

          Deeter is located on an 18 acre site with 71,000 square feet of manufacturing area. Deeter operates three green sand molding lines with a current annual capacity of 20,000 net saleable tons. Deeter maintains stockyards located in Denver, Colorado and their primary distribution yard is located on site in Lincoln, Nebraska.

     Employees

          At September 30, 1998 Deeter had 97 full time hourly employees and 25 salaried employees. The workers are non-union and Deeter believes its relations with its employees are good.

     Litigation

          Deeter is involved in routine litigation incidental to its business. Such litigation is not, in the opinion of management, likely to have a material adverse effect on the financial condition or results of operation of Deeter.

     Environmental Matters

          Deeter is subject to environmental, health and safety laws comparable to those governing the Company. See "-- Company (other than the Recently Acquired Subsidiaries) -- Environmental Matters."

          On May 30, 1997, prior to the Company's acquisition of Deeter, Deeter pleaded guilty to disposing of hazardous waste without a permit and agreed to pay a fine of $500,000, perform (by its president, Douglas E. Deeter) 300 hours of community service and provide certain information regarding its waste handling and disposal practices. Management believes that Deeter has complied and that the matter will result in no further liabilities.

     CAST ALLOYS, INC.

     Overview

          Cast Alloys' principal business is the manufacture of investment-cast titanium and stainless steel golf club heads. Cast Alloys operates out of three principal facilities in Chatsworth, California, Carlsbad, California and Northridge, California. Cast Alloys' wholly owned subsidiary, International Golf, operates as a cost center for Cast Alloys and is also principally involved in the manufacture of investment-cast titanium and stainless steel golf club heads. International Golf operates out of three facilities located in Tijuana, Baja California, Mexico. Cast Alloys is operated as our wholly owned subsidiary under the direction of our management.

     Customers

          The Company presently sells almost all of its products to Callaway Golf ("Callaway"). Sales for the trailing twelve months ended September 30, 1998 were $68.7 million, of which $63.0 million, or 91%, was sold to Callaway. Taylor Made was second on the customer list with $2.4 million in sales or 4%. The remaining 5% was made up of other smaller customers such as Wilson Sporting Goods.

     Raw Materials

        Raw materials include titanium ingot, revert titanium, stainless steel, and other foundry and polishing materials. The Company has contractual arrangements for the purchase of titanium ingot from foreign sources that cover their requirements at competitive prices.

     Competition

        The Company's main competitors include Coastcast Corporation ("Coastcast"), the primary supplier of clubs to Taylor Made, Sturm Ruger, Inc. ("Ruger"), a titanium ammunition manufacturer, and Selmet, Inc. ("Selmet").

     Manufacturing Facilities

        Cast Alloys manufactures steel and titanium golf club heads for major golf club manufacturers. The Company's golf clubs are produced in four facilities. Steel clubs are cast and polished in separate facilities in Tijuana, Mexico. In 1996 and 1997, the Company installed three "arc melting" furnaces and four "cold wall" furnaces in its Northridge, California foundry for the production of titanium golf club heads. "Arc melting" furnaces have the ability to melt titanium in an ingot form while "cold wall" furnaces have the ability to melt titanium in various forms, such that the Company is able to recycle by melting scrap titanium pieces, resulting in significantly lower unit production costs.

     Employees

        The Company employed approximately 2,158 people as of September 30, 1998. Of these, approximately 1,960 are employed at the Company's Mexican facilities.

     Litigation

        Cast Alloys is involved in routine litigation incidental to its business. Such litigation is not, in the opinion of management, likely to have a material adverse effect on the financial condition or results of operation of Cast Alloys.

     Environmental Matters

        Cast Alloys is subject to environmental, health and safety laws comparable to those governing the Company. See "-- The Company (other than the Recently Acquired Subsidiaries) -- Environmental Matters."

                                   MANAGEMENT

     The following table identifies members of the Board of Directors, key executive officers and certain other key employees of the Company.

              NAME                 AGE                         POSITION
              ----                 ---                         --------
James K. Hildebrand..............   62    Chairman of the Board and Chief Executive Officer
William M. Barrett...............   52    President
Gary W. LaChey...................   53    Vice President -- Finance, Treasurer and Secretary
Charles M. Kurtti................   61    Vice President -- Manufacturing and Engineering
John Z. Rader....................   50    Vice President -- Human Resources
William J. Martin................   51    Vice President -- Hartley Controls Corporation
Timothy J. Koller................   49    Vice President -- Construction Products, Sales,
                                          and Engineering
Frank C. Headington..............   49    Director -- Product Reliability
David F. Thomas..................   49    Director
John D. Weber....................   34    Director
Brenton F. Halsey................   71    Director

     Mr. Hildebrand is Chairman of the Board and Chief Executive Officer of the Company. Mr. Hildebrand has been President and Chief Executive Officer of ACP since 1988, and will continue in that position for the foreseeable future. Previously, he served as President of the Cast Products Group of Amcast Industrial Corp. Mr. Hildebrand is also employed by ACP Holdings. See "Certain Relationships and Related Transactions."

     Mr. Barrett is President of the Company. Mr. Barrett joined the Company in 1992 and has served as Vice President and General Manager and General Sales Manager -- Industrial Castings. From 1985 to 1992, Mr. Barrett was the Vice President -- Sales for Harvard Industries Cast Products Group.

     Mr. LaChey is Vice President -- Finance, Treasurer and Secretary of the Company. Mr. LaChey joined the Company in 1971, serving in a variety of positions of increasing responsibility in the finance department.

     Mr. Kurtti is Vice President -- Manufacturing and Engineering, a position he has held since 1991. Mr. Kurtti joined the Company in 1976 as a salesman. Mr. Kurtti has served as Director of Marketing, Director of Purchasing -- Engineering and Director -- Manufacturing and Engineering.

     Mr. Rader is Vice President -- Human Resources, a position he has held since 1990. Mr. Rader joined the Company in 1987, serving as Director -- Personnel until 1989 and as Director -- Human Resources until 1990.

     Mr. Martin is Vice President -- Hartley Controls Corporation, a wholly owned subsidiary of the Company, a position he has held since 1996. Previously, Mr. Martin was Territory Sales Manager at Disamatic, Inc., a molding machine manufacturer, from 1986 to 1996.

     Mr. Koller is Vice President -- Construction Products, Sales and Engineering for the Company. Mr. Koller joined the Company in 1978, serving in a variety of positions of increasing responsibility in the sales and marketing departments.

     Mr. Headington is Director -- Product Reliability, a position he has held since 1991. Mr. Headington joined the Company in 1989 as Manager -- Technical Services, a position he held until 1991.

     Mr. Thomas is a director of the Company. Mr. Thomas has been a Managing Director of Citicorp Venture Capital, Ltd. for over five years. Mr. Thomas is a director of Lifestyle Furnishings

International Ltd., Galey & Lord, Inc., Anvil Knitwear, Inc., Plainwell, Inc., Stage Stores, Inc. and American Commercial Lines LLC.

     Mr. Weber is a director of the Company. Mr. Weber has been a Vice President at CVC since 1994. Previously, Mr. Weber worked at Putnam Investments from 1992 through 1994. Mr. Weber is a director of Anvil Knitwear, Inc., Electrocal Designs, Inc., FFC Holding, Inc., Graphic Design Technologies, Marine Optical, Inc., Gerber Childrenswear, Inc., Plainwell Paper Company, Sleepmaster, LLC, and Smith Alarm.

     Mr. Halsey is a director of the Company. Mr. Halsey was the founding Chief Executive Officer and Chairman of the James River Corporation from 1969 to 1990. He continued as Chairman until 1992 when he became Chairman Emeritus.

COMPENSATION OF DIRECTORS

     Directors of the Company who are officers or employees of the Company or its affiliates are presently not expected to receive compensation for their services as directors. No determination has yet been made with respect to compensation for directors of the Company who are not officers or employees of the Company or any of its affiliates. Directors of the Company will be entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof.

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation of executive officers of the Company will be determined by the Board of Directors of the Company. None of the historical benefit or compensation plans of the Company are described herein because each were terminated with respect to the named officers and replaced as a group by a single compensation plan in connection with the Merger (with the exception of a 401(k) plan and a retirement plan for Mr. Kurtti). The following table sets forth information concerning compensation received by the five most highly compensated officers of the Company for services rendered in the fiscal year ended September 30, 1998, the five month period ended September 30, 1997 ("FM 1997"), the one month period ended April 30, 1997 ("OM 1997") and the fiscal year ended March 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                              ANNUAL                                      COMPENSATION
                                           COMPENSATION                        -----------------------------------
                              FISCAL    ------------------    OTHER ANNUAL     OPTIONS/      LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR      SALARY     BONUS    COMPENSATION(1)    SARS(#)    PAYOUTS    COMPENSATION
---------------------------  ---------  --------   -------   ---------------   ---------   --------   ------------
James K. Hildebrand               1998  $120,000   $84,000       $34,107             --          --           --
  Chairman of the Board      FM   1997    50,000        --        10,860
  and Chief Executive        OM   1997        --        --            --
  Officer                         1997        --        --            --

William M. Barrett                1998  $148,500   $85,575       $31,490             --          --           --
  President                  FM   1997    55,000        --        11,430
                             OM   1997     8,225        --         1,936
                                  1997    98,700    20,000        26,030

Gary W. LaChey                    1998  $145,345   $86,980       $31,469             --          --           --
  Vice President --          FM   1997    59,175        --        10,723
  Finance, Treasurer         OM   1997    11,833        --         2,081
  and Secretary                   1997   137,998    40,000        26,984

Charles M. Kurtti                 1998  $137,500   $80,850       $34,510             --          --           --
  Vice President --          FM   1997    55,000        --        11,430
  Manufacturing              OM   1997    11,000        --         2,229
  and Engineering                 1997   127,750    45,000        32,230

John Z. Rader                     1998  $137,000   $80,850       $31,303             --          --           --
  Vice President --          FM   1997    55,000        --        11,430
  Human Resources            OM   1997    11,000        --         2,229
                                  1997   127,750    40,000        29,725

---------------
(1) The named officers have participated in the Company's profit sharing, Company 401(k) contributions, and excess benefit programs. The aggregate payments made by the Company pursuant to such programs are listed as Other Annual Compensation.

EMPLOYMENT AGREEMENTS

     Prior to the Merger, the Predecessor Company entered into a consulting agreement with James P. Keating, Jr. a former Senior Vice President of the Company, that provides that Mr. Keating will be available to serve as a consultant to the Company from July 1, 1997 to June 30, 1999. The Company, ACP, ACP Holdings and ACP Products L.L.C. entered into an executive employment and consulting agreement with James K. Hildebrand dated as of September 15, 1998. Such agreement provides for (i) an initial term of employment until September 30, 2001 after which, barring termination by the Company under certain circumstances (including gross negligence, wilful misconduct and commission of certain crimes), Mr. Hildebrand will serve as a consultant to the Company for a period of two years with automatic renewal, subject to earlier termination notice by either party, for successive one year periods up to an additional three years; (ii) a minimum base salary of $500,000 and a bonus to be calculated based on achieved EBITDA performance so long as Mr. Hildebrand is employed by the Company; (iii) severance benefits; (iv) non-competition, non-solicitation and confidentiality agreements; (v) an option to purchase certain common membership units of ACP Products L.L.C.; and (vi) other terms and conditions of Mr. Hildebrand's employment including health benefits. In addition, in connection with the Company's acquisition of all of the capital stock of Dalton, Dalton entered into an employment agreement with K.L. Davidson dated as of September 8, 1998 to serve as President of Dalton. Such agreement provides for
(i) an initial one year term which shall be renewed automatically, subject to earlier termination notice by either party, for successive one year terms until Mr. Davidson attains the age of 65; (ii) a minimum base salary and bonus following the end of each fiscal year so long as Dalton employs Mr. Davidson;
(iii) severance benefits; (iv) non-solicitation, non-compete and confidentiality agreements; and (v) other terms and conditions of Mr. Davidson's employment.

MANAGEMENT INCENTIVE PLAN

     The Company provides performance-based compensation awards to executive officers and key employees for achievement during each year as part of a bonus plan. Such compensation awards may be a function of individual performance and consolidated corporate results. The qualitative and quantitative criteria will be determined from time to time by the Board of Directors of the Company.

MANAGEMENT EQUITY PARTICIPATION

     In connection with the Merger, the then current Management Investors acquired units representing membership interests in ACP Products, L.L.C., which represent, in the aggregate, approximately a ten percent beneficial interest in the Company (the "Purchased Interests"). In addition, in connection with certain of the Recent Acquisitions, certain senior managers of certain of the Recently Acquired Subsidiaries purchased common interests in ACP Products, L.L.C. The Management Investors and certain other employees of the Company may be given the opportunity to purchase additional Purchased Interests either in connection with future acquisitions or otherwise.

     Upon the termination of employment with the Company, an employee's Purchased Interests will be subject to certain repurchase provisions exercisable by ACP Products, L.L.C. or its designees. Any Purchased Interests issued in the future are expected to be subject to rights and restrictions similar to those of the Purchased Interests purchased in connection with the Merger. The price of the future Purchased Interests will be established by ACP Products, L.L.C. in consultation with the Board of Directors of the Company or a compensation committee thereof.

                            OWNERSHIP OF SECURITIES

     The Company's authorized capital stock consists of 11,000 shares of common stock, par value $100 per share (the "Common Stock"), 1,000 shares of which are issued and outstanding and owned by Holdings and are pledged to the lenders under the Senior Bank Facilities.

     Holdings' authorized capital stock consists of 1,000 shares of Common Stock, par value $.01 per share ("Holdings Common Stock"), of which 1,000 shares are issued and outstanding and 44,000 shares of 12% cumulative redeemable preferred stock, par value $.01 per share ("Holdings Preferred Stock") of which 44,000 shares are issued and outstanding.

     Dividends accrue on Holdings Preferred Stock at a rate of 12% per annum and accumulate and compound on a quarterly basis. Holdings Preferred Stock ranks prior to the Holdings Common Stock upon liquidation and in respect of dividends and redemption. The vote of 66% of the holders of the Holdings Preferred Stock, voting as a separate class is required to (i) cause Holdings to direct its subsidiaries to make distributions sufficient to enable Holdings to pay dividends on the Holdings Preferred Stock and (ii) cause the redemption of the Holdings Preferred Stock upon the occurrence of certain events. Except as described in the foregoing, or as otherwise required by law, the Holdings Preferred Stock is not entitled to the right to vote. The Holdings Preferred Stock is subject to mandatory redemption two years after the maturity of the Notes. Upon redemption, a holder of Holdings Preferred Stock is entitled to receive for each share of Holdings Preferred Stock redeemed its per share liquidation value plus accrued and unpaid dividends.

     The table below sets forth certain information regarding the equity ownership of Holdings by each person or entity who owns five percent or more of any class of voting capital stock as of June 30, 1998.

                                                          PERCENTAGE OF    PERCENTAGE OF
                                                            PREFERRED         COMMON
          NAME AND ADDRESS OF BENEFICIAL OWNER                STOCK            STOCK
          ------------------------------------            -------------    -------------
ACP Holding Company(1)..................................      100%             100%
  525 Metro Place North, Suite 330
  Dublin, Ohio 43017

---------------
(1) ACP Holding Company is an affiliate of Citicorp Venture Capital, Ltd., and a wholly-owned subsidiary of ACP Products, L.L.C. See "Certain Relationships and Related Transactions." The Management Investors have, through an investment in ACP Products, L.L.C., an approximately ten percent beneficial interest in the Company. See "Management -- Management Equity
    Participation."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH ACP HOLDING COMPANY

     ACP Products, L.L.C. holds all of the issued and outstanding shares of capital stock of ACP Holdings. ACP Holdings is the parent company of Holdings, and thus indirectly owns 100% of the Common Stock of the Company. James K. Hildebrand, who serves as the Chairman of the Board and Chief Executive Officer of the Company, currently serves as President and Chief Executive Officer of ACP Holdings. Mr. Hildebrand held such positions prior to the contribution of the capital stock of ACP to the Company and received payment for such services.

SHAREHOLDER RELATIONSHIPS

     The Management Investors and certain institutional investors, including Citicorp Venture Capital, Ltd., are parties to the Fifth Amended and Restated Limited Liability Agreement (the "L.L.C. Agreement"). The L.L.C. Agreement contains certain provisions with respect to the beneficial equity interests and corporate governance of the Company. The L.L.C. Agreement provides that the Investor Group and the Management Investors, as the only members of ACP Products, L.L.C.

holding beneficial interests in the Company, have the right to direct all actions taken in respect of Holdings and the Company, including, without limitation, appointing members of the Board of Directors of the Company and of Holdings.

CONTRIBUTION OF ACP CAPITAL STOCK

     On September 8, 1998, the capital stock of ACP was contributed to the Company by ACP Holdings. In connection with the contribution, the Company assumed $14.9 million of indebtedness of ACP, $14.6 of which was refinanced through borrowings of Tranche A Loans. In connection with the contribution of the capital stock of ACP to the Company, (i) Holdings issued a $4.2 million senior subordinated note to CVC in exchange for a $4.2 million current pay obligation of ACP to CVC and (ii) $6.7 million of outstanding subordinated debt of ACP to ACP Holdings and Holdings was contributed to the capital of ACP.

REGISTRATION RIGHTS AGREEMENT

     The Company entered into a registration rights agreement (the "Registration Rights Agreement") with the Investor Group and the Management Investors. Pursuant to the terms of the Registration Rights Agreement, certain holders of the Company's Common Stock have the right to require the Company, at the Company's sole cost and expense and subject to certain limitations, to register under the Securities Act or list on any recognized stock exchange all or part of the Common Stock beneficially owned by such holders (the "Registrable Securities"). All such holders will be entitled to participate in all registrations by the Company or other holders, subject to certain limitations. In connection with all such registrations, the Company agreed to indemnify all beneficial owners of Registrable Securities against certain liabilities, including liabilities under the Securities Act and other applicable state or foreign securities laws. Registrations pursuant to the Registration Rights Agreement will be made, if applicable, on the appropriate registration form and may be underwritten registrations.

                   DESCRIPTION OF THE SENIOR BANK FACILITIES

     The following is a summary of the material terms of the Credit Agreement, dated April 30, 1997, as amended and restated as of September 12, 1997, April 3, 1998 and September 8, 1998, and as amended as of November 18, 1998, among the Company, Holdings, The Chase Manhattan Bank, as administrative agent and collateral agent (the "Agent"), and the lenders named therein (together with the Agent, the "Lenders"). The Senior Bank Facilities consist of (i) term loan facilities (the "Term Loan Facilities") in an aggregate principal amount of $145.0 million, (ii) an acquisition loan facility (the "Acquisition Loan Facility") in an aggregate principal amount of up to $50.0 million and (iii) a revolving loan facility (the "Revolving Credit Facility") in an aggregate principal amount of up to $50.0 million. The following summary is qualified in its entirety by reference to the Credit Agreement, copies of which will be made available to prospective purchasers of the Notes upon request.

     On November 18, 1998 the Lenders agreed to waive certain provisions and amend certain other provisions of the Credit Agreement. Pursuant to the amended Credit Agreement, the Company must use the net proceeds of the Offering to prepay borrowings under the Acquisition Loan Facility (without reducing the commitments thereunder). Any remaining proceeds of the Offering are required to be placed in a cash collateral account (the "Cash Collateral Account") with Chase, as collateral agent, for the benefit of the Lenders, to finance the Potential Acquisition or any permitted acquisition under the Credit Agreement. To the extent that funds placed in the Cash Collateral Account are not used to finance the Potential Acquisition or any other permitted acquisition under the Credit Agreement by February 15, 1999, the escrowed funds must be used to prepay borrowings pro rata under the Term Loan Facilities.

THE FACILITIES

     Term Loan Facilities. The Term Loan Facilities consist of two tranches of term loans. The tranche A term loans (the "Tranche A Loans") were made available on April 3, 1998 and were borrowed in a single drawing of $20.0 million on September 8, 1998 in connection with the acquisition of Dalton and ACP. The tranche B term loans were originally made in a single drawing of $55.0 million on April 3, 1998, of which $55.0 million was outstanding at June 30, 1998 (the "Initial Tranche B Loans"). On September 8, 1998, the Lenders agreed to commit to make additional tranche B term loans in an aggregate principal amount of $70.0 million, which was fully drawn by the Company on that date (the "Additional Tranche B Loans" and together with the Initial Tranche B Loans, the "Tranche B Loans"). The Tranche A Loans mature on September 30, 2003 and the Tranche B Loans mature on September 30, 2005. Installments of the Tranche A Loans are due in aggregate principal amounts of $0.75 million per quarter until September 30, 1999, $1.0 million per quarter from December 31, 1999 until September 30, 2002 and $1.25 million per quarter thereafter until maturity. Installments of the Initial Tranche B Term Loans are due in aggregate principal amounts of $0.25 million per quarter until September 30, 2003 and $6.25 million per quarter thereafter until maturity. Installments of the Additional Tranche B Loans are due in aggregate principal amounts of $8.75 million per quarter commencing on December 31, 2003 and continuing thereafter until maturity.

     Acquisition Loan Facility. The Lenders have agreed to provide loans under the Acquisition Loan Facility ("Acquisition Loans") from time to time to the Company in connection with permitted acquisitions under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $50.0 million. Prior to the Acquisition Loan Termination Date (as defined), loans under the Acquisition Loan Facility may be paid and reborrowed. On September 8, 1998, the Company borrowed $29.0 million of Acquisition Loans in connection with the acquisition by the Company of Dalton. The Company will prepay all amounts outstanding under the Acquisition Loan Facility ($29.0 million) with the net proceeds of the Offering (but the Acquisition Loan Facility commitment will not be reduced). Future Acquisition Loans may be drawn until September 8, 2000 (the "Acquisition Loan Termination Date") with all amounts drawn maturing on June 30, 2004. Installments of Acquisition Loans outstanding on the Acquisition Loan Termination Date will be repaid quarterly beginning on such date until maturity. The aggregate principal amount due quarterly on and after the Acquisition Loan Termination Date is calculated by multiplying the principal amount outstanding (together with accrued but unpaid interest) on the Acquisition Loan Termination Date by 6.25%.

     Revolving Credit Facility. The Revolving Credit Facility consists of a revolving loan facility in an aggregate principal amount of $50.0 million. The Company is entitled to draw amounts under the Revolving Credit Facility for general corporate purposes, including permitted acquisitions. The Revolving Credit Facility includes a $15.0 million sub-limit for letters of credit available on same-day notice. The Revolving Credit Facility will mature on April 30, 2002.

     Availability. Availability of new drawings under the Acquisition Loan Facility and the Revolving Credit Facility is subject to various conditions precedent typical of bank facilities of this type including, among other things, the absence of any material adverse condition or material adverse change in or affecting the business, property, assets, nature of assets, liabilities or condition of the Company and no event of default having occurred and being continuing. Acquisition Loans may be drawn until September 8, 2000 and the Revolving Credit Facility may be borrowed, repaid and reborrowed until April 30, 2002.

INTEREST

     Interest on borrowings under the Senior Bank Facilities accrues quarterly with reference to the base rate (the "Base Rate") plus the applicable interest margin; however the Company may elect that all or a portion of the borrowings under the facility bear interest at the Adjusted LIBO Rate plus the applicable interest margin. The Base Rate is defined as the higher of (i) the certificate of deposit rate as published by the Federal Reserve Bank of New York, plus 1%, (ii) the Prime Rate (as defined in the Senior Bank Facilities) in effect on such day and (iii) the federal funds rate in effect on such date, plus
 1/2%. The Adjusted LIBO Rate is defined as the rate at which eurodollar deposits for one, two, three or six months are quoted in the interbank eurodollar market, as adjusted to reflect statutory reserve requirements to which any lender is subject.

     The Senior Bank Facilities contain provisions under which commitment fees and interest rates are adjusted in increments based on the ratio (the "Leverage Ratio") of consolidated net debt to consolidated EBITDA in effect from time to time. Subject to certain exceptions, for Adjusted LIBO (a) the applicable interest margin for Tranche A Loans, loans under the Revolving Credit Facility and the Acquisition Loans and (b) the applicable interest margin for the Initial Tranche B Loans and the Additional Tranche B Loans are, in the case of a Leverage Ratio (i) greater than or equal to 4.5:1.0, 2.50% and 2.75%, respectively, (ii) greater than or equal to 4.0:1.0 but less than 4.5:1.0, 2.25% and 2.50%, respectively, (iii) greater than or equal to 3.5:1.0 but less than 4.0:1.0, 2.00% and 2.25%, respectively, (iv) greater than or equal to 3.0:1.0 but less than 3.5:1.0, 1.75% and 2.00%, respectively and (v) less than 3.0:1.0, 1.50% and 2.00%, respectively, with the applicable interest margin for Base Rate loans being 1.0% less than the corresponding margin for Adjusted LIBO loans (but not less than 0%).

     Currently all outstanding Tranche A Loans bear interest at the Adjusted LIBO Rate plus 2.50%, all outstanding Tranche B Loans bear interest at the Adjusted LIBO Rate plus 2.75%, and all outstanding Acquisition Loans bear interest at the Adjusted LIBO Rate plus 2.50%.

FEES

     The Company has agreed to pay certain fees with respect to the Senior Bank Facilities, including (i) fees on the unused commitments of lenders equal to
 .50% on the undrawn portion of the commitments in respect of the Senior Bank Facilities (such fees being reduced to .375% should the Leverage Ratio be less than 3.5:1.0), (ii) letter of credit fees on the aggregate face amount of outstanding letters of credit equal to the then applicable borrowing margin for Adjusted LIBO loans under the Revolving Credit Facility and a issuing bank fee for the letter of credit issuing bank; (iii) annual administration fees; and
(iv) agent, arrangement and other similar fees.

SECURITY; GUARANTEES

     The obligations of the Company under the Senior Bank Facilities are irrevocably guaranteed, jointly and severally, by Holdings and by each existing and subsequently acquired or organized subsidiary of the Company. In addition, the Credit Agreement and the guarantees thereunder are secured by substantially all of the assets of Holdings, the Company and its domestic subsidiaries (collectively, the "Collateral"), including but not limited to (i) a first priority pledge of all the capital stock of the Company and of each existing and subsequently acquired or organized subsidiary of the Company and (ii) a perfected first priority security interest in, and mortgage on, substantially all tangible and intangible assets of the Company and the guarantors (including, but not limited to, accounts receivable, documents, inventory, equipment, investment property, general intangibles, real property, cash and cash accounts and proceeds of the foregoing), in each case subject to certain exceptions.

MANDATORY AND OPTIONAL PREPAYMENT.

     The Term Loan Facilities and the Acquisition Loans are required to be prepaid, subject to certain conditions and exceptions, with (i) 100% of the net proceeds of any incurrence of indebtedness, subject to certain exceptions, by Holdings, the Company or its subsidiaries, (ii) 100% of the net proceeds of certain asset dispositions, (iii) 50% of excess cash flow (as such term is defined in the Credit Agreement) on a consolidated basis and (iv) 100% of net proceeds from any insurance recovery events, subject to certain re-investment rights.

     Subject to certain exceptions, mandatory prepayments of debt must be made pro rata, among the Acquisition Loan Facility and the Term Loan Facility. In the case of an offering of qualified subordinated debt prior to September 8, 2000(including the Notes), mandatory prepayments must be made first to retire borrowings under the Acquisition Loan Facility with the remaining proceeds of any such offering used to retire pro rata borrowings under the Term Loan Facility. The Senior Bank Facilities provide that the Company may prepay loans in whole or in part without penalty, subject to minimum prepayments and reimbursement of the lenders' breakage and redeployment costs in the case of prepayment of Adjusted LIBO Loans.

AFFIRMATIVE, NEGATIVE AND FINANCIAL COVENANTS

     The Credit Agreement contains a number of covenants that, among other things, restrict the ability of Holdings, the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur or guarantee obligations, amend other debt instruments, pay dividends, create liens on assets, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company and its subsidiaries, make capital expenditures, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, the Credit Agreement requires the Company to comply with specified financial ratios and tests, including a maximum leverage ratio, an interest coverage ratio and a minimum consolidated net worth test.

EVENTS OF DEFAULT

     The Senior Bank Facilities contains customary events of default, including non-payment of principal, interest or fees, violation of covenants, inaccuracy or representations or warranties in any material respect, cross default to certain other indebtedness, bankruptcy, ERISA events, material judgments and liabilities, actual or asserted invalidity of any material security interest and change of control.

                              DESCRIPTION OF NOTES

GENERAL

     The form and terms of the series F senior subordinated notes due 2007 (the "Exchange Notes") are the same as the form and terms of the Old Notes except that (i) the Exchange Notes will have been registered under the Securities Exchange Act of 1934, as amended (the "Securities Act") and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and (ii) holders of Exchange Notes will not be entitled to rights of holders of the Old Notes under the Registration Rights Agreement which terminate upon the consummation of the Exchange Offer. The Old Notes have been, and the Exchange Notes are to be, issued under an Indenture, dated as of April 30, 1997 (the "Indenture"), among the Company, the Guarantor Subsidiaries and United States Trust Company of New York, as Trustee (the "Trustee").

     The following summary of certain provisions of the Indenture and the Exchange Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended ("TIA"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "-- Certain Definitions" below.

     Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially shall be the corporate trust office of the Trustee at 114 West 47th Street, New York, N.Y. 10036, Attn: Gerard Ganey), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the Notes at their registered addresses.

     The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Exchange Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

     The Exchange Notes will be unsecured senior subordinated obligations of the Company, limited to $87.0 million aggregate principal amount, and will mature on May 1, 2007. Each Exchange Note will bear interest at a rate per annum shown on the front cover of this Prospectus from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing May 1, 1999.

OPTIONAL REDEMPTION

     Except as set forth below, the Exchange Notes will not be redeemable at the option of the Company prior to May 1, 2002. On and after such date, the Exchange Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                                                              REDEMPTION
                            YEAR                                PRICE
                            ----                              ----------
2002........................................................   105.5625%
2003........................................................   103.7083%
2004........................................................   101.8542%
2005 and thereafter.........................................   100.0000%

     In addition, at any time and from time to time on or prior to May 1, 2000, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Exchange Notes with the cash proceeds to it of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 111.125% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 60% of the original aggregate principal amount of the Exchange Notes must remain outstanding after each such redemption.

     Notwithstanding the preceding two paragraphs, the Company will not be permitted to redeem any Existing Notes unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Exchange Notes (rounded to the nearest integral multiple of $1000) equal to the product of: (1) a fraction, the numerator of which is the aggregate principal amount of Existing Notes to be so redeemed and the denominator of which is the aggregate principal amount of Existing Notes outstanding immediately prior to such proposed redemption and (2) the aggregate principal amount of Exchange Notes outstanding immediately prior to such proposed redemption. Similarly, the Company will not be permitted to redeem the Exchange Notes unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of each series of Existing Notes (rounded to the nearest integral multiple of $1,000) equal to the product of: (1) a fraction, the numerator of which is the aggregate principal amount of Exchange Notes to be so redeemed and the denominator of which is the aggregate principal amount of Exchange Notes outstanding immediately prior to such proposed redemption and (2) the aggregate principal amount of such series of Existing Notes outstanding immediately prior to such proposed redemption.

     The Exchange Notes will be subject to redemption at the option of the Company, prior to May 1, 2002, at any time within 180 days after a Change of Control on not less than 30 nor more than 60 days' prior notice to each Holder of Exchange Notes to be redeemed, in amounts of $1,000 or an integral multiple thereof, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium. Each Holder of Exchange Notes will also have certain rights to require the Company to purchase such Exchange Notes upon the occurrence of a Change of Control. See "-- Change of Control" below.

SELECTION

     In the case of any partial redemption, selection of the Exchange Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Exchange Note of $1,000 in original principal amount or less will be redeemed in part. If any Exchange Note is to be redeemed in part only, the notice of redemption relating to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note.

RANKING

     The indebtedness evidenced by the Exchange Notes will be unsecured Senior Subordinated Indebtedness of the Company. The payment of the principal of, premium (if any) and interest on the Exchange Notes is subordinate in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of the Company, will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company (including the Existing Notes) and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The Exchange Notes will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

     The indebtedness evidenced by a Subsidiary Guaranty will be unsecured Senior Subordinated Indebtedness of the Guarantor Subsidiary issuing such Subsidiary Guaranty. The payment of a Subsidiary Guaranty is subordinate in right of payment, as set forth in the Indenture, to all existing and future Senior indebtedness of such Guarantor Subsidiary, will rank pari passu in right of payment with the existing and future Senior Subordinated Indebtedness of such Guarantor Subsidiary and will be senior in right of payment to all existing and future Subordinated Obligations of such Guarantor Subsidiary. Each Subsidiary Guaranty will also be effectively subordinated to any Secured Indebtedness of the Guarantor Subsidiary to the extent of the value of the assets securing such indebtedness.

     As of December 31, 1998, on a pro forma basis after giving effect to the Recent Acquisitions, the Offering and the application of the net proceeds therefrom and assuming the proceeds of the Offering are not applied to repay amounts outstanding under the Term Loan Facilities, the Company and the Guarantor Subsidiaries would have had outstanding $145.1 million (excluding $4.6 million of outstanding letters of credit) of aggregate principal amount of Senior Indebtedness (all of which is Secured Indebtedness), $195.0 million aggregate principal amount of Senior Subordinated Indebtedness (other than the Indebtedness represented by the Exchange Notes), and no Indebtedness that is subordinate and junior in right of repayment to Senior Subordinated Indebtedness. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness of the Company or a Guarantor Subsidiary, as the case may be. See "-- Certain
Covenants -- Limitation on Indebtedness" below.

     "Senior Indebtedness" of the Company means all principal of, premium (if any), accrued interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all Indebtedness of the Company, and including all Bank Indebtedness, whether outstanding on the Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Exchange Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for federal, foreign, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness or obligation of the Company which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) any Indebtedness Incurred in violation of the Indenture. "Senior Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

     Only Indebtedness of the Company or a Guarantor Subsidiary that is Senior Indebtedness will rank senior to the Exchange Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Exchange Notes and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Guarantor Subsidiary, respectively (including the Existing Notes). The Company and each Guarantor Subsidiary has agreed in the Indenture that it will not incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness of the Company or a Guarantor Subsidiary is not deemed to be subordinated or junior to Secured Indebtedness, as the case may be, merely because it is unsecured.

     The Company may not pay principal of, or premium (if any) or interest on, the Exchange Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below, and may not otherwise purchase, redeem or otherwise retire any Exchange Notes other than from funds held in a defeasance trust pursuant to the provisions described under "-- Defeasance" below (collectively, "pay the Exchange Notes"), if (i) any Senior Indebtedness of the Company is not paid when due or (ii) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full. However, the Company may pay the Exchange Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Exchange Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness have, or the Representative of such holders has, accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Exchange Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of the Senior Indebtedness of the Company before the Exchange Noteholders are entitled to receive any payment and until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the

Indenture will be made to holders of the Senior Indebtedness of the Company as their respective interests may appear. If a payment or distribution is made to Exchange Noteholders that due to the subordination provisions should not have been made to them, such Exchange Noteholders are required to hold such payment or distribution in trust for the holders of Senior Indebtedness and pay it over to them as their respective interests may appear.

     If payment of the Exchange Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Exchange Notes until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     The terms of the subordination provisions described above with respect to the Company's obligations under the Exchange Notes apply equally to a Guarantor Subsidiary and the obligations of such Guarantor Subsidiary under its Subsidiary Guaranty.

     By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Guarantor Subsidiary who are holders of Senior Indebtedness of the Company or a Guarantor Subsidiary, as the case may be, may recover more, ratably, than the Exchange Noteholders, and creditors of the Company who are not holders of Senior Indebtedness of the Company or of Senior Subordinated Indebtedness (including the Exchange Notes) may recover less, ratably, than holders of Senior Indebtedness of the Company.

SUBSIDIARY GUARANTIES

     Each of the Company's principal operating subsidiaries (the "Initial Guarantors," and together with all future issuers of Subsidiary Guaranties, the "Guarantor Subsidiaries") will jointly and severally as primary obligors and not merely as sureties, irrevocably Guarantee on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Exchange Notes, whether for payment of principal of or interest on the Exchange Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Guarantor Subsidiaries being herein called the "Guaranteed Obligations"). The Guarantor Subsidiaries will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guaranties. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Guarantor Subsidiary without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company will cause (a) each Restricted Subsidiary that is a Domestic Subsidiary which Incurs Indebtedness and (b) each Restricted Subsidiary that is not a Domestic Subsidiary and that after the Original Issue Date enters into a Guarantee of any of the obligations of the Company, Holdings or any of the Company's subsidiaries pursuant to the Senior Bank Facilities to Guarantee payment of the Exchange Notes. See "-- Certain Covenants -- Future Guarantor Subsidiaries" below.

     Each Subsidiary Guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(b) be binding upon each Guarantor Subsidiary and (c) enure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     A Subsidiary Guaranty will be released upon the sale of the capital stock, or all or substantially all of the assets, of the applicable Guarantor Subsidiary if such sale is made in compliance with the Indenture.

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

     Each of the Company's Guarantor Subsidiaries have also Guaranteed or will also Guarantee Indebtedness of the Company Incurred under the terms of the Senior Bank Facilities and the Existing Notes.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), pursuant to the offer described below and the other procedures set forth in the Indenture; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Exchange Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Exchange Notes as described under "-- Optional Redemption":

          (a) prior to the earlier to occur of the first public offering of Voting Stock of ACP Holdings, Holdings or the Company, the Permitted Holders cease to be entitled (by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (a), the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as one or more of the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

          (b) after the first public offering of Voting Stock of ACP Holdings, Holdings or the Company, any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above), directly or indirectly, of Voting Stock that represents more than 40% of the aggregate ordinary voting power of all classes of the Voting Stock of ACP Holdings, Holdings or the Company voting together as a single class, and either (x) the Permitted Holders beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate Voting Stock that represents a lesser percentage of the aggregate ordinary voting power of all classes of the Voting Stock of ACP Holdings, Holdings, or the Company as the case may be, voting together as a single class, than such other person or group and are not entitled (by voting power, contract or otherwise) to elect directors of ACP Holdings, Holdings or the Company having a majority of the total voting power of the board of directors of ACP Holdings, Holdings or the Company, as the case may be, or (y) such other person or group is entitled to elect directors of ACP Holdings, Holdings or the Company having a majority of the total voting power of the board of directors of ACP Holdings, Holdings or the Company;

          (c) after the first public offering of Voting Stock of ACP Holdings, Holdings or the Company, during any period of not greater than two consecutive years beginning after the Issue Date, individuals who at the beginning of such period constituted the board of directors of ACP Holdings, Holdings or the Company, as the case may be (together with any new directors whose election by such board of directors, or whose nomination for election by shareholders was approved by the Permitted Holders or by such board of directors, in each case by a vote of a majority of the directors of ACP Holdings, Holdings or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to have a majority of

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

     the total voting power of the board of directors of ACP Holdings, Holdings or the Company, as the case may be; or

          (d) any sale, lease, or other transfer (in one transaction or in a series of related transactions) is made by the Company or its Restricted Subsidiaries of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating, among other things:
(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any portion of such Holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Exchange Notes or any portion thereof purchased.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company or Holdings would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The occurrence of a Change of Control would constitute a default under the Senior Bank Facilities. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Exchange Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. The Company's failure to purchase the Exchange Notes in connection with a Change of Control would result in a default under the Indenture.

CERTAIN COVENANTS

     The Indenture will contain covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness (other than pursuant to the following paragraph (b)) unless on the date of such Incurrence the Consolidated Coverage Ratio exceeds 2.00 to 1.

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

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness consisting of revolving credit, working capital or letters of credit financing in an aggregate principal amount at any time outstanding not in excess of the greater of $35.0 million and the Borrowing Base in effect from time to time (in each case less the aggregate amount of all repayments of principal actually made thereunder since the Original Issue Date with Net Available Cash from Asset Dispositions pursuant to clause (a)(iii)(A) of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock");

          (ii) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (iii) Indebtedness of the Company represented by the Notes;

          (iv) any Indebtedness of the Company and its Restricted Subsidiaries (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Original Issue Date and Indebtedness Incurred under
     Section 4.03(a) of the Original Indenture prior to the Issue Date;

          (v) Indebtedness of the Company and its Restricted Subsidiaries (A) in respect of judgment, appeal, surety, performance and other like bonds, bankers' acceptances and letters of credit provided by the Company and its Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness and (B) under Commodity Agreements, Currency Agreements and Interest Rate Agreements that are designed to protect the Company and its Restricted Subsidiaries against fluctuations in commodity prices (for raw materials used by them), interest rates or currency exchange rates and not for the purposes of speculation;

          (vi) Indebtedness represented by Guarantees by the Company of Indebtedness of a Restricted Subsidiary, or in respect of letters of credit provided by the Company to support such Indebtedness, or Guarantees by a Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary, or in respect of letters of credit provided by a Restricted Subsidiary to support such Indebtedness; provided, however, that only Indebtedness that is Incurred in compliance with this covenant may be guaranteed pursuant to this clause (vi);

          (vii) Purchase Money Indebtedness, industrial revenue bonds or similar Indebtedness and Capitalized Lease Obligations of the Company and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not in excess of 10% of Total Assets;

          (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of any business, assets or Subsidiary of the Company permitted under the Indenture;

          (ix) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Notes tendered in an offer to purchase made as a result of a Change of Control;

          (x) Indebtedness of the Company or a Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case Incurred in the ordinary course of business;

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

          (xi) Indebtedness of the Company consisting of guarantees of up to an aggregate principal amount of $2.0 million of borrowings by Management Investors in connection with purchases of Voting Stock of Holdings on or after the Original Issue Date and in accordance with "-- Limitation on Restricted Payments;"

          (xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not in excess of $15.0 million which Indebtedness may be incurred pursuant to clause (i) above; and

          (xiii) any Refinancing Indebtedness incurred in respect of any Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (i),
     (ii), (iv), (vii), (ix) or (xiii) of this paragraph (b).

     (c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company. In addition, the Company may not Incur any Secured Indebtedness which is not Senior Indebtedness of the Company unless contemporaneously therewith effective provision is made to secure the Exchange Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Exchange Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Guarantor Subsidiary may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Guarantor Subsidiary unless such Indebtedness is Senior Subordinated Indebtedness of such Guarantor Subsidiary or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Guarantor Subsidiary. In addition, a Guarantor Subsidiary may not incur any Secured Indebtedness which is not Senior Indebtedness of such Guarantor Subsidiary unless contemporaneously therewith effective provision is made to secure the Subsidiary Guaranty equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guaranty) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of equal or greater value);

          (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary;

          (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

          (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, Investment or payment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
     (1) a Default will have occurred and be continuing (or would result therefrom); (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Original Issue Date would exceed the sum of:

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Original Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

             (B) 100% of the aggregate net proceeds received by the Company (including the fair market value (as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) of property received by the Company; provided, however, that such property is related, ancillary or complementary to any business of the Company and the Restricted Subsidiaries conducted on the Original Issue Date) as a capital contribution or from the issue or sale of Capital Stock (other than Disqualified Stock) of the Company or Holdings subsequent to the Original Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company or a Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness));

             (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) of any Indebtedness of the Company or its Restricted Subsidiaries issued subsequent to the Original Issue Date and convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property (other than such Capital Stock) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange) (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip);

             (D) the aggregate Net Cash Proceeds received subsequent to the Original Issue Date by the Company or Holdings (other than from any Restricted Subsidiary) upon the exercise of any options or warrants to purchase Capital Stock (other than Disqualified Stock) of the Company or Holdings; and

             (E) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans, return of capital or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") or the receipt of proceeds from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

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

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (i) any purchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company or a Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness)); provided, however, that (A) such purchase, redemption, retirement or other acquisition will be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale to the extent so used will be excluded from clause (iv)(B) of paragraph (a) above;

          (ii) any purchase, defeasance, retirement, redemption or other acquisition of (A) Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "-- Limitation on Indebtedness" or (B) Subordinated Obligations of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of any Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "-- Limitation of Indebtedness"; provided, however, that such purchase, defeasance, retirement, redemption or other acquisition will be excluded in the calculation of the amount of Restricted Payments;

          (iii) any purchase, redemption, retirement or other acquisition of Disqualified Stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock; provided, however, that such purchase, redemption, retirement or other acquisition will be excluded in the calculation of the amount of Restricted Payments;

          (iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

          (v) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Exchange Notes pursuant to the covenant described under "-- Change of Control" above (including the purchase of all Notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control; provided, however, that such purchase, defeasance, retirement, redemption or other acquisition will be included in the calculation of the amount of Restricted Payments;

          (vi) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments;

          (vii) the repurchase, for cash or notes, of shares of, or options or warrants to purchase shares of, or payments to Holdings to enable Holdings to repurchase shares of, or options or warrants to purchase shares of, Capital Stock of Holdings, the Company or any of the Subsidiaries of the Company from present or former Management Investors in an amount not in excess of $2.0 million in any one year and $5.0 million in the aggregate since the Original Issue Date; provided, however, that the amount of such repurchase will be included in the calculation of the amount of Restricted Payments;

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

          (viii) payments in lieu of fractional shares in amount not in excess of $250,000 in the aggregate since the Original Issue Date;

          (ix) payments by the Company to Holdings to pay Federal, state and local taxes to the extent such taxes are attributable to the Company and its Restricted Subsidiaries; provided, however, that such payments will be excluded from the calculation of the amount of Restricted Payments;

          (x) loans, advances, dividends or distributions by the Company to Holdings to pay dividends on the common stock of Holdings following a Public Equity Offering of such stock; but only to the extent that such loans, advances, dividends or distributions do not exceed 6% per annum of the net proceeds received by the Company in such Public Equity Offering; provided, however, that the amount of such loans, advances, dividends or distributions will be included in the amount of Restricted Payments; or

          (xi) in each case to the extent such payments by Holdings are attributable to the Company and its Restricted Subsidiaries, payments by the Company to Holdings not to exceed an amount necessary to permit Holdings to (A) make payments in respect to its indemnification obligations owing to directors, officers or other Persons under Holding's charter or by-laws or pursuant to written agreements with any such Person, (B) make payments in respect of its other operational expenses (other than taxes) incurred in the ordinary course of business, or (C) make payments in respect of indemnification obligations and costs and expenses incurred by Holdings in connection with any offering of common stock of Holdings; provided, however, that all such payments will be included in the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

          (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Original Issue Date;

          (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness entered into prior to the date on which such Restricted Subsidiary was acquired or designated as a Restricted Subsidiary by the Company (other than as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company);

          (3) any encumbrance or restriction pursuant to (x) an agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or (y) Indebtedness Incurred pursuant to clause (i) of paragraph (b) of the covenant described above under "-- Limitation on Indebtedness;" provided, however, that the encumbrances and restrictions contained in (A) any such refinancing agreement or amendment referred to in clause (x) above are, collectively, no more restrictive in any material respect than the encumbrances and restrictions contained in such agreements (as determined in good faith by the Company) and (B) any instrument relating to any Indebtedness referred to in clause (y) above, are, collectively, no more restrictive in any material respect than the encumbrances and restrictions contained in the Senior Bank Facilities as in effect on the Original Issue Date (as determined in good faith by the Company);

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

          (4) in the case of clause (iii) above, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary which are not prohibited by the covenant described under "-- Limitation on Liens" to the extent such encumbrances or restrictions restrict the transfer of the property or assets subject to such security agreements or mortgages;

          (5) any encumbrance or restriction existing under or by reason of applicable law;

          (6) customary non-assignment provisions of any licensing agreement or of any lease;

          (7) any encumbrance or restriction contained in contracts for sales of assets otherwise permitted by the Indenture;

          (8) with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement that has been entered into for the sale of all or substantially all of the Capital Stock of such Restricted Subsidiary; and

          (9) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this covenant.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as may be determined (and shall be determined, to the extent an Asset Disposition (or a series of related Asset Dispositions) involves a fair market value greater than $1.0 million) in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

          (ii) in the case of an Asset Disposition (or a series of related Asset Dispositions) having a fair market value of $1.0 million or more, at least 80% (or 100% in the case of lease payments) of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

          (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company or a Wholly Owned Subsidiary or, in the case of a sale by a Restricted Subsidiary which is not a Wholly Owned Subsidiary, to prepay, repay or purchase Senior Indebtedness of such Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest (or enter into a binding contract to do so) in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary), within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of Net Available Cash after application in accordance with clauses
     (A) and (B), to offer to purchase Original Notes to the extent required by the Original Indenture; (D) fourth, to the extent of the balance of Net Available Cash after application in accordance with clauses (A), (B) and
     (C), to offer to purchase the Add-on Notes to the extent required by the Add-on Indenture and the Second Add-on Indenture; (E) fifth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) and (D), to make an Offer (as defined below) to purchase Exchange Notes pursuant to and subject to the conditions set forth in section (b) of this covenant and
     (F) sixth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C), (D) and (E), to fund (to the extent consistent with any other applicable provision of the Indenture) any corporate purpose; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions in any year which are not applied in accordance with this covenant exceed $5.0 million in such year.

     For the purposes of clause (ii) of this covenant, the following are deemed to be cash: (w) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (x) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition, and (z) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

     (b) In the event of an Asset Disposition that requires the purchase of Exchange Notes pursuant to clause (a)(iii)(E) of this covenant, the Company will be required to purchase Exchange Notes tendered pursuant to an offer, commenced within 30 days following the expiration of the 365 day period referred to in clause (a)(iii)(B) of this covenant (or, if the Company so elects, at any time within such 365 day period), by the Company for the Exchange Notes, (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures (including prorationing in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Exchange Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Exchange Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(F) of this covenant and upon completion of the purchase of the Notes tendered pursuant to the Offer, the remaining amount of Net Available Cash, if any, will be reset at zero. The Company will not be required to make an Offer for Exchange Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of section (a)(iii) of this covenant) is less than $5.0 million (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. In addition, if such Affiliate Transaction involves an amount in excess of $5.0 million, a fairness opinion must be obtained from a nationally recognized appraisal or investment banking firm.

     (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment or Permitted Investment permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments," (ii) fees, compensation or employee benefit arrangements paid to, and any indemnity provided for the benefit of, directors, officers or employees of the Company, Holdings or any Subsidiary of the Company in the ordinary course of business or any Indebtedness permitted to be Incurred pursuant to clause (xii) of paragraph
(b) of the covenant described under "-- Limitation on Indebtedness," or any payments in respect thereof, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) transactions pursuant to agreements entered into or in effect on the Original Issue Date, including amendments thereto entered into after the Original Issue Date, provided that the terms of any such amendment are not, in the aggregate, less favorable to the Company or such Restricted Subsidiary than the terms of such agreement prior to such amendment, (v) loans or advances to employees that are Affiliates of the Company in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company) or
(vii) payments with respect to Indebtedness Incurred pursuant to clause (viii) of paragraph (b) of the covenant described under "-- Limitation on Indebtedness."

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock, except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, (iii) directors' qualifying shares or (iv) in a Public Equity Offering as a result of or after which a Public Market exists. The proceeds of any sale of such Capital Stock permitted by clause (ii) must be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock."

     Limitation on Liens. (a) The Company will not, and will not permit any Guarantor Subsidiary to, directly or indirectly, create or permit to exist any Lien (the "Initial Lien") on any of its property or assets (including Capital Stock), whether owned on the Original Issue Date or thereafter acquired, securing any Indebtedness other than Senior Indebtedness of the Company, in the case of the Company, or Senior Indebtedness of a Guarantor Subsidiary, in the case of a Guarantor Subsidiary, unless contemporaneously therewith effective provision is made to secure the Notes and, in respect of Liens on any Guarantor Subsidiary's property or assets, the Subsidiary Guaranty of such Guarantor Subsidiary equally and ratably with (or on a senior basis to, in the case of Indebtedness expressly subordinated in right of payment to the Exchange Notes and such Subsidiary Guaranty) such obligation for so long as such obligation is so secured. The preceding sentence will not require the Company or any Restricted Subsidiary to equally and ratably secure the Notes if the Initial Lien consists of Permitted Liens.

     (b) Any Lien created for the benefit of the Holders of the Exchange Notes pursuant to the foregoing paragraph (a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

     SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, and provide the Trustee and Noteholders and prospective Exchange Noteholders (upon request) with, the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA Sec. 314(a).

     Future Guarantor Subsidiaries. The Company will cause (a) each Restricted Subsidiary that is a Domestic Subsidiary which Incurs Indebtedness and (b) each Restricted Subsidiary that is not a Domestic Subsidiary and that after the Issue Date enters into a Guarantee of any of the obligations of the Company, Holdings or any of the Company's Subsidiaries pursuant to the Senior Bank Facilities to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the Exchange Notes; provided, however, that such Subsidiary shall not be required to execute and deliver a supplemental indenture pursuant to this section in the event that such Subsidiary is a party to the Indenture or the Supplemental Indenture at the time of such Incurrence of Indebtedness. Each Subsidiary Guaranty will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Subsidiary Guaranty, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than (i) a Related Business and (ii) the making of Permitted Investments and the operations of any business that is part of a Permitted Investment. Holdings will not engage in any business other than managing its investment in the Company.

     Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Indebtedness" and
(ii) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (in the case of Sale/Leaseback Transactions involving amounts in excess of $1.0 million, as determined by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) of such property and (iii) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "-- Limitation on Sale of Assets and Subsidiary Stock."

MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, limited liability company, limited partnership or business trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Exchange Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction and (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Exchange Notes.

DEFAULTS

     An Event of Default is defined in the Indenture as:

          (i) a default in any payment of interest on any Exchange Note when due (whether or not such payment is prohibited by the provisions described under "Ranking" above), continued for 30 days;

          (ii) a default in the payment of principal of any Exchange Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by the provisions described under "Ranking" above);

          (iii) the failure by the Company to comply with its obligations under the covenant described under "Merger and Consolidation" above;

          (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" or "Certain Covenants" above (in each case, other than a failure to purchase Exchange Notes);

          (v) the failure by the Company or any Guarantor Subsidiary to comply for 60 days after notice with its other agreements contained in the Exchange Notes or the Indenture;

          (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision");

          (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Restricted Subsidiary (the "bankruptcy provisions");

          (viii) the rendering of any judgment or decree in excess of $5.0 million or its foreign currency equivalent (net of amounts paid within 30 days of any such judgment or decree under any insurance, indemnity, bond, surety or similar instrument) against the Company or a Restricted Subsidiary by a court or other adjudicatory authority of competent jurisdiction for which the Company or the Restricted Subsidiary, as applicable, is not fully insured by a third Person and (A) an enforcement proceeding is commenced with respect to such judgment or decree or (B) such judgment or decree remains outstanding the later of (i) the day which is the sixtieth day after the judgment is rendered and (ii) the day on which any right to appeal expires (the "judgment default provision"); or

          (ix) any Subsidiary Guaranty ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor Subsidiary denies or disaffirms its obligations under the Indenture or any Subsidiary Guaranty and such Default continues for 10 days.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Exchange Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the Exchange Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Exchange Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Exchange Notes may rescind any such acceleration with respect to the Exchange Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Exchange Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Exchange Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Exchange Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Exchange Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Exchange Notes then outstanding and any past default and its consequences or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Exchange Notes then outstanding. However, without the consent of each Holder of an outstanding Exchange Note affected, no amendment may (i) reduce the amount of Exchange Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Exchange Note, (iii) reduce the principal of or extend the Stated Maturity of any Exchange Note, (iv) reduce the premium payable upon the redemption of any Exchange Note or change the time at which any Exchange Note may be redeemed as described under "Optional Redemption" above, (v) make any Exchange Note payable in money other than that stated in the Exchange Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Exchange Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Exchange Notes, (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or (viii) make any change in any Subsidiary Guaranty that would adversely affect the Exchange Noteholders.

     Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes (provided that the uncertificated Exchange Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Notes are described in Section 163(f)(2)(B) of the Code), to add further Guaranties with respect to the Exchange Notes, to release Guarantor Subsidiaries when permitted by the Indenture, to secure the Exchange Notes, to add to the covenants of the Company for the benefit of the Exchange Noteholders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA.

     The consent of the Exchange Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Exchange Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Exchange Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     An Exchange Noteholder may transfer or exchange Exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require an Exchange Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require an Exchange Noteholder to pay any taxes required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Exchange Note selected for redemption or to transfer or exchange any Exchange Note for a period of 15 days prior to a selection of Exchange Notes to be redeemed. The Exchange Notes will be issued in registered form and the registered holder of an Exchange Note will be treated as the owner of such an Exchange Note for all purposes.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Exchange Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Notes, to replace mutilated, destroyed, lost or stolen Exchange Notes and to maintain a registrar and paying agent in respect of the Exchange Notes. The Company at any time may terminate its obligations under the covenants described under "Certain Covenants," the operation of the cross acceleration provision, the bankruptcy default provisions with respect to Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clauses (iii) and (iv) under "Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor Subsidiary will be released from all of its obligations with respect to its Subsidiary Guaranty.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect to Restricted Subsidiaries only), (viii) (with respect to Significant Subsidiaries only), (ix) or (x) under "Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Merger and Consolidation" above.

     Defeasance options with respect to the Exchange Notes may be exercised to any redemption date or the applicable maturity date. In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Exchange Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

     The Company will not be permitted to exercise either defeasance option described above with respect to the Exchange Notes unless it defeases Existing Notes equivalently and substantially simultaneously. Similarly, the Company will not be permitted to defease Old Notes unless it defeases the Notes equivalently and substantially simultaneously.

CONCERNING THE TRUSTEE

     United States Trust Company of New York is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Exchange Notes.

GOVERNING LAW

     The Indenture provides that it and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

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

CERTAIN DEFINITIONS

     "ACP Holdings" means ACP Holding Company, a Delaware corporation.

     "ACP Products, L.L.C." means ACP Products, L.L.C., a Delaware limited liability company.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock), including improvements to existing assets, to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Add-on Indenture" means the indenture dated July 1, 1997 among Neenah Corporation, the subsidiaries of the Company party thereto, and the Trustee, as amended.

     "Add-on Notes" means the Company's 11 1/8% Series C Senior Subordinated Notes due 2007 issued under the Add-on Indenture and any of the Company's
11 1/8% Series D Senior Subordinated Notes due 2007 exchanged therefor and the Company's 11 1/8% Series E Senior Subordinated Notes due 2007 issued under the Second Add-on Indenture.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Transactions with Affiliates" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Applicable Premium" means, with respect to an Exchange Note, the greater of (i) 1.0% of the then outstanding principal amount of such Exchange Note and
(ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Exchange Note, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Exchange Note.

     "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (ii) a disposition of inventory, in the ordinary course of business consistent with past practices of the Company and its Subsidiaries; (iii) dispositions with a fair market value of less than $500,000 in the aggregate in any fiscal year; (iv) a disposition of properties and assets that is governed by the provisions under the first paragraph of "-- Merger and Consolidation" above; and (v) for purposes of the provisions described under "-- Certain
Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments."

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Bank Facilities or any refinancing or replacements thereof including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication, of (i) 80% of the net book value of the Company's accounts receivable at such date and (ii) 50% of the net book value of the Company's inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by a Capitalized Lease Obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last scheduled payment of rent or any other amount due under the relevant lease.

     "Citicorp" means Citicorp, a Delaware corporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodity Agreement" means one or more of the following agreements entered into by a Person and one or more financial institutions: commodity future contracts, forward contracts, options or other similar arrangements or agreements designed to protect against fluctuations in the price of, or the shortage of supply of, commodities from time to time.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

     (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that in the case of Indebtedness to finance seasonal fluctuations in working capital needs Incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four quarter period);

     (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any assets constituting all or substantially all of the assets of an operating unit of a business (a "Disposal"), (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Disposal for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Disposal for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness in connection therewith) as if such Investment or acquisition occurred on the first day of such period; and

     (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Disposal or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Disposal, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining

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

term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, then (i) if any interest had accrued on such Indebtedness prior to the date of determination, the interest expense on such Indebtedness shall be computed by applying a fixed or floating rate of interest as selected by the Company or such Restricted Subsidiary for the interest period immediately preceding such determination or (ii) if no interest accrued on such Indebtedness prior to the date of determination, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility that was in effect throughout the applicable period, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and Attributable Debt, (ii) amortization of debt discount, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Interest Rate Agreements, (vii) the interest portion of any deferred payment obligation for goods or services, (viii) interest actually paid by the Company or any Restricted Subsidiary on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary,
(ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or a Wholly Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust and
(x) the earned discount or yield with respect to the sale of receivables (without duplication of amounts included in Consolidated Net Income); but in no event shall include (i) amortization of debt issuance costs, (ii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary, or (iii) interest Incurred in connection with Investments in discontinued operations.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) for purposes of subclause (a)(3)(A) of the covenant described under "Limitation on Restricted Payments" only, any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss, and (vi) the cumulative effect of a change in accounting principles after the Issue Date. Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants-Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof. Notwithstanding anything to the contrary in the covenant described under "Certain Covenants -- Limitations on Restricted Payments," all amounts paid to Holdings pursuant to clause (b)(xi)(B) of such covenant shall be deducted in computing Consolidated Net Income.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Consolidated Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP (excluding any such other non-cash charge which consists of an accrual or reserve for cash charges for any future period).

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

     "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to ninety-one days after the Stated Maturity of the Exchange Notes.
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

Disqualified Stock shall not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the holders have the right to require the issuer to repurchase such stock upon a Change of Control (or upon events substantially similar to a Change of Control).

     "Domestic Subsidiary" means a Subsidiary that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) income tax expense, (ii) Consolidated Interest Expense and (iii) Consolidated Non-Cash Charges, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Subsidiary was included in calculating Consolidated Net Income.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Notes" means the Original Notes and the Add-On Notes.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person through an agreement enforceable by or for the benefit of the holder of such Indebtedness and any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Commodity Agreement, Interest Rate Agreement or Currency Agreement.

     "Holder" or "Exchange Noteholder" means the Person in whose name an Exchange Note is registered on the Registrar's books.

     "Holdings" means NFC Castings, Inc., a Delaware corporation, any Person succeeding to its ownership, and successors thereto.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Restricted Subsidiary; provided further, however, that in the case of a discount security, the accretion of original issue discount on such security shall not be considered an Incurrence of Indebtedness if (but only if) at the time of issuance of such security, the Company elects to treat the whole face amount of such security as Incurred at such time (and such Incurrence is then permitted in accordance with the terms of the Indenture).

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of indebtedness of such Person for borrowed money; (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) other than letters of credit or similar instruments supporting Trade Payables entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed not later than the third business day following such drawing; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;
(v) all Capitalized Lease Obligations and all Attributable Debt of such Person;
(vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons; (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance or loan (other than advances or loans to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making such loan or advance) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments," only (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Exchange Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

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

     "Management Investors" means the officers and employees of ACP Holdings, ACP Products, L.L.C., Holdings, the Company or a Subsidiary of the Company who acquire Voting Stock of ACP Holdings, ACP Products, L.L.C., Holdings or the Company on or after the Original Issue Date.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "NC Merger" means NC Merger Company, a Wisconsin corporation.

     "Neenah Merger" means the merger, consummated on April 30, 1997 of NC Merger Company with and into the Company under the terms of the Agreement and Plan of Reorganization (as amended) by and among Holdings, the Company and NC Merger Company and dated November 20, 1996.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or from an escrow account or otherwise, in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording expenses, commissions and other expenses (including fees and expenses of counsel and investment bankers) incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such asset disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the party or parties making such Asset Disposition as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition.

     "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale in the form of cash, including payments in respect of deferred payment obligations when received in form of, or stock or other assets when disposed for, cash, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, filing and registration fees, trustee's fees, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Notes" means the Existing Notes and the Exchange Notes.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Original Indenture" means the Indenture dated April 30, 1997 between NC Merger and the Trustee, as amended.

     "Original Issue Date" means the date of issuance of the Original Notes, April 30, 1997.

     "Original Notes" means the Company's 11 1/8% Senior Subordinated Notes due 2007 issued under the Original Indenture and any of the Company's 11 1/8% Series B Senior Subordinated Notes due 2007 exchanged therefor.

     "Permitted Holders" means (i) CVC and its Affiliates and Permitted Transferees and (ii) the Management Investors and their Permitted Transferees.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, (ii) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iv) Temporary Cash Investments; (v) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vii) loans or advances to employees made in the ordinary course of business and not exceeding $1.0 million in the aggregate outstanding at any one time; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) securities received as consideration in sales of assets made in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock"; (x) other Investments, of any type, provided that the amount of such Investments made after the Issue Date in reliance on this clause (x) and outstanding at any time does not exceed 7.5% of Total Assets; or (xi) Guarantees relating to Indebtedness which is permitted to be Incurred under the covenant described under "-- Certain Covenants -- Limitation on Indebtedness."

     "Permitted Liens" means with respect to any Person:

          (a) Liens to secure Indebtedness permitted under the provisions described under clause (b)(i) or (ii) under "-- Certain
     Covenants -- Limitation on Indebtedness";

          (b) pledges or deposits made or other Liens granted by (1) such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, (2) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or (3) to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', employees' and other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments, awards, decrees or orders of any court or other governmental authority against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (d) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

          (e) Liens in favor of issuers of surety, performance, judgment, appeal and other like bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (f) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning provisions, carveouts, conditional waivers or other restrictions as to the use of real properties or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially impair the use of such properties in the operation of the business of such Person;

          (g) Liens existing or provided for under written arrangements existing on the Original Issue Date;

          (h) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person;

          (i) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (j) Liens to secure any refinancing, refunding, replacement, renewal, repayment or extension (or successive refinancings, refundings, replacements, renewals, repayments or extensions) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (g), (i),
     (l), (m) or (n); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of
     (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (g), (i), (l), (m) and (n) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, replacement, renewal, repayment or extension;

           (k)(i) mortgages, liens, security interests, restrictions or encumbrances that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary or the Company has easement rights or on any real property leased by the Company and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

          (l) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created, Incurred or assumed by such Person in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (m) Liens on property or assets at the time the Company or a Restricted Subsidiary acquired the property or assets, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary; provided, however, that such Liens are not created in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; and

          (n) any Lien on stock or other securities of an Unrestricted Subsidiary that secures Indebtedness of such Unrestricted Subsidiary.

     "Permitted Transferee" means (a) with respect to CVC (i) Citicorp, any direct or indirect wholly owned subsidiary of Citicorp, and any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees to in clause (a)(i) above or (iii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (a)(i) or (ii) above and (b) with respect to any officer or employee of ACP Products, L.L.C., ACP Holdings, Holdings, the Company or a Subsidiary of the Company (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer or employee and (ii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of such officer or employee, any of the persons described in clause (b)(i) above or any combination thereof.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Public Equity Offering" means an underwritten public offering of common stock of ACP Holdings, the Company or Holdings (or, for purposes of the covenant described under "-- Certain Covenants -- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," any Restricted Subsidiary) pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) under the Securities Act (whether alone or in conjunction with any secondary public offering); provided, however, that if any such offering is an offering of the common stock of ACP Holdings, only the net proceeds thereof that are contributed to the Company shall be taken into consideration for the purposes of this definition.

     "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of ACP Holdings, the Company or Holdings (or, for purposes of the covenant described under "-- Certain Covenants -- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," any Restricted Subsidiary) has been distributed by means of an effective registration statement under the Securities Act.

     "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of an asset or assets (including Capital Stock and the assets of an ongoing business) including additions and improvements, any conditional sale obligation, any obligation under any title retention agreement or any other purchase money obligation, or (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of an asset or assets (including Capital Stock and the assets of a Related Business) including additions and improvements; provided in the case of clause (i) that the Average Life of such Indebtedness is less than the anticipated useful life of assets having an aggregate fair market value representing more than 50% of the aggregate fair market value of all assets so acquired and that in the case of clauses (i) and (ii) such Indebtedness is incurred within 180 days after the acquisition by the Company or Restricted Subsidiary of such asset or assets, or is in existence with respect to any asset or other property at the time such asset or property is acquired.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Original Issue Date or Incurred in compliance with or which is permitted by the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of that or another Restricted Subsidiary of the Company), including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus the amount of any premium reasonably determined by the Company or such Restricted Subsidiary, as applicable, as necessary at the time of such refinancing to accomplish such refinancing or required pursuant to the terms thereof, plus the amount of expenses of the Company or such Restricted Subsidiary, as applicable, Incurred in connection with such refinancing and (iv) if the Indebtedness being refinanced is subordinated in right of payment to the Exchange Notes, such Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes to the extent of the Indebtedness being refinanced provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business of the Company and the Restricted Subsidiaries as conducted on the Issue Date and any business related, ancillary or complementary thereto.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Second Add-on Indenture" means the indenture dated November 24, 1998 among the Company, the subsidiaries of the Company party thereto, and the Trustee, as amended.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

     "Senior Bank Facilities" means the credit agreement dated as of the Original Issue Date, as amended, waived or otherwise modified from time to time, among Holdings, the Company, the lenders party thereto from time to time and The Chase Manhattan Bank, a New York banking corporation, as agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of the Indenture).

     "Senior Subordinated Indebtedness" means the Exchange Notes, the Existing Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Exchange Notes and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of clause (w)(1) or
(2) of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Original Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Exchange Notes pursuant to a written agreement. "Subordinated Obligation" of any Guarantor Subsidiary shall have a correlative meaning.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or members of any other governing body thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

     "Subsidiary Guaranty" means any Guarantee of the Exchange Notes which may from time to time be executed and delivered pursuant to the terms of the Indenture. Each such Subsidiary Guaranty shall be in the form prescribed in the Indenture.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's, (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Commission under the Investment Company Act of 1940, as amended, and (vii) similar investments approved by the Board of Directors in the ordinary course of business.

     "Total Assets" means, at any date of determination, the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's then most recent consolidated balance sheet.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Exchange Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the

Exchange Notes; provided, however, that if the Average Life to Stated Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Exchange Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) is owned by the Company or another Wholly Owned Subsidiary (including shares held of record by a nominee for the benefit of the Company or another Wholly Owned Subsidiary).

                                 EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), we will accept for exchange Old Notes which are properly tendered and not withdrawn on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on [          ], 1999; provided, however, that if we have
extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $87.0 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about [          ], 1999, to all holders
of Old Notes known to us. Our obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Old Notes, by giving notice of such extension to the holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by our Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "-- Certain Conditions to the Exchange Offer." We will give notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to our Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by our Company will constitute a binding agreement between the tendering holder and our Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to United States Trust Company of New York (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE

ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO OUR COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm that is a member or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by our Company in its sole discretion, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by our Company in its sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in our judgment or that of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date. The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by our Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as we shall determine. Neither our Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification. The Exchange Offer is subject to certain customary conditions relating to compliance with any applicable law, or any applicable interpretation by any staff of the Commission, or any order of any governmental agency or court of law. See "--Certain Conditions of the Exchange Offer."

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to do so must be submitted.

     By tendering, each holder will represent to us that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder, that neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is our "affiliate," as defined under Rule 405 of the Securities Act. If the holder is a broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer, it must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities, and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange note having a principal amount equal to that of the surrendered Old Notes. For purposes of the Exchange Offer, we shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if we have given oral and written notice thereof to the Exchange Agent.

     In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's accountant the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

     Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     The Exchange Agent and the Book-Entry Transfer Facility have confirmed that the Exchange Offer is eligible for the Book-Entry Transfer Facility Automated Tender Offer Program ("ATOP"). Accordingly, the Book-Entry Transfer Facility participants may electronically transmit their acceptance of the Exchange Offer by causing the Book-Entry Transfer Facility to transfer notes to the Exchange Agent in accordance with the Book-Entry Transfer Facility's ATOP procedures for transfer. The Book-Entry Transfer Facility will then send an Agent's Message to the Exchange Agent.

     The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering Notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery. Delivery of the Agent's Message by the Book-Entry Transfer Facility will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by our Company (by telegram, telex, facsimile and transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation"), as the case may be, and any other documents required by the letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the business day prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial number of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book entry transfer described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, we shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the Expiration Date, we determine that the Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of our Company and may be asserted by our Company regardless of the circumstances giving rise to any such condition or may be waived by our Company in whole or in part at any time and from time to time in its reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if prior to the Expiration Date any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). In any such event, we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

   By Overnight Courier and                By Hand:                    By Registered or
    by Hand after 4:30 pm            United States Trust               Certified Mail:
   on the Expiration Date:           Company of New York             United States Trust
     United States Trust          111 Broadway, Lower Level          Company of New York
     Company of New York           New York, New York 10006              P.O. Box 844
   770 Broadway, 13th Floor     Attn: Corporate Trust Services          Cooper Station
   New York, New York 10003             Via Facsimile:          New York, New York 10276-0844
       Attn: Corporate                  (212) 780-0592                 Attn: Corporate
        Trust Services          Attn: Corporate Trust Services          Trust Services
                                    Confirm by Telephone:
                                        (800) 548-6565

     DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

FEES AND EXPENSES

     We will not make any payments to brokers, dealers or other soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of our Company.

     The expenses to be incurred in connection with the Exchange Offer will be paid by us. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized for accounting purposes.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF EXCHANGE NOTES

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities law. Old Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 11 1/8% per annum and will otherwise remain outstanding in accordance with their terms. Holders of Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. In general, the Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. To the extent that Notes are exchanged for Exchange Notes, the market for the Notes may be adversely affected. We do not currently anticipate that we will register the Notes under the Securities Act. However, (i) if the Initial Purchasers so request with respect to Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by them following consummation of the Exchange Offer or (ii) if any holder of Notes is not eligible to participate in the Exchange Offer, or, in the case of any holder of Notes that participates in the Exchange Offer, does not receive freely tradable Exchange Notes in exchange for Notes, we are obligated to file a Registration Statement on the appropriate form under the Securities Act relating to the Notes held by such persons.

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, we believe that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act or
(ii) any broker-dealer that purchases Notes from us to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no intention, or any arrangement or understanding with any person, to participate in the distribution of such Exchange Notes. If any holder has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that acquired Exchange Notes as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the notes reasonably requests in writing.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion (including the opinion of counsel described below) is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     Kirkland & Ellis, counsel to the Company, has advised the Company that in its opinion, the exchange of the Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for series E notes where such series E notes were acquired as a result of market-making activities or other trading activities. Each of the Company and the Guarantor Subsidiaries has agreed that, for a period of not less than 180 DAYS after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such
resale. In addition, until [                    , 1999] (90 days after the date
of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     Neither the Company nor the Guarantor Subsidiaries will receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company and the Guarantor Subsidiaries believe that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction and such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company and each of the Guarantor Subsidiaries has agreed that, for a period of not less than 180 DAYS from the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

     For a period of not less than 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and each of the Guarantor Subsidiaries has jointly and severally agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the series E notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the series E notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to issuance of the Exchange notes offered hereby will be passed upon for the Company and the Guarantor Subsidiaries by Kirkland & Ellis, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the Company at March 31, 1996 and 1997 and at September 30, 1997 and 1998, and for the years ended March 31, 1996 and 1997, the one month ended April 30, 1997, the five months ended September 30, 1997 and for the year ended September 30, 1998, incorporated by reference in this Prospectus and in the Registration Statement, and the financial statement schedule incorporated by reference in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference in this Prospectus and in the Registration Statement, and are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Dalton Corporation (formerly known as The Dalton Foundries, Inc.) as of January 3, 1998 and December 28, 1996 and for each of the three fiscal years in the period ended January 3, 1998 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Mercer Forge Corporation and Subsidiary as of November 30, 1997 and 1996, and for each of the years in the two year period ended November 30, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following portions of documents filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (File No. 333-28751) are incorporated herein by reference:

          (i) The consolidated financial statements, including the notes thereto and schedules filed therewith of the Company and its predecessor company, and the independent auditors' reports thereon, filed as part of the Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

          (ii) The consolidated financial statements, including the notes thereto, of Mercer Forge Corporation and the independent auditors' report thereon contained in Item 7(a) "Financial Statements of Business Acquired" and the unaudited pro forma condensed consolidated financial statements, including the notes thereto, of the Company contained in Item 7(b) "Pro Forma Financial Information," contained in Item 7 "Financial Statements, Pro Forma Financial Information and Exhibits" of the Current Reports on Form 8-K/A dated June 12, 1998 and November 5, 1998;

          (iii) The consolidated financial statements, including the notes thereto, of Dalton Corporation and the report of independent accountants thereon contained in Item 7(a) "Financial Statements of Business Acquired" and the unaudited pro forma condensed consolidated financial statements, including the notes thereto, of the Company contained in Item 7(b) "Pro Forma Financial Information," contained in Item 7 "Financial Statements, Pro Forma Financial Information and Exhibits" of the Current Reports on Form 8-K/A dated November 6, 1998 and November 19, 1998; and

          (iv) The unaudited condensed consolidated financial statements, including the notes thereto of the Company, filed as part of the Current Report on Form 10-Q for the three months ended December 31, 1998.

     All documents and reports filed by the Company pursuant to the Exchange Act after the date of this Prospectus will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing such documents or reports.

     Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the other documents incorporated herein by reference and not delivered herewith, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to the attention of the Secretary of the Company at (920) 725-7000. The reports and other information, including the annual, quarterly and current reports incorporated herein by reference and filed by the Company with the Commission should also be available for inspection at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, NY 10048. Copies should be obtainable by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains an internet website at http://www.sec.gov that contains reports and other information.

                             AVAILABLE INFORMATION

     The Company and the Guarantor Subsidiaries have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company, the Guarantor Subsidiaries and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is: http://www.sec.gov.

     The Company is currently subject to the informational requirements of the Securities Act, and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company to file periodic reports and other information with the Commission will be suspended if the Exchange Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Company will nevertheless be required to continue to file reports with the Commission if the Exchange Notes are listed on a national securities exchange. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. Under the Indenture, the Company shall file with the Trustee annual, quarterly and other reports after it files such reports with the Commission. Annual reports delivered to the Trustee and the holders of Exchange Notes will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public accountant. The Company will also furnish such other reports as may be required by law.

     Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other similar terminology, or by discussions of strategy. The Company's actual results could differ materially from those anticipated by any such forward-looking statements as a result of certain factors, including those set forth under the "Risk Factors" beginning on page 11 and elsewhere in this Prospectus.
                            ------------------------

            INDEX TO THE FINANCIAL STATEMENTS FOR DALTON CORPORATION

Report of Independent Accountants...........................  F-2
Consolidated Balance Sheets for January 3, 1998 and December
  28, 1996..................................................  F-3
Consolidated Statements of Income for the years ended
  January 3, 1998, December 28, 1996 and December 30,
  1995......................................................  F-4
Consolidated Statements of Stockholders' Equity for the
  years ended January 3, 1998, December 28, 1996 and
  December 30, 1995.........................................  F-5
Consolidated Statements of Cash Flows for the years ended
  January 3, 1998, December 28, 1996 and December 30,
  1995......................................................  F-6
Notes to Consolidated Financial Statements..................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and
Board of Directors of
Dalton Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Dalton Corporation (formerly known as The Dalton Foundries, Inc.) and its subsidiaries at January 3, 1998 and December 28, 1996, and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

Indianapolis, Indiana
March 6, 1998, except as to
  Note 13, which is as of September 8, 1998

                          CONSOLIDATED BALANCE SHEETS

                                                               JANUARY 3,     DECEMBER 28,
                                                                  1998            1996
                                                              ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $    184,097    $    167,377
  Accounts receivable, trade, net of allowance for doubtful
     accounts of $150,000 in each year (Note 6).............    19,907,606      19,203,346
  Accounts receivable from affiliate (Note 5)...............            --       1,887,391
  Income taxes receivable (Notes 1 and 7)...................       219,361         702,971
  Inventories (Notes 1, 3 and 6)............................    13,065,647      13,304,238
  Prepaid expenses and other assets.........................     2,031,280       1,208,056
  Current deferred taxes (Notes 1 and 7)....................       922,238         737,416
                                                              ------------    ------------
     Total current assets...................................    36,330,229      37,210,795
                                                              ------------    ------------
Property, plant and equipment, net (Notes 1, 4 and 6).......    34,637,663      30,592,885
Cash value of life insurance................................     1,759,410       1,577,954
Other assets................................................     1,473,183       1,323,636
Investment in and advances to affiliate (Note 5)............            --         925,894
                                                              ------------    ------------
     Total assets...........................................  $ 74,200,485    $ 71,631,164
                                                              ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term obligations and notes payable
     (Notes 6 and 13).......................................  $    202,847    $  1,060,922
  Trade accounts payable....................................     9,742,856       7,811,748
  Salaries and wages........................................     3,481,816       3,472,222
  Group medical insurance...................................       931,900         821,313
  Taxes, other than income taxes............................       605,757         480,298
  Retirement benefits and deferred compensation (Note 8)....       818,103         339,596
  Accrued ESOP contribution (Note 8)........................     1,006,568              --
  Other.....................................................       804,197       1,087,954
                                                              ------------    ------------
     Total current liabilities..............................    17,594,044      15,074,053
                                                              ============    ============
Long-term obligations and notes payable (Notes 6 and 13)....    41,238,089      27,054,830
Long-term retirement benefits and deferred compensation
  (Note 8)..................................................     2,752,499       3,278,630
Long-term deferred income taxes (Notes 1 and 7).............     1,362,753       1,233,270
Commitments and contingencies (Notes 11 and 13)
Stockholders' equity:
  Common stock -- no par value, 8,750,000 shares authorized,
     4,801,750 shares issued (Notes 11, 12 and 13)..........       350,000         350,000
  Paid in capital...........................................    11,384,837      11,384,837
  Retained earnings.........................................    38,211,260      36,449,277
  Treasury stock, 2,430,407 and 1,889,573 shares at cost
     (Notes 11 and 12)......................................   (38,445,695)    (22,723,640)
  Minimum pension liability adjustment, net of tax (Note
     8).....................................................      (247,302)       (470,093)
                                                              ------------    ------------
     Total stockholders' equity.............................    11,253,100      24,990,381
                                                              ------------    ------------
     Total liabilities and stockholders' equity.............  $ 74,200,485    $ 71,631,164
                                                              ============    ============

         The accompanying notes are an integral part of this statement.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                           FOR THE YEARS ENDED
                                               --------------------------------------------
                                                JANUARY 3,     DECEMBER 28,    DECEMBER 30,
                                                   1998            1996            1995
                                               ------------    ------------    ------------
Net sales....................................  $172,107,096    $154,506,085    $146,007,312
Cost of goods sold...........................   158,906,460     136,523,283     124,393,208
                                               ------------    ------------    ------------
     Gross profit............................    13,200,636      17,982,802      21,614,104
                                               ------------    ------------    ------------
Expenses:
  Selling....................................     2,745,837       2,803,663       2,137,483
  General and administrative.................     3,986,329       4,403,056       4,307,217
                                               ------------    ------------    ------------
     Operating profit........................     6,468,470      10,776,083      15,169,404
Other income (expense):
  Interest expense...........................    (2,958,124)     (1,798,819)     (1,057,600)
  Other income (expense), net................      (196,281)        242,474        (230,880)
                                               ------------    ------------    ------------
     Pretax income from operations...........     3,314,065       9,219,738      13,880,924
Provision for income taxes...................     1,017,480       3,553,628       5,319,000
                                               ------------    ------------    ------------
Income from operations.......................     2,296,585       5,666,110       8,561,924
Equity income (loss) from Stryker (Note 5)...            --           8,099         (42,728)
                                               ------------    ------------    ------------
Net income...................................  $  2,296,585    $  5,674,209    $  8,519,196
                                               ------------    ------------    ------------

         The accompanying notes are an integral part of this statement.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                           NUMBER OF SHARES
                                     ----------------------------
                                          COMMON
                                          STOCK         TREASURY     COMMON      PAID IN      RETAINED       TREASURY
                                       OUTSTANDING        STOCK      STOCK       CAPITAL      EARNINGS        STOCK
                                     ----------------   ---------   --------   -----------   -----------   ------------
JANUARY 1, 1995....................     3,582,950       1,218,800   $350,000   $10,079,926   $23,455,420   $ (5,720,129)
Net income.........................                                                            8,519,196
Purchase of treasury stock.........      (298,460)        298,460                                            (6,292,705)
Cash dividends of $.18 per share...                                                             (599,501)
Change in minimum pension liability
  adjustment.......................
Contribution of treasury stock to
  ESOP.............................        18,685         (18,685)                 429,179                       48,638
Reduction in loan to ESOP..........
                                        ---------       ---------   --------   -----------   -----------   ------------
DECEMBER 30, 1995..................     3,303,175       1,498,575    350,000    10,509,105    31,375,115    (11,964,196)
Net income.........................                                                            5,674,209
Purchase of treasury stock.........      (424,086)        424,086                                           (10,845,579)
Cash dividends of $.18 per share...                                                             (600,047)
Change in minimum pension liability
  adjustment.......................
Contribution of treasury stock to
  ESOP.............................        33,088         (33,088)                 875,732                       86,135
                                        ---------       ---------   --------   -----------   -----------   ------------
DECEMBER 28, 1996..................     2,912,177       1,889,573    350,000    11,384,837    36,449,277    (22,723,640)
Net income.........................                                                            2,296,585
Purchase of treasury stock.........      (540,834)        540,834                                           (15,722,055)
Cash dividends of $.20 per share...                                                             (534,602)
Change in minimum pension liability
  adjustment.......................
                                        ---------       ---------   --------   -----------   -----------   ------------
JANUARY 3, 1998....................     2,371,343       2,430,407   $350,000   $11,384,837   $38,211,260   $(38,445,695)
                                        =========       =========   ========   ===========   ===========   ============


                                      MINIMUM
                                      PENSION                     TOTAL
                                     LIABILITY     LOAN TO    STOCKHOLDERS'
                                     ADJUSTMENT     ESOP         EQUITY
                                     ----------   ---------   -------------
JANUARY 1, 1995....................  $(340,523)   $(289,272)   $27,535,422
Net income.........................                              8,519,196
Purchase of treasury stock.........                             (6,292,705)
Cash dividends of $.18 per share...                               (599,501)
Change in minimum pension liability
  adjustment.......................    108,087                     108,087
Contribution of treasury stock to
  ESOP.............................                                477,817
Reduction in loan to ESOP..........                 289,272        289,272
                                     ---------    ---------    -----------
DECEMBER 30, 1995..................   (232,436)          --     30,037,588
Net income.........................                              5,674,209
Purchase of treasury stock.........                            (10,845,579)
Cash dividends of $.18 per share...                               (600,047)
Change in minimum pension liability
  adjustment.......................   (237,657)                   (237,657)
Contribution of treasury stock to
  ESOP.............................                                961,867
                                     ---------    ---------    -----------
DECEMBER 28, 1996..................   (470,093)          --     24,990,381
Net income.........................                              2,296,585
Purchase of treasury stock.........                            (15,722,055)
Cash dividends of $.20 per share...                               (534,602)
Change in minimum pension liability
  adjustment.......................    222,791                     222,791
                                     ---------    ---------    -----------
JANUARY 3, 1998....................  $(247,302)   $      --    $11,253,100
                                     =========    =========    ===========

         The accompanying notes are an integral part of this statement.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 FOR THE YEARS ENDED
                                                  JANUARY 3,        DECEMBER 28,        DECEMBER 30,
                                                     1998               1996                1995
                                                 ------------    -------------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.....................................  $  2,296,585       $  5,674,209        $ 8,519,196
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation expense.........................     6,659,295          5,551,810          5,084,829
  Equity (income) loss from Stryker............            --             (8,099)            42,728
  Contribution of treasury stock to ESOP.......            --            961,867            477,817
  Loss (gain) on disposal of property, plant
     and equipment.............................       191,091            (33,049)            52,664
  Change in, excluding effects of acquisitions:
     Accounts receivable, trade and other......     2,989,447         (1,947,507)        (4,278,637)
     Inventories...............................       571,246         (2,627,894)            (8,116)
     Accounts payable, trade and accrued
       liabilities.............................     1,055,552            585,925         (3,688,036)
     Deferred taxes............................      (339,224)           486,673           (278,696)
     Other.....................................    (1,138,550)           (30,525)          (518,271)
                                                 ------------       ------------        -----------
     Total adjustments.........................     9,988,857          2,939,201         (3,113,718)
                                                 ------------       ------------        -----------
  Net cash provided by operating activities....    12,285,442          8,613,410          5,405,478
                                                 ------------       ------------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment,
  excluding effects of acquisitions............    (6,706,277)        (6,594,714)        (7,439,097)
Proceeds from sale of property, plant and
  equipment....................................         5,919                 --              8,250
Acquisition of Stryker, net of cash assumed....      (200,000)                --                 --
Cash assumed in acquisition of Ashland.........            --                 --             44,382
                                                 ------------       ------------        -----------
  Net cash used in investing activities........    (6,900,358)        (6,594,714)        (7,386,465)
                                                 ------------       ------------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under revolving loan............      (131,000)        10,128,243          7,393,757
Borrowing of long-term debt....................    11,019,293                 --          8,000,000
Repayment of long-term obligations.............            --         (1,084,130)        (6,262,184)
Dividends paid.................................      (534,602)          (600,047)          (599,501)
Purchase of treasury stock.....................   (15,722,055)       (10,845,579)        (6,292,705)
                                                 ------------       ------------        -----------
  Net cash (used in) provided by financing
     activities................................    (5,368,364)        (2,401,513)         2,239,367
                                                 ------------       ------------        -----------
Increase (decrease) in cash and cash
  equivalents..................................        16,720           (382,817)           258,380
Cash and cash equivalents at beginning of
  period.......................................       167,377            550,194            291,814
                                                 ------------       ------------        -----------
Cash and cash equivalents at end of period.....  $    184,097       $    167,377        $   550,194
                                                 ============       ============        ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
Cash paid for interest.........................  $  2,985,453       $  1,831,683        $   829,457
Cash paid for income taxes.....................  $  1,192,614       $  3,005,000        $ 6,126,557

         The accompanying notes are an integral part of this statement.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION. The consolidated financial statements include the accounts of Dalton Corporation (formerly known as The Dalton Foundries, Inc., the Company or Dalton) and its wholly-owned subsidiaries, Warsaw Manufacturing Facility (Warsaw), Kendallville Manufacturing Facility (formerly known as Newnam Manufacturing, Inc., Kendallville), Ashland Manufacturing Facility (formerly known as Ashland Castings Corporation, Ashland) and Stryker Machining Facility (formerly known as Economy North, Stryker -- see Note 5). All intercompany accounts and transactions have been eliminated.

     Prior to January 2, 1998, the Company was majority owned by an employee stock ownership plan (ESOP, see Note 8), with 4.8% of the shares held outside of the ESOP, primarily by certain key executives and officers of the Company. Effective January 2, 1998, the Company repurchased all shares held outside of the ESOP at the market value of the Company's stock as of December 28, 1996 (Note 8), for a total purchase price of $3,492,935. As a result, effective January 3, 1998 the Company is 100% owned by the ESOP.

     DESCRIPTION OF BUSINESS. The Company manufactures and sells grey iron castings, primarily to the refrigeration, heavy equipment and automotive industries. The Company operates foundries in Warsaw and Kendallville, Indiana and Ashland, Ohio and a machining facility in Stryker, Ohio. The Company has no foreign operations and direct export sales are not significant.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FISCAL YEAR. The Company's fiscal year ends on the Saturday nearest December 31. Included in these financial statements are the fiscal years ended January 3, 1998 (1997 -- 53 weeks), December 28, 1996 (1996 -- 52 weeks), and
December 30, 1995 (1995 -- 52 weeks).

     CASH FLOWS. For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments with a maturity of three months or less at date of purchase to be cash and cash equivalents.

     INVENTORIES. Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for approximately 67% of the Company's inventories. Inventories not valued on LIFO are valued on the first-in, first-out (FIFO) method.

     REVENUE RECOGNITION. Revenues from product sales are recognized at the time of shipment to the customer.

     PROPERTY, PLANT AND EQUIPMENT. Properties are stated at cost. Maintenance and minor repairs are expensed as incurred. Depreciation for financial reporting purposes is determined using the straight-line method over the estimated useful lives of the assets. The estimated lives are 7 to 8 years for land improvements, 7 to 20 years for buildings and improvements, and 2 to 10 years for machinery and equipment. When property is retired from service or otherwise disposed of, the cost and related amount of accumulated depreciation are eliminated from the asset and reserve accounts, with the resulting gain or loss recognized in income.

     INCOME TAXES. The Company records income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting carrying values of assets and liabilities and the income tax carrying amounts.

     FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair value of all financial instruments where the face value differs from the fair value are estimated based upon the use of current rates available for similar financial instruments. If fair value accounting had been used at January 3, 1998 instead of the historic basis of accounting used in the financial statements, long-term debt would be reduced from the reported level by approximately $600,000.

2.  ACQUISITION OF ASHLAND MANUFACTURING FACILITY

     On July 1, 1995 the net assets of Ashland were acquired by Dalton. At the time of the acquisition, the fair value of the assets exceeded the fair value of the liabilities by $1,887,000. The basis of long-term assets, primarily machinery and equipment, was reduced by this excess. The purchase agreement requires that Dalton pay the seller, as purchase price consideration, the lesser of 50% of Ashland's cumulative net income earned through December 31, 2001 or $7,000,000. Dalton has made no payments to the seller since the date of acquisition.

     This transaction was recorded as a purchase of assets in accordance with Accounting Principles Board Opinion No. 16 (APB 16), "Business Combinations". The results of Ashland subsequent to July 1, 1995 have been included in these financial statements. These results reflect cumulative net losses of $7,724,338.

3.  INVENTORIES

     Inventories consist of the following:

                                                         JANUARY 3,     DECEMBER 28,
                                                            1998            1996
                                                         -----------    ------------
Raw materials and supplies.............................  $ 1,651,054    $ 1,342,007
In process and finished goods..........................    8,434,856      8,754,406
Factory supplies.......................................    2,979,737      3,207,825
                                                         -----------    -----------
          Total inventories............................  $13,065,647    $13,304,238
                                                         ===========    ===========

     If the FIFO method of accounting had been used for all inventories, inventories would have increased by $1,165,699 at January 3, 1998 and $542,909 at December 28, 1996.

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                         JANUARY 3,     DECEMBER 28,
                                                            1998            1996
                                                         -----------    ------------
Land and improvements..................................  $ 1,777,812    $ 1,709,710
Buildings and improvements.............................   10,157,540      7,813,421
Machinery and equipment................................   59,361,016     51,947,021
                                                         -----------    -----------
                                                          71,296,368     61,470,152
Accumulated depreciation...............................  (37,874,273)   (32,244,594)
                                                         -----------    -----------
                                                          33,422,095     29,225,558
Construction in progress...............................    1,215,568      1,367,327
                                                         -----------    -----------
Net property, plant and equipment......................  $34,637,663    $30,592,885
                                                         -----------    -----------

5.  STRYKER MACHINING FACILITY

     Prior to January 2, 1997, the Company owned a 50% interest in Stryker. Stryker machines castings produced by Kendallville and sells the finished castings primarily within the automotive industry. This investment was accounted for using the equity method of accounting.

     Effective January 2, 1997, the Company purchased from its joint venture partner the remaining 50% interest in Stryker, for a purchase price of $1,000,000, $200,000 payable in cash and the balance in the form of an interest-free installment note payable in equal annual payments over a five year period. Based upon its non-cash nature, the installment note payable has not been reflected within the Statements of Cash Flows. The net present value of the purchase price approximated the book value of the remaining 50% interest. This transaction was accounted for as a purchase transaction in accordance with APB 16.

     Sales of castings to Stryker were $5,503,725 in 1996 and $5,584,428 in 1995. Management fees charged to Stryker were $12,000 in 1996 and 1995. All such amounts in 1997 have been eliminated as the results of Stryker have been consolidated with the Company subsequent to the purchase of the remaining 50% ownership interest.

     A summary of Stryker's financial information for 1996 and 1995 is as follows:

                                                                  DECEMBER 31,
                                                            ------------------------
                                                               1996          1995
                                                            ----------    ----------
Cash......................................................  $   57,588    $   98,573
Trade accounts receivable.................................   1,223,954     1,108,272
Inventories...............................................     332,655       294,074
Other assets..............................................     188,245        75,033
Property and equipment, net...............................   4,228,721     4,694,814
                                                            ----------    ----------
     Total assets.........................................  $6,031,163    $6,270,766
                                                            ==========    ==========
Accounts payable to Kendallville..........................  $1,887,391    $1,512,952
Advances payable to Kendallville..........................      31,583        31,583
Other current liabilities.................................     785,735       807,372
Long-term obligations.....................................   1,537,832     2,146,435
Stockholders' equity......................................   1,788,622     1,772,424
                                                            ----------    ----------
     Total liabilities and stockholders' equity...........  $6,031,163    $6,270,766
                                                            ==========    ==========

                                                               FOR THE YEAR ENDED
                                                                  DECEMBER 31,
                                                            ------------------------
                                                               1996          1995
                                                            ----------    ----------
Net sales.................................................  $9,191,675    $9,004,353
                                                            ==========    ==========
Net income (loss).........................................  $   16,197    $  (85,455)
                                                            ==========    ==========

6.  LONG-TERM OBLIGATIONS AND NOTES PAYABLE

     Long-term obligations and notes payable consist of the following:

                                                         JANUARY 3,     DECEMBER 28,
                                                            1998            1996
                                                         -----------    ------------
Revolving and reducing line of credit..................  $20,000,000    $ 7,000,000
Revolving line of credit...............................   20,691,000     20,822,000
Capital lease obligations, 10%.........................        2,847         60,922
Borrowings against cash value of insurance policies,
  5%...................................................      232,830        232,830
Notes payable..........................................      514,259             --
                                                         -----------    -----------
Total obligations and notes payable....................   41,440,936     28,115,752
Amounts due within one year............................     (202,847)    (1,060,922)
                                                         -----------    -----------
Long-term obligations and notes payable................  $41,238,089    $27,054,830
                                                         ===========    ===========

     The Company negotiated a number of modifications to its two primary outstanding debt obligations during the course of fiscal 1997. The commitment under the revolving and reducing line of credit was increased to $20,000,000, payable in annual installments beginning in May 1999, with a balloon payment in May 2002. The first annual installment due in May 1999 is $2,000,000, with annual installments due in May 2000 and 2001 of $2,670,000. The facility bears interest at a fixed rate of 8.56% for its entire term, with interest payable monthly.

     The commitment under the revolving line of credit was increased to $25,000,000 during the year. Interest on amounts outstanding under the facility are charged at a rate which floats with LIBOR and the Company's Tangible Net Worth Ratio, as defined in the loan agreement, and is payable monthly. The interest rate approximated 9.465% as of January 3, 1998. The revolving line of credit expires in May 1999, with a one-year renewal option if the Company maintains compliance with terms of the agreement and certain covenants. Amounts available under the revolving line of credit are also subject to a borrowing base computation based upon receivable and inventory balances. As of January 3, 1998, the borrowing base computation indicated available borrowings under the facility of $22,740,000.

     Each of the above debt obligations are secured by substantially all of the assets of the Company, including accounts receivable, inventories and property, plant and equipment. The obligations are jointly and severally guaranteed by the Company and all its subsidiaries. The Company is subject to certain covenants in relation to the above debt obligations, including the maintenance of a minimum level of Tangible Net Worth, a maximum ratio of Total Liabilities to Tangible Net Worth, and a minimum Debt Service ratio as defined in the loan agreements. As of January 3, 1998, the Company was not in compliance with certain of these covenants, which could effectively result in the obligations being callable on demand. See Note 13 for subsequent actions taken by the lenders with respect to such non-compliance.

     The outstanding notes payable of $514,259 at January 3, 1998 represents the present value of the remaining installments due in relation to the acquisition of Stryker (Note 5). Annual equal installments are due under the interest-free note through 2001.

     Scheduled payments under the Company's debt agreements as of January 3, 1998 are as follows:

1998..........................................  $   202,847
1999..........................................   22,841,996
2000..........................................    2,833,263
2001..........................................    2,670,000
2002..........................................   12,660,000
Thereafter....................................      232,830
                                                -----------
Total.........................................  $41,440,936
                                                ===========

7.  INCOME TAXES

     At January 3, 1998, deferred tax assets consist primarily of temporary differences associated with accruals such as pensions, deferred compensation liabilities, self-insurance reserves, employee benefits and environmental accruals, along with state operating loss carryforwards at Ashland. Deferred tax liabilities relate to temporary differences primarily associated with property, plant and equipment due to accelerated methods of depreciation for tax purposes. Components of the net deferred tax liability are as follows:

                                                         JANUARY 3,     DECEMBER 28,
                                                            1998            1996
                                                        ------------    ------------
Deferred tax assets...................................  $  4,045,405    $  3,349,762
Deferred tax liabilities..............................    (3,862,059)     (3,428,116)
                                                        ------------    ------------
                                                             183,346         (78,354)
Valuation allowances..................................      (623,861)       (417,500)
                                                        ------------    ------------
Net deferred tax liability............................  $   (440,515)   $   (495,854)
                                                        ============    ============

     A full valuation allowance has been recorded at January 3, 1998 and December 28, 1996 relating to the net state deferred tax assets at Ashland, including operating loss carryforwards. An operating loss carryforward of $14,115,000 is available for Ohio State tax purposes, with expiration dates in 2010 through 2012.

     The provision for income taxes consists of the following:

                                                1997          1996          1995
                                             ----------    ----------    ----------
Current income taxes:
  Federal..................................  $1,235,179    $1,797,665    $4,481,000
  State....................................     241,486     1,141,322     1,175,000
                                             ----------    ----------    ----------
Total current..............................   1,476,665     2,938,987     5,656,000
Deferred income taxes:
  Federal..................................    (394,379)      649,655      (303,000)
  State....................................     (64,806)      (35,014)      (34,000)
                                             ----------    ----------    ----------
Total deferred.............................    (459,185)      614,641      (337,000)
                                             ----------    ----------    ----------
Total provision for income taxes...........  $1,017,480    $3,553,628    $5,319,000
                                             ----------    ----------    ----------

     A reconciliation of the statutory Federal income tax rate to the effective income tax rate for each fiscal year is as follows:

                                                              1997    1996    1995
                                                              ----    ----    ----
Federal income tax at statutory rate........................  34.0%   34.0%   34.0%
State income tax, net of Federal benefit....................   3.5     7.9     5.4
ESOP dividend...............................................  (5.5)   (2.2)   (1.5)
Other.......................................................  (1.3)   (1.2)    0.4
                                                              ----    ----    ----
Effective income tax rate...................................  30.7%   38.5%   38.3%

     On March 2, 1998, the Company filed an election to be treated as an S-Corporation for income tax purposes effective January 4, 1998. As a result of this election, the Company will no longer be subject to Federal and state income taxes, other than potential taxes resulting from the disposal of assets within a ten-year period of the election or non-income based taxes. With this change in tax status, the deferred tax accounts and other income tax accounts of the Company will be adjusted in fiscal 1998 to take into account the new tax status of the Company, subject to the maintenance of certain tax liabilities associated with potential taxes due upon the disposition of assets subsequent to the effective date of the S-Corporation election.

8.  RETIREMENT BENEFITS AND DEFERRED COMPENSATION

     Accrued retirement benefits and deferred compensation consist of the following:

                                                           JANUARY 3,    DECEMBER 28,
                                                              1998           1996
                                                           ----------    ------------
Defined benefit plan.....................................  $1,578,197     $1,922,806
Supplemental benefits....................................   1,800,826      1,518,194
Defined contribution plans...............................     126,550        103,329
Multi-employer plan......................................      45,390         36,376
Other....................................................      19,639         37,521
                                                           ----------     ----------
                                                            3,570,602      3,618,226
Amounts to be paid within one year.......................    (818,103)      (339,596)
                                                           ----------     ----------
Long-term retirement benefits and
  deferred compensation..................................  $2,752,499     $3,278,630
                                                           ==========     ==========

     DEFINED BENEFIT PLAN. Substantially all of the Company's employees in the Warsaw bargaining units are covered by a non-contributory defined benefit pension plan. The plan provides benefits of stated amounts for each year of service.

     The Company's pension expense was determined in accordance with SFAS No. 87, "Employers' Accounting for Pensions". The discount rate used was 7.25% for all fiscal years. The assumed long-term rate of return on assets was 7.50% for all fiscal years.

     Net pension expense consists of the following for each fiscal year:

                                                 1997         1996         1995
                                               ---------    ---------    ---------
Service cost -- benefits earned during the
  period.....................................  $ 389,411    $ 363,655    $ 313,182
Interest on projected benefit obligation.....    501,806      430,603      394,839
Amortization of transition liability.........     26,437       26,437       26,437
Amortization of prior service cost...........     23,251       23,251       23,251
Actual return on plan assets.................   (820,660)    (418,620)    (664,568)
Unrecognized net gain........................    427,313       78,565      387,168
                                               ---------    ---------    ---------
Net pension expense..........................  $ 547,558    $ 503,891    $ 480,309
                                               =========    =========    =========

     The funded status of the Company's defined benefit pension plan and the net accrued pension liability recognized in the Company's consolidated Balance Sheet consists of the following:

                                                               1997          1996
                                                            ----------    ----------
Actuarial present value of benefit obligations:
  Vested..................................................  $7,272,722    $6,544,105
  Nonvested...............................................     457,705       519,208
                                                            ----------    ----------
Projected benefit obligation..............................   7,730,427     7,063,313
Plan assets at fair value.................................   6,152,230     5,140,507
                                                            ----------    ----------
Projected benefit obligation in excess of plan assets.....   1,578,197     1,922,806
Unrecognized prior service cost...........................    (209,263)     (232,514)
Unrecognized net liability at January 4, 1987 being
  recognized over 15 years................................    (105,760)     (132,197)
Unrecognized net gains....................................    (380,463)     (723,215)
Recorded additional minimum liability.....................     695,486     1,087,926
                                                            ----------    ----------
Accrued pension liability.................................  $1,578,197    $1,922,806
                                                            ==========    ==========

     The Company has recognized the amount of the projected benefit obligation in excess of plan assets as a liability in its financial statements. An intangible asset of $315,023 and $364,711 was recorded at January 3, 1998 and December 28, 1996 with the remaining $380,463 and $723,215 of the minimum liability recorded as a reduction of stockholders' equity, net of tax.

     SUPPLEMENTAL BENEFITS. The Company provides supplemental retirement benefits and death benefits for certain executives. As a method of funding a portion of the benefits under this plan, the Company purchased and is the beneficiary of life insurance policies with a cash value of $1,759,410 and a face value of $3,246,392 at January 3, 1998. Provisions for these benefits are charged to operations over the employees' expected terms of employment. Expense of the plan, net of the increase in cash value of life insurance policies, was $244,431 in 1997, $286,577 in 1996, and $253,763 in 1995.

     DEFINED CONTRIBUTION PLANS. The Company maintains defined contribution plans for substantially all non-union employees and Ashland union employees. Participants may contribute up to 10% of their compensation on a pretax basis. The Company may make contributions to the plans at its discretion. The expense associated with these plans was $126,550 in 1997, $103,329 in 1996, and $82,643 in 1995. Warsaw also has a defined contribution plan for the union employees. Participants may contribute up to 15% of their compensation on a pretax basis and an additional 10% on a posttax basis. The Company does not make contributions to the Plan.

     MULTI-EMPLOYER PLAN. Substantially all of Kendallville's hourly employees are covered by a union-sponsored multi-employer defined benefit pension plan. As long as the Company remains a participant in this plan, its obligation is satisfied by its defined contributions. Information is not available for the union-sponsored plan to permit Kendallville to determine its share of any unfunded vested benefits. Contributions to the Plan are established under a collective bargaining agreement and charges to operations related to this plan totaled $477,106 in 1997, $451,678 in 1996, and $391,623 in 1995.

     EMPLOYEE STOCK OWNERSHIP PLAN. All employees of the Corporate location and all non-union employees of the Company's Warsaw operation and Kendallville operation participate in the ESOP. Effective January 1, 1996, all non-union employees of the Ashland operation began participating in the ESOP. Effective January 1, 1997, all employees of the Stryker facility also began participating in the ESOP. The amount of the Company's annual contribution to the ESOP is at the discretion of the Board of Directors. The total contribution is allocated to participants based upon participant compensation. There is no outstanding debt under the ESOP and all shares have been released and allocated. Historically, the Company has funded a portion of its annual ESOP contribution with Company stock. The market value of the Company's stock, as determined by an independent appraiser, was $29.07 per share at December 28, 1996. There has been no updated appraisal of stock value as of January 3, 1998. During 1997 the Company funded its entire ESOP contribution with a cash contribution and in 1995 the contribution was partially funded by cash. The Company's ESOP contributions for each fiscal year were as follows:

                                                    1997         1996        1995
                                                 ----------    --------    --------
Contribution based on compensation.............  $1,006,568    $961,867    $847,308
                                                 ==========    ========    ========

9.  SIGNIFICANT CUSTOMERS

     The Company sells its products primarily to large industrial companies. During each fiscal year, two customers individually comprised more than 10% of sales. One customer comprised 17% of sales in 1997, and 20% of sales in 1996 and 1995, while the other customer comprised 12% of sales in 1997 and 1996, and 15% of sales in 1995. At January 3, 1998 these two customers and one additional customer collectively comprised 27% of trade accounts receivable. The Company generally does not require collateral as a basis for granting credit.

10.  LEASES

     The Company maintains several operating leases with terms in excess of one year. Minimum payments are approximately $320,000 in 1998, $200,000 in 1999 and are approximately $100,000 in each of the three years subsequent to 1999. Lease expense in fiscal 1997 was approximately $675,000 and was minimal in the other two fiscal years.

11.  COMMITMENTS AND CONTINGENCIES

     STOCK REPURCHASE OBLIGATION. When employees leave the Company they are required to put, and the Company is obligated to purchase, all of their Dalton common shares at an appraised price. The repurchase of these shares is generally paid in equal annual installments over a five year period as allowed under the ESOP. The Company is obligated to purchase approximately $23,560,770 of Company stock from employees who have terminated or retired prior to January 3, 1998. There has been no appraisal update for the 1997 year-end, therefore, this amount is based upon the appraised price of the stock as of December 28, 1996, and is subject to change based upon future appraised values.

     Repurchase commitments over the next five years, based upon the December 28, 1996 stock valuation, are as follows:

1998............................................  $6,268,384
1999............................................  $6,051,822
2000............................................  $6,051,822
2001............................................  $3,769,942
2002............................................  $1,418,800

     See Note 13 for subsequent events impacting the stock repurchase obligation.

     MEDICAL BENEFITS AND WORKERS' COMPENSATION. The Company is essentially self-insured with respect to medical benefits and maintains excess insurance coverage to limit its exposure. The Company is also self-insured for workers' compensation exposures at the Warsaw operation and maintains excess insurance coverage limiting its exposure to no more than $275,000 per accident. The Company pays all Warsaw claims below the insured level. The Company charges the expected ultimate costs of self-insured claims to income in the period the accident or illness occurs. At January 3, 1998 the Company had accrued $1,391,000 for reported and unreported medical and workers' compensation claims. Actual costs may be different than this estimate.

     ENVIRONMENTAL. The Company has been identified by the United States Environmental Protection Agency (EPA) as a Potentially Responsible Party (PRP) under Superfund legislation because industrial wastes were allegedly sent to two hazardous waste sites (Wayne Reclamation Superfund site and Lakeland Superfund site). Dalton has entered into a consent decree filed with the U.S. District Court for the Wayne Reclamation Superfund site. All involved parties have accepted the consent decree, and it is pending approval by the court. Dalton is one of 16 defendants at the Lakeland Superfund site. Dalton has been previously dismissed from the PRP list at this site; however, during 1997, the plaintiffs appealed the dismissal previously entered in Dalton's favor. During February 1998, the Company reached an agreement with the EPA to settle its obligation for the Lakeland Superfund site. The amount owed under the terms of the settlement approximates the accrued amount recorded at January 3, 1998.

     The Company is also in the process of closing an on-site surface impoundment. The amount accrued relative to this closure represents the estimated total clean up, monitoring and administrative costs associated with this closure. This project has been substantially completed as of January 3, 1998. The Company also operates an operating landfill at which on-going environmental monitoring costs will be incurred.

     Total accruals for environmental liabilities are $150,370 at January 3, 1998.

12.  COMMON STOCK SPLIT

     Effective August 1, 1996, the Board of Directors approved an increase in the number of authorized common shares to 8,750,000 and simultaneously declared a five-for-one stock split on the Company's common stock. All share and per share data included in this report reflect this stock split.

13.  SUBSEQUENT EVENTS

     On July 28, 1998, the Company had a fire at the Warsaw operation. There is no current estimate of damages, however, the Company is fully insured for property damage subject to a minimal deductible of $25,000. There were no reported personal injuries and the Company did not suffer significant business interruption as a result of the fire.

     On August 7, 1998, the Company entered into an agreement to sell all its operations to Neenah Foundry Company (Neenah) for a purchase price of $102,000,000, less amounts due under outstanding debt agreements and subject to certain other adjustments. The agreement was subject to shareholder and regulatory approval, which was received, and the transaction closed September 8, 1998. With consummation of the transaction, the ESOP was terminated, pending approval from the Internal Revenue Service, and all shares were acquired. Furthermore, certain "change in control" provisions of select benefit agreements may be activated as a result of the transaction.

     Effective August 14, 1998, the Company's primary lenders formally waived their rights with respect to certain covenant violations to accelerate payment of amounts outstanding under the bank term loan and the revolving loan through May 31, 1999, the scheduled expiration date of the revolving loan agreement. Based upon the waiver of compliance, the amounts outstanding under these loan agreements were classified as long-term within the Balance Sheet. With consummation of the sale transaction to Neenah on September 8, 1998, all outstanding debt obligations were paid in full from the sale proceeds.

------------------------------------------------------
------------------------------------------------------

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS
PROSPECTUS IS CURRENT AS OF             , 1999.

                            ------------------------

                               TABLE OF CONTENTS

Prospectus Summary...................     1
Risk Factors.........................    11
Use of Proceeds......................    18
Capitalization.......................    19
Selected Consolidated Financial and
  Other Data.........................    20
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    23
Business.............................    30
Management...........................    49
Ownership of Securities..............    53
Certain Relationships and Related
  Transactions.......................    53
Description of Senior Bank
  Facilities.........................    54
Description of Notes.................    58
Exchange Offer.......................    92
Certain United States Federal Income
  Tax Considerations.................    98
Plan of Distribution.................    99
Legal Matters........................   100
Experts..............................   100
Incorporation of Certain Documents by
  Reference..........................   101
Available Information................   102
Index to the Financial Statements of
  Dalton Corporation.................   F-1

UNTIL             , 1999 ([     ] DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS THAT BUY, SELL OR TRADE THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  $87,000,000

                       11 1/8% SENIOR SUBORDINATED NOTES
                                    DUE 2007

                           [NEENAH CORPORATION LOGO]
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                           , 1999

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 180.0850 to 180.0859 of the Wisconsin Statutes require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person. A corporation's obligation to indemnify any such person includes the obligation to pay any judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney's and other expenses except in those cases in which liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which the person derived an improper personal profit; or (iv) willful misconduct.

     Unless otherwise provided in a corporation's articles of incorporation or by-laws or by written agreement, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners: (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee or two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification granted by any other method permitted in Section 180.0859 of the Wisconsin Statutes.

     Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation at such time as the director or officer furnishes to the corporation written affirmation of his good faith belief that he has not breached or failed to perform his duties and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

     The indemnification provisions of Sections 180.0850 to 180.0859 are not exclusive. A corporation may expand an officer's or director's right to indemnification (i) in its articles of incorporation or by-laws; (ii) by written agreement, (iii) by resolution of its board of directors; or (iv) by resolution of a majority of all of the corporation's voting shares then issued and outstanding.

     As permitted by Section 180.0859, the Registrant has adopted indemnification provisions in its By-Laws which closely track the statutory indemnification provisions with certain exceptions. In particular, Article VIII of the Registrant's By-Laws provides that payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.

     The Registrant maintains and has in effect insurance policies covering all of their respective directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

     See Exhibit Index

     (b) Financial Statement Schedules.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (5) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (9) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          NEENAH FOUNDRY COMPANY

                                          By:   /s/ JAMES K. HILDEBRAND

                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                  SIGNATURE                                           CAPACITY
                  ---------                                           --------

           /s/ JAMES K. HILDEBRAND                  Chairman of the Board and Chief Executive
---------------------------------------------         Officer (principal executive officer)
             James K. Hildebrand

           /s/ WILLIAM M. BARRETT                   President
---------------------------------------------
             William M. Barrett

             /s/ GARY W. LACHEY                     Vice President -- Finance, Treasurer and
---------------------------------------------         Secretary (principal financial officer and
               Gary W. LaChey                         accounting officer)

            /s/ CHARLES M. KURTTI                   Vice President -- Manufacturing and
---------------------------------------------         Engineering
              Charles M. Kurtti

             /s/ DAVID F. THOMAS                    Director
---------------------------------------------
               David F. Thomas

              /s/ JOHN D. WEBER                     Director
---------------------------------------------
                John D. Weber

            /s/ BRENTON S. HALSEY                   Director
---------------------------------------------
              Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          Hartley Controls Corporation

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:  Chairman and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                  SIGNATURE                                           CAPACITY
                  ---------                                           --------

           /s/ JAMES K. HILDEBRAND             Chairman of the Board and Chief Executive Officer
---------------------------------------------    (principal executive officer)
             James K. Hildebrand

           /s/ WILLIAM M. BARRETT              President
---------------------------------------------
             William M. Barrett

             /s/ GARY W. LACHEY                Vice President -- Finance, Treasurer and Secretary
---------------------------------------------    (principal financial officer and accounting officer)
               Gary W. LaChey

            /s/ CHARLES M. KURTTI              Vice President -- Manufacturing and Engineering
---------------------------------------------
              Charles M. Kurtti

             /s/ DAVID F. THOMAS               Director
---------------------------------------------
               David F. Thomas

              /s/ JOHN D. WEBER                Director
---------------------------------------------
                John D. Weber

            /s/ BRENTON S. HALSEY              Director
---------------------------------------------
              Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          NEENAH TRANSPORT, INC.

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary (principal financial officer
                  Gary W. LaChey                       and accounting officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          DEETER FOUNDRY, INC.

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary (principal financial officer
                  Gary W. LaChey                       and accounting officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          MERCER FORGE CORPORATION

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999:

                     SIGNATURE                                            CAPACITY
                     ---------                                            --------
              /s/ JAMES K. HILDEBRAND                  Chairman of the Board and
---------------------------------------------------      Chief Executive Officer
                James K. Hildebrand                      (principal executive officer)

              /s/ WILLIAM M. BARRETT                   President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                     Vice President -- Finance, Treasurer and
---------------------------------------------------      Secretary (principal financial officer
                  Gary W. LaChey                         and accounting officer)

               /s/ CHARLES M.KURTTI                    Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                    Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                     Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                   Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          A & M SPECIALTIES, INC.

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary
                  Gary W. LaChey                       (principal financial officer and accounting
                                                       officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          ADVANCED CAST PRODUCTS, INC.

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary (principal financial officer and
                  Gary W. LaChey                       accounting officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          BELCHER CORPORATION

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary (principal financial officer and
                  Gary W. LaChey                       accounting officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          PEERLESS CORPORATION

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary (principal financial officer and
                  Gary W. LaChey                       accounting officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          DALTON CORPORATION

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                      SIGNATURE                                           CAPACITY
                      ---------                                           --------
               /s/ JAMES K. HILDEBRAND                 Chairman of the Board and Chief Executive
-----------------------------------------------------    Officer
                 James K. Hildebrand                     (principal executive officer)

               /s/ WILLIAM M. BARRETT                  President
-----------------------------------------------------
                 William M. Barrett

                 /s/ GARY W. LACHEY                    Vice President -- Finance, Treasurer and
-----------------------------------------------------    Secretary (principal financial officer
                   Gary W. LaChey                        and accounting officer)

                /s/ CHARLES M. KURTTI                  Vice President -- Manufacturing and
-----------------------------------------------------    Engineering
                  Charles M. Kurtti

                 /s/ DAVID F. THOMAS                   Director
-----------------------------------------------------
                   David F. Thomas

                  /s/ JOHN D. WEBER                    Director
-----------------------------------------------------
                    John D. Weber

                /s/ BRENTON S. HALSEY                  Director
-----------------------------------------------------
                  Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          DALTON CORPORATION,
                                          WARSAW MANUFACTURING FACILITY

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary (principal financial officer
                  Gary W. LaChey                       and accounting officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          DALTON CORPORATION,
                                          ASHLAND MANUFACTURING FACILITY

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary (principal financial officer and
                  Gary W. LaChey                       accounting officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          DALTON CORPORATION,
                                          KENDALLVILLE MANUFACTURING FACILITY

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary (principal financial officer and
                  Gary W. LaChey                       accounting officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          STRYKER MACHINING FACILITY CO.

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary (principal financial officer
                  Gary W. LaChey                       and accounting officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on February 16, 1999.

                                          NIEMIN PORTER & CO.

                                          By:   /s/ JAMES K. HILDEBRAND
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney on Form S-4 has been signed by the following persons in the capacities and on February 16, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
              /s/ JAMES K. HILDEBRAND                Chairman of the Board and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                James K. Hildebrand

              /s/ WILLIAM M. BARRETT                 President
---------------------------------------------------
                William M. Barrett

                /s/ GARY W. LACHEY                   Vice President -- Finance, Treasurer and
---------------------------------------------------    Secretary (principal financial officer and
                  Gary W. LaChey                       accounting officer)

               /s/ CHARLES M. KURTTI                 Vice President -- Manufacturing and Engineering
---------------------------------------------------
                 Charles M. Kurtti

                /s/ DAVID F. THOMAS                  Director
---------------------------------------------------
                  David F. Thomas

                 /s/ JOHN D. WEBER                   Director
---------------------------------------------------
                   John D. Weber

               /s/ BRENTON S. HALSEY                 Director
---------------------------------------------------
                 Brenton S. Halsey

                                 EXHIBIT INDEX

EXHIBITS
--------
  2.1      Agreement and Plan of Reorganization, dated November 20,
           1996, by and among NFC Castings, Inc., NC Merger Company and
           Neenah Corporation.**
  2.2      First Amendment to Agreement and Plan of Reorganization,
           dated as of January 13, 1997, by and among NFC Castings,
           Inc., NC Merger Company and Neenah Corporation.**
  2.3      Second Amendment to Agreement and Plan of Reorganization,
           dated as of February 21, 1997, by and among NFC Castings,
           Inc., NC Merger Company and Neenah Corporation.**
  2.4      Third Amendment to Agreement and Plan of Reorganization,
           dated as of April 3, 1997, by and among NFC Castings, Inc.,
           NC Merger Corporation.**
  2.5      Merger Agreement, made as of July 1, 1997, by and between
           Neenah Corporation and Neenah Foundry Company.**
  2.6      Stock Purchase Agreement for the acquisition of Deeter
           Foundry, Inc. dated as of March 26, 1998 by and among Neenah
           Foundry Company and the Selling Shareholders of Deeter
           Foundry, Inc. (incorporated by reference to the Company's
           Form 10-Q for the period ended March 31, 1998 filed on May
           14, 1998.)
  2.7      Stock Purchase Agreement for the acquisition of Mercer dated as of April 3, 1998 by and among Neenah Foundry Company,
           Mercer Forge Corporation and the Selling Shareholders of
           Mercer (incorporated by reference to the Company's Form 8-K filed on April 14, 1998.)
  2.8      Stock Purchase Agreement for the acquisition of Dalton dated as of August 7, 1998 by and among Neenah Foundry Company,
           Dalton Corporation and the Dalton Corporation Employee Stock
           Ownership Plan and Trust (incorporated by reference to the
           Company's Form 8-K filed on September 21, 1998.)
  2.9      Stock Purchase Agreement dated as of December 3, 1998 among
           Niemin Porter & Co. d/b/a Cast Alloys, Inc., the Sellers as
           defined therein and Neenah Foundry Company.*
  2.10     First Amendment to the Stock Purchase Agreement dated
           December 30, 1998 among Niemin Porter & Co. d/b/a Cast
           Alloys, Inc., the Sellers as defined therein and Neenah
           Foundry Company.*
  3.1      Restated Articles of Incorporation of Neenah Foundry
           Company.**
  3.2      By-laws of Neenah Foundry Company.**
  3.3      (Intentionally omitted.)
  3.4      (Intentionally omitted.)
  3.5      Restated Articles of Incorporation of Hartley Controls
           Corporation.**
  3.6      By-laws of Hartley Controls Corporation.**
  3.7      Restated Articles of Incorporation of Neenah Transport,
           Inc.**
  3.8      By-laws of Neenah Transport, Inc.**
  4.1      Indenture dated as of April 30, 1997 among NC Merger Company and United States Trust Company of New York.**
  4.2      Purchase Agreement dated as of April 23, 1997 among NC
           Merger Company, Chase Securities Inc. and Morgan Stanley &
           Co. Incorporated.**
  4.3      Exchange and Registration Rights Agreement dated as of April
           30, 1997 among Neenah Corporation, Neenah Foundry Company,
           Hartley Controls Corporation and Neenah Transport, Inc. and
           Chase Securities, Inc.**
  4.4      First Supplemental Indenture, dated as of April 30, 1997
           among Neenah Corporation, Neenah Foundry Company, Neenah
           Transport, Inc. and Hartley Controls Corporation and United
           States Trust Company of New York.**

EXHIBITS
--------
  4.5      Letter Agreement, dated as of April 30, 1997 among Neenah
           Corporation, Neenah Foundry Company, Hartley Controls
           Corporation and Neenah Transport, Inc. and Chase Securities
           Inc. and Morgan Stanley & Co. Incorporated.**
  4.6      Form of Global Note relating to the Indenture dated as of
           April 23, 1997.**
  4.7      Indenture dated as of July 1, 1997 among Neenah Corporation,
           Neenah Foundry Company, Neenah Transport, Inc., Hartley
           Controls Corporation and United States Trust Company of New
           York.**
  4.8      Purchase Agreement dated as of June 26, 1997 among Neenah
           Corporation, Neenah Foundry Company, Hartley Controls
           Corporation, Neenah Transport, Inc. and Chase Securities
           Inc.**
  4.9      Exchange and Registration Rights Agreement dated as of July
           1, 1997 by and between Neenah Corporation, Neenah Foundry
           Company, Hartley Controls Corporation, Neenah Transport,
           Inc. and Chase Securities, Inc.**
  4.10     Form of Global Note related to the Indenture dated as of
           July 1, 1997.**
  4.11     Indenture dated as of November 24, 1998 among Neenah Foundry
           Company, Neenah Transport, Inc., Hartley Controls
           Corporation, the Guarantors and United States Trust Company
           of New York.*
  5.1      Opinion and Consent of Kirkland & Ellis.*
  8.1      Opinion of Kirkland & Ellis as to federal income tax
           consequences.*
 10.1      Master Lease Agreement between Neenah Foundry Company and
           Bank One Leasing Corporation dated December 14, 1992.**
 10.2      Agreement between Neenah Foundry Company and Rockwell
           International Corporation effective April 1, 1995.**
 10.3      Letter Agreement between Neenah Foundry Company and Eaton
           Corporation dated April 4, 1996.**
 10.4      (Internationally omitted).
 10.5      1996-1998 Collective Bargaining Agreement between Neenah
           Foundry Company and Local 121B Glass, Molders, Pottery,
           Plastics and Allied Workers International Union
           AFL-CIO-CLC.**
 10.6      1998-2000 Collective Bargaining Agreement between Neenah
           Foundry Company and The Independent Patternmakers Union of
           Neenah, Wisconsin.***
 10.7      Credit Agreement dated as of April 30, 1997 as Amended and
           Restated as of September 12, 1997, as of April 3, 1998, and
           as of September 8, 1998 by and among Neenah Foundry Company,
           NFC Castings, Inc., the Chase Manhattan Bank as
           Administrative Agent, Chase Securities, Inc. as Arranger and
           the other Lenders from time to time party thereto
           (incorporated by reference to the Company's Form 8-K filed on September 21, 1998)
 10.8      Employment Agreement dated September 9, 1994 between the
           Neenah Corporation, Neenah Foundry Company, Harley Controls
           Corporation, Neenah Transport, Inc. and James P. Keating,
           Jr.**
 10.9      Consulting Agreement dated September 9, 1994 between the
           Neenah Foundry Company and the Guarantors and James P.
           Keating, Jr.**
 10.10     First Amendment to Employment Agreement, dated September 9,
           1994, between Neenah Foundry Company, Neenah Corporation,
           Hartley Controls Corporation and James P. Keating, Jr.**
 10.11     Pledge Agreement dated as of April 30, 1997, among NC Merger
           Company, a Wisconsin Corporation, NFC Castings, Inc., a
           Delaware Corporation.**

EXHIBITS
--------
 10.12     Subsidiary Guarantee Agreement dated as of April 30, 1997, among each of the subsidiaries listed of NC Merger Company, a Wisconsin corporation, and The Chase Manhattan Bank, a New
           York banking corporation, as collateral agent for the
           secured parties.**
 10.13     Parent Guarantee Agreement dated as of April 30, 1997,
           between NFC Castings, Inc., a Delaware corporation and The
           Chase Manhattan Bank, a New York banking corporation, as
           collateral agent for the secured parties.**
 10.14     Security Agreement dated as of April 30, 1997, among NC
           Merger Company, a Wisconsin corporation, each subsidiary of the borrower and The Chase Manhattan Bank, a New York
           banking corporation, as collateral agent for the secured
           parties.**
 10.15     Form of Mortgage.**
 10.16     Amendment No. 1, Consent and Waiver, dated as of November
           18, 1998, to the Credit Agreement dated as of April 30, 1997 as Amended and Restated as of September 12, 1997, as of
           April 3, 1998, and as of September 8, 1998 by and among
           Neenah Foundry Company, NFC Castings, Inc., the Lenders from time to time party thereto, and the Chase Manhattan Bank.***
 10.17     Cash Collateral Account Agreement dated as of November 24,
           1998, between Neenah Foundry Company and the Chase Manhattan
           Bank.***
 10.18     Executive Employment and Consulting Agreement dated
           September 15, 1998 by and among Neenah Foundry Co., Advanced
           Cast Products, Inc., ACP Holding Co., ACP Products, LLC and
           James K. Hildebrand.***
 10.19     Dalton Corporation, K.L. Davidson Employment Agreement dated
           September 8, 1998.***
 10.20     Purchase Agreement dated November 19, 1998 among Neenah
           Foundry Company, Neenah Transport, Inc., Hartley Controls
           Corporation, the Guarantors and the Initial Purchasers.*
 10.21     Exchange and Registration Rights Agreement dated November
           24, 1998 among Neenah Foundry Company Neenah Transport,
           Inc., Hartley Controls Corporation, the Guarantors and the
           Initial Purchasers.*
 12.1      Computation of Ratio of Earnings to Fixed Charges.*
 21.1      Subsidiaries of the Registrant.*
 23.1      Consent of Ernst & Young LLP.*
 23.2      Consent of PricewaterhouseCoopers LLP.*
 23.3      Consent of KPMG LLP.*
 23.4      Consent of Kirkland & Ellis (included in exhibit 5.1).*
 24.1      Powers of Attorney (included in signature pages).*
 25.1      Statement of Eligibility of Trustee on Form T-1.*
 27.1      Financial Data Schedule.***
 27.2      Financial Data Schedule (Incorporated by Reference to the
           Company's Form 10-Q for the period ended December 31, 1998 filed on February 11, 1999).

EXHIBITS
--------
 99.1      Form of Letter of Transmittal.*
 99.2      Form of Notice of Guaranteed Delivery.*
 99.3      Form of Tender Instructions.*

---------------

  * Filed herewith.

 ** Incorporated by reference to the Company's Form S-4 (Registration No.
    333-28751) which became effective August 29, 1997.

*** Incorporated by reference to the Company's Form 10-K (Registration No.
    332-28751) which was filed December 23, 1998.